Agreement of Merger
                            & Plan of Reorganization
                                   By & Among
AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended American Internet Technical Center, Inc., a Florida corporation; and, Wriwebs.com, Inc., a Florida corporation.

                               Table of Contents
Article I:     The Merger

1.1       The Merger; Definitions
1.2       Effective Date & Time
1.3       Effect of the Merger
1.4       Articles of Incorporation; Bylaws
1.5       Directors and Officers
1.6       Maximum Shares to Be Issued;  Effect on Capital Stock
1.7       Dissenting  Shares
1.8       Surrender of WRI Common Stock  Certificates
1.9       No Further  Ownership Rights in WRI's Securities
1.10      Lost, Stolen or Destroyed WRI Common Stock Certificates
1.11      Tax Consequences and Accounting  Treatment
1.12      Taking of Necessary Action; Further Action

Article II:    Representations and Warranties of WRI

2.1       Organization of WRI
2.2       WRI's Capital Structure
2.3       Subsidiaries & Affiliated Businesses
2.4       Authority
2.5       WRI's Financial Statements
2.6       No Undisclosed Liabilities
2.7       No Changes
2.8       Tax and Other Returns and Reports
2.9       Restrictions on Business Activities
2.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment
2.11      Intellectual Property
2.12      Agreements, Contracts and Commitments
2.13      Interested Party Transactions
2.14      Governmental Authorization
2.15      Litigation
2.16      Accounts Receivable
2.17      Minute Books
2.18      Environmental and OSHA
2.19      Brokers' and Finders' Fees
2.20      Labor Matters
2.21      Insurance
2.22      Compliance with Laws
2.23      Complete Copies of Materials
2.24      Binding Agreements; No Default
2.25      Regulation S-B Data
2.26      FIRPTA
2.27      Employee Benefit Plans
2.28      Distribution Agreements
2.29      Representations Complete


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

Article III:    Representations And Warranties of AmeriNet And American Internet

3.1       Organization, Standing and Power
3.2       Capital Structure
3.3       Authority
3.4       AmeriNet's Financial Statements
3.5       Broker's and Finders' Fees
3.6       Exchange Act Reports
3.7       Ownership of WRI's Common Stock
3.8       Litigation
3.9       Limited Activities

Article IV:     Conduct Prior to The Effective Time

4.1      Conduct of Business of WRI
4.2      No Solicitation
4.3      Conduct of Business of AmeriNet

Article V:      Covenants

5.1       Report on Form 8-K
5.2       Meeting of WRI's Stockholders
5.3       Access to Information
5.4       Confidentiality
5.5       Expenses
5.6       Public Disclosure
5.7       Consents
5.8       Affiliate Agreements
5.9       Legal Requirements
5.10      Blue Sky Laws
5.11      Best Efforts; Additional Documents and Further Assurances
5.12      Employment Agreements
5.13      Expansion Capital
5.14      Caputa Option
5.15      Issuance of Performance Based Shares
5.16      WRI Board of Directors
5.17      Credit for Time Employed

Article VI:     Conditions to The Merger

6.1       Conditions to Obligations of Each Party to Effect the Merger
6.2       Additional Conditions to Obligations of WRI
6.3       Additional Conditions to the Obligations of AmeriNet and American
          Internet

Article VII:    Survival of Representations And Warranties; Escrow

7.1      Survival of Representations and Warranties
7.2      Escrow Arrangements

Article VIII:   Termination, Amendment And Waiver

8.1      Termination
8.2      Effect of Termination
8.3      Amendment
8.4      Extension; Waiver


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

Article IX:     General Provisions

9.1       Interpretation
9.2       Notice
9.3       Merger of All Prior Agreements Herein
9.4       Survival
9.5       Severability
9.6       Governing Law
9.7       Indemnification
9.8       Dispute Resolution
9.9       Benefit of Agreement
9.10      Further Assurances
9.11      Counterparts
9.12      License

Schedules:

Schedule 1.4 Forms of Articles of Incorporation and Bylaws for Surviving Corporation
Schedule 1.5        Officers and directors of the Surviving Corporation
Schedule 2.2(B)     WRI's Capital Structure
Schedule 2.5(A)     Financials
Schedule 2.8(A)     Tax Disclosure Schedule
Schedule 2.10(A)    Real Property
Schedule 2.10(C)    Equipment
Schedule 2.11       Intellectual Property
Schedule 2.12       Contracts and Agreements
Schedule 2.12(A)(12)Loan, Credit or Guarantee Agreements
Schedule 2.14       Governmental Authorization
Schedule 2.15       Litigation
Schedule 2.19       Brokers' and Finders' Fee
Schedule 2.20       List of Employees
Schedule 2.21       Insurance
Schedule 2.27       Employee Benefit Plans
Schedule 2.28       Distribution Agreements
Schedule 3          Exception to AmeriNet Representations or Warranties
Schedule 4.1        Disclosure Schedule re Conduct of Business
Schedule 5.7        Third Party Consents
Schedule 5.8        Affiliates
Schedule 5.12       List and Summary of Employment Agreements
Schedule 5.13       Use of Proceeds
Schedule 5.16       Projections
Schedule 6.3(L)     Non-accredited Investors

Exhibits:

Exhibit 2.11        Confidentiality Agreements
Exhibit 2.25        WRI Regulation S-B Disclosure Data
Exhibit 5.8         Affiliate Agreement
Exhibit 5.12        Copies of Employment Agreements
Exhibit 6.2(D)      American Internet & AmeriNet Legal Opinion
Exhibit 6.3(E)      WRI Legal Opinion
Exhibit 7.2(A)      Escrow Data


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

                              Agreement of Merger
                            & Plan of Reorganization

     This Agreement of Merger & Plan of Reorganization (the "Agreement") is made and entered into by and among AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), American Internet Technical Center, Inc., a Florida corporation and wholly-owned subsidiary of AmeriNet ("American Internet") and Wriwebs.com, Inc., a Florida corporation ("WRI;" AmeriNet, American Internet and WRI being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party").

                                   Preamble:

     WHEREAS, the board of directors of AmeriNet, American Internet and WRI believe it is in the best interests of each corporation and their respective stockholders that WRI and American Internet combine into a single company through the statutory merger of WRI with and into American Internet (subsequently operating as Wriwebs.com, Inc.; the "Merger") and, in furtherance thereof, have approved the Merger; and

     WHEREAS, pursuant to the terms of the Merger, as hereinafter set forth, among other things, all of the outstanding and reserved securities of WRI ("WRI's Common Stock") would be converted into 531,000 shares of AmeriNet's common stock, $0.01 par value ("AmeriNet's Common Stock") as hereinafter described; and

     WHEREAS, the Parties intend that AmeriNet invest up to $300,000 within 120 days after completion of the Merger and the filing of required reports with the United States Securities and Exchange Commission; and

     WHEREAS, the Parties intend that the current majority stockholder of WRI retain the right, for a period of two years starting on the 182nd day following completion of the Merger, to exchange all of his AmeriNet securities issued pursuant to this Agreement, including dividends or distributions based on the ownership thereof, for between seventy and eighty percent of the Surviving Corporation's Common Stock, as hereinafter described; and

     WHEREAS, AmeriNet, American Internet and WRI desire to make certain representations and warranties and other agreements in connection with the Merger and their subsequent operating and business relationships; and

     WHEREAS, the Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended:

     NOW,   THEREFORE,   in  consideration   of  the  covenants,   promises  and
representations set forth herein, and for other good and valuable consideration, the Parties, intending to be legally bound, hereby agree as follows:

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

                                   Witnesseth:

                                   Article I
                                   The Merger

1.1  The Merger; Definitions.

(A) The Merger.

     At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Florida Merger Laws, WRI shall be merged with and into American Internet, the separate corporate existence of WRI shall cease and American Internet shall continue as the surviving corporation albeit under the name "Wriwebs.com, Inc."

(B) Definitions.

    (1) Affiliate: An entity or person that controls, is controlled by or is under common control with another person.

    (2) Aggregate WRI Capital Stock Number: The "Aggregate WRI Capital Stock Number" shall mean the aggregate number of shares of WRI's Capital Stock outstanding immediately prior to the Effective Time.

    (3)   Aggregate Share Number: The "Aggregate Share Number" is 531,000.

    (4) Blue Sky Laws: The laws of the several states regulating transactions in securities.

    (5) Capital Stock: The generic term used for equity securities, whether common, preferred or otherwise.

    (6)   Commission: The United States Securities and Exchange Commission.

    (7)   Code: The Internal Revenue Code of 1986, as amended.

    (8) Escrow Number: The "Escrow Number" shall be that number of shares of AmeriNet Common Stock equal to the Aggregate Share Number multiplied by twenty percent.

    (9)   Exchange Act: The Securities Exchange Act of 1934, as amended.

    (10)  Exchange  Act  Reports: All  reports   filed  by   AmeriNet  with  the
          Commission  pursuant to  Sections 12(g), 13  and 15(d) of the Exchange
          Act.

    (11) Exchange Ratio: The "Exchange Ratio" shall mean the quotient obtained by dividing (x) 531,000 by (y) the Aggregate WRI Capital Stock Number.

    (12) Florida Corporate Merger Laws: Sections 607.1101, 607.1103, 607.1105, 607.1106, 607.1301, 607.1302 and 607.1320, Florida Statutes

    (13) Knowledge: When used to qualify a representation or warranty, the word "knowledge" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean knowledge after reasonable inquiry by an executive officer of the legal entity on whose behalf the assertion is made and will include information that such legal entity should have had in the exercise of reasonable diligence.

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

     (14) Material: When used to qualify a representation or warranty, the word "material" or any derivations or variations thereof, whether in the form of a word or phrase, shall mean material on the occasion referenced as well as on an aggregate basis with other similar matters.

     (15) NASD: The National Association of Securities Dealers, Inc., a Delaware corporation and self regulatory organization registered with the Commission.

     (16) OTC Bulletin Board: The over the counter bulletin board operated by but not a part of the NASD.

     (17) Securities Act: The Securities Act of 1933, as amended.

     (18) Ten-Day  Average  Price: The "Ten-Day  Average  Price"  shall,  if the subject shares are freely tradeable, be the average closing transaction price of a share of AmeriNet Common Stock for the ten most recent days that AmeriNet Common Stock has traded ending on the trading day prior to the Effective Time, as reported on the OTC
          Bulletin Board, and if they are issued as unregistered restricted securities not eligible for immediate resale under Commission Rule 144, 50% of such result.

     (19) Surviving Corporation: American Internet operating under the name "Wriwebs.com, Inc.", after the Merger.

     (20) Tax: For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts.

     (21) WRI Stockholders' Meeting: The meeting of WRI's stockholders called to approve this Agreement, or the corresponding action taken by written consent in lieu of stockholders' meeting to the extent consistent with applicable laws and WRI's constituent documents.

     (22) Additional defined terms are specified in certain sections and subsections below and are characterized by the use of initial letter capitalization.

1.2  Effective Date & Time.

(A) As promptly as practicable after the satisfaction or waiver of the condition s set forth in Article VI, the Parties shall cause the Merger to be consummated by filing a Certificate of Merger (the
          "Certificate of Merger") with the Secretary of State of the State of Florida, in such form as required by, and executed in accordance with the relevant provisions of the Florida Corporate Merger Laws.

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

(B) The effective date and time of the Merger shall be 5:00 o'clock p.m., on the day of acceptance by the officer designated by the Secretary of State of the State of Florida for such purpose, of the Certificate of Merger, which shall so provide (the "Effective Date" and the "Effective Time," respectively).

(C) The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 o'clock a.m., at the offices of AmeriNet's Counsel, on the Effective Date, or at such different time, date and place as the Parties may unanimously agree to in writing.

1.3  Effect of the Merger.

(A) At the Effective Time, the effect of the Merger shall be as provided under the Florida Corporate Merger Laws.

(B) Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of WRI and American Internet shall vest in the Surviving Corporation, and all debts, liabilities and duties of WRI and American Internet shall become the debts, liabilities and duties of the Surviving Corporation.

1.4  Articles of Incorporation: Bylaws.

     Provided that they have been amended to conform to the forms of articles of incorporation and bylaws set forth in Schedule 1.4:

     (A) Unless otherwise determined by AmeriNet prior to the Effective Time, at the Effective Time the Articles of Incorporation of WRI, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; and

     (B)  The Bylaws of WRI,  as in effect  immediately  prior to the  Effective
          Time,  shall  be  the  Bylaws  of  the  Surviving   Corporation  until
          thereafter amended.

1.5  Directors and Officers.

     Subject to the requirements of Section 5.16, the directors of WRI immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of WRI immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified; provided that such officers and directors are comprised of the persons listed in Schedule 1.5

1.6  Maximum Shares to Be Issued: Effect on Capital Stock.

(A) The number of shares of AmeriNet Common Stock to be issued in exchange for the cancellation of all of the WRI Common Stock (WRI's only securities of any kind) shall be determined immediately prior to the Effective Time and shall be equal to the Aggregate Share Number; provided, however, that such Aggregate Share Number shall be adjusted as provided in this Section 1.6 and in Section 1.7.

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

(B) Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of American Internet, WRI or the holder of any of the following securities:

     (1) Conversion of WRI's Securities.

          Each share of WRI common stock, par value one dollar per share ("WRI's Common Stock") outstanding immediately prior to the Effective Time [other than any shares of WRI's Common Stock to be canceled pursuant to this Section 1.6 and any Dissenting Shares (as defined and to the extent provided in Section 1.7) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of AmeriNet Common Stock equal to the Exchange Ratio upon surrender of the certificate representing such share of WRI's Common Stock in the manner provided in Section 1.8.

     (2) Cancellation of AmeriNet-Owned and WRI-Owned Stock.

          Each share of WRI's Common Stock owned by American Internet, AmeriNet, WRI or any direct or indirect wholly owned subsidiary of AmeriNet or of WRI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

     (3)  Stock Options & Warrants.

          Neither WRI nor American Internet have any outstanding common stock purchase options, warrants or obligations to issue any of its securities and will have none immediately prior to the Effective Date.

     (4) Common Stock of American Internet.

          Each certificate of American Internet evidencing ownership of any shares of its Capital Stock shall continue to evidence ownership of such shares of Capital Stock of the Surviving Corporation, all of which will be held by AmeriNet.

     (5) Adjustments to Exchange Ratio.

          The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AmeriNet Common Stock or WRI's Common Stock), reorganization, recapitalization or other like change with respect to AmeriNet Common Stock or WRI's Common Stock occurring after the date hereof and prior to the Effective Time and the exercise of any Dissenters' Rights.

     (6) Fractional Shares.

          No fraction of a share of AmeriNet Common Stock will be issued, but in lieu thereof each holder of shares of WRI's Stock who would otherwise be entitled to a fraction of a share of AmeriNet Common Stock (after aggregating all fractional shares of AmeriNet Common Stock to be received by such holder) shall be entitled to receive from AmeriNet a whole share of AmeriNet Common Stock.

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

1.7  Dissenting Shares.

(A) Notwithstanding any provision of this Agreement to the contrary, any shares of WRI's Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with Florida Corporate Merger Laws and who, as of the Effective Time, has not effectively withdrawn such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive AmeriNet Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Florida Corporate Merger Laws.

(B) Notwithstanding the provisions of subsection (A), if any holder of shares of WRI's Common Stock who demands appraisal of such shares under the Florida Corporate Merger Laws shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive AmeriNet Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

(C) (1) WRI shall give AmeriNet:

          (a) Prompt notice of any written demands for appraisal of any shares of WRI's Common Stock, withdrawals of such demands, and any other instruments served pursuant to the Florida Corporate Merger Laws and received by WRI; and

          (b) The opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the Florida Corporate Merger Laws.

     (2) WRI shall not, except with the prior written consent of AmeriNet, voluntarily make any payment before the Effective Time with respect to any demands for appraisal of WRI's Common Stock or offer to settle or settle any such demands.

(D) The Aggregate Share Number shall be reduced to reflect the quantity of AmeriNet Common Stock that would have been issued to person's electing to exercise Dissenters's Rights.

(E) All payments to WRI Stockholders that exercise Dissenters' Rights shall be made by WRI.

1.8  Surrender of WRI Common Stock Certificates.

(A) Exchange Agent.

     Unless otherwise determined by AmeriNet prior to the Effective Time, Liberty Transfer Co., Inc., of Huntington, New York shall serve as the Exchange Agent for the Merger.



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

(B) AmeriNet to Provide Common Stock.

     Promptly after the Effective Time, AmeriNet shall instruct the Exchange Agent to reserve the shares of AmeriNet Common Stock to be issued in accordance with Section 1.6 in exchange for outstanding shares of WRI's Capital Stock.

(C) Exchange Procedures.

     (1) Promptly after the Effective Time, the Surviving Corporation, shall cause to be mailed to each holder of record of a certificate or certificates (the "WRI Common Stock Certificates") which immediately prior to the Effective Time represented outstanding shares of WRI's Capital Stock whose shares were converted pursuant to this Agreement and by operation of law into the right to receive shares of AmeriNet Common Stock pursuant to Section 1.6:

          (a) A letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the WRI Common Stock Certificates shall pass, only upon delivery of the WRI Common
               Stock Certificates to the Exchange Agent and shall be in such form and have such other provisions as AmeriNet may reasonably specify); and

          (b) Instructions for use in effecting the surrender of the WRI Common Stock Certificates in exchange for certificates representing shares of AmeriNet Common Stock.

     (2) Upon surrender of a WRI Common Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by AmeriNet, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such WRI Common Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of AmeriNet Common Stock (less the number of shares of AmeriNet Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof) to which such holder is entitled pursuant to Section 1.6, and the WRI Common Stock Certificate so surrendered shall forthwith be canceled.

     (3) As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, AmeriNet shall cause to be distributed to the Escrow Agent (as defined in Article
          VII) a certificate or certificates representing that number of shares of AmeriNet Common Stock equal to the Escrow Number which shall be registered in the name of the Escrow Agent.

     (4) Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund but shall be available to compensate AmeriNet for certain damages as provided in Article VII.

     (5) Until so surrendered, each outstanding WRI Common Stock Certificate that, prior to the Effective Time, represented shares of WRI's Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of AmeriNet Common Stock into which such shares of WRI's Common Stock shall have been converted in accordance with Section 1.6.


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

(D) Distributions With Respect to Unexchanged Shares.

     (1) No dividends or other distributions declared or made after the Effective Time with respect to AmeriNet Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered WRI Common Stock Certificate with respect to the shares of AmeriNet Common Stock represented thereby until the holder of record of such WRI Common Stock Certificate shall surrender such WRI Common Stock Certificate.

     (2) Subject to applicable law, following surrender of any such WRI Common Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of AmeriNet Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of AmeriNet Common Stock.

(E) Transfers of Ownership.

     If any certificate for shares of AmeriNet Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to AmeriNet or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for shares of AmeriNet Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of AmeriNet or any agent designated by it that such Tax has been paid or is not payable.

(F) No Liability.

     Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation, or any Party hereto shall be liable to a holder of shares of AmeriNet Common Stock or WRI's Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.9 No Further Ownership Rights in WRI's Securities.

(A) All shares of AmeriNet Common Stock issued upon the surrender for exchange of shares of WRI's Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to all of WRI's securities, including, without limitation, all shares of WRI's Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of WRI's securities which were outstanding or reserved immediately prior to the Effective Time.

(B) If, after the Effective Time, WRI Common Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.10 Lost, Stolen or Destroyed WRI Common Stock Certificates.

     In the event any certificates evidencing shares of WRI's Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of AmeriNet Common Stock and cash for fractional shares, if any, as may be required pursuant to
Section 1.6; provided, however, that AmeriNet may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against AmeriNet or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

1.11 Tax Consequences and Accounting Treatment.

(A) It is intended by the Parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

(B) (1) The Parties intend that this reorganization qualify them to prepare their certified financial statements on a consolidated basis and the Parties agree that if modification of the terms of this Agreement in a non-material manner to attain such qualification is necessary, they will negotiate in good faith to make such required modifications.

     (2)  The Parties acknowledge that because of the Caputa Option contained in
          Section 5.14, the transaction may not be accounted for as a pooling of interests and will be accounted for as a purchase.

1.12 Taking of Necessary Action: Further Action.

     If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement including, without limitation:

     (i) the vesting in the Surviving Corporation of full right, title and possession to all assets, property, rights, privileges, powers and franchises of WRI and American Internet;

     (ii) compliance with the requirements of Code Section 368; and,

    (iii) use of consolidated financial statements for the certified financial statement of AmeriNet and the Surviving Corporation; the officers and directors of AmeriNet, WRI and American Internet are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   Article II
                     Representations and Warranties of WRI

     WRI hereby represents and warrants to AmeriNet and American Internet, as a material inducement to their entry into this Agreement, subject to the exceptions specifically disclosed in the schedules (referencing the appropriate section number) supplied by WRI to AmeriNet and certified by WRI (the "WRI's Schedules"), as follows:

2.1 Organization of WRI.

(A) WRI is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

(B) WRI has the corporate power to own its property and to carry on its business as now being conducted and as proposed to be conducted by WRI.

(C) WRI is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of WRI.

(D) WRI has delivered a true and correct copy of its articles of incorporation and bylaws (or similar governing instruments), each as amended to date, to counsel for AmeriNet.

2.2 WRI's Capital Structure.

(A) The authorized Capital Stock of WRI consists of 7,500 shares of Common Stock, par value one dollar per share.

(B) All 7,500 shares of WRI Common Stock are currently issued and outstanding, and are held by the persons, and in the amounts, set forth on Schedule 2.2(B).

(C) All outstanding shares of WRI Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of WRI or any agreement to which WRI is a party or is bound.

(D) WRI has no options, warrants, calls, rights, commitments or agreements of any character to which WRI is a party or by which it is bound obligating WRI to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the WRI Common Stock or obligating WRI to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

2.3 Subsidiaries & Affiliated Businesses.

(A) WRI has no subsidiaries and does not otherwise own any shares of stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or business entity.

(B) There are no affiliated corporations involved with WRI in providing goods or services either between themselves or to third parties, directly or indirectly.

2.4 Authority.

(A) WRI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of WRI, subject only to the approval of the Merger and the other transactions contemplated hereby, by WRI's stockholders as contemplated by Section 6.1(A).

(C) This Agreement has been duly executed and delivered by WRI and subject to the proper authorization of this Agreement by the respective boards of directors of AmeriNet and American Internet and its due execution and delivery by AmeriNet and American Internet to WRI, constitutes the valid and binding obligation of WRI.

(D) The execution and delivery of this Agreement by WRI does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of WRI or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to WRI or its properties or assets.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), is required by or with respect to WRI in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Florida Secretary of State and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws and the laws of any foreign country.

2.5 WRI's Financial Statements.

(A) Schedule 2.5(A) includes WRI's unaudited financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal year ending June 30, 1999 and for the three months ended September 30, 1999 (collectively, the "WRI Financial Statements").

(B) The WRI Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated.

(C) The WRI Financial Statements present fairly the financial condition and operating results of WRI as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments, which will not be material in the aggregate.

(D) The unaudited balance sheet of WRI as of September 30, 1999 is hereinafter referred to as "WRI's Balance Sheet."

(E) The WRI Financial Statements can and will be audited as required to comply with the requirements for material acquisitions under Commission Regulation S-B in a manner permitting AmeriNet to comply with its obligation under the Exchange Act to provide information concerning WRI in current reports on Commission Form 8-K.

2.6 No Undisclosed Liabilities.

     WRI does not have any material liabilities or obligations, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, (i) have not been reflected in the WRI Balance Sheet (including the notes thereto) or (ii) have not been specifically described in this Agreement or in the WRI Schedules.

2.7 No Changes.

     Since the date of the WRI Financial Statements there has not been, occurred or arisen any:

(A) Transaction by WRI except in the ordinary course of business as conducted on that date;

(B) Capital expenditure by WRI, either individually or in the aggregate, exceeding $5,000;

(C) Destruction, damage to, or loss of any assets (including without limitation intangible assets) of WRI (whether or not covered by insurance), either individually or in the aggregate, exceeding $5,000;

(D) Labor trouble or claim of wrongful discharge, sexual harassment or other unlawful labor practice or action;

(E) Change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by WRI;

(F) Declaration, setting aside, or payment of a dividend or other distribution in respect to the shares of WRI, or any direct or indirect redemption, purchase or other acquisition by WRI of any of its shares;

(G) Increase in the salary or other compensation payable or to become payable by WRI to any of its officers, directors or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by WRI, of a bonus or other additional salary or compensation to any such person;

(H) Acquisition, sale or transfer of any asset of WRI except in the ordinary course of business;

(I) Formation, amendment or termination of any distribution agreement or any material contract, agreement or license to which WRI is a party, other than termination by WRI pursuant to the terms thereof;

(J) Loan by WRI to any person or entity, or guaranty by WRI of any loan except for expense advances in the ordinary course of business consistent with past practice;

(K) Waiver or release of any material right or claim of WRI, including any write-off or other compromise of any material account receivable of WRI;

(L) The notice or, to WRI's knowledge, commencement or threat of commencement of any governmental proceeding against or investigation of WRI or its affairs;

(M) Other event or condition of any character that has or would, in WRI's reasonable judgment, be expected to have a material adverse effect on WRI;

(N) Issuance, sale or redemption by WRI of any of its shares or of any other of its securities;

(O) Change in pricing or royalties set or charged by WRI except for discounts extended in the ordinary course of business consistent with past practice; or

(P) Negotiation or agreement by WRI to do any of the things described in the preceding clauses (A) through (O) (other than negotiations with AmeriNet and its representatives regarding the transactions contemplated by this Agreement).

2.8 Tax and Other Returns and Reports.

(A) Tax Returns and Audits.

     (1) WRI has accurately prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes relating or attributable to WRI or its operations and such Returns are true and correct in all material respects and have been completed in accordance with applicable law in all material respects.

     (2) WRI has timely paid all Taxes required to be paid with respect to such Returns and has withheld with respect to its employees all federal and state income Taxes, FICA, FUTA and other Taxes it is required to withhold.

     (3) The accruals for Taxes on the books and records of WRI are sufficient to discharge the Taxes for all periods (or the portion of any period) ending on or prior to the Effective Time.

     (4) WRI has not been delinquent in the payment of any Tax nor, except as set forth in Schedule 2.8(A), is there any Tax deficiency outstanding, proposed or assessed against WRI, nor has WRI executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (5) No audit or other examination of any Return of WRI is presently in progress. Except as set forth in Schedule 2.8(A), WRI does not have any liabilities for unpaid federal, state, local and foreign Taxes, whether asserted or unasserted, known or unknown, contingent or otherwise and WRI has no knowledge of any basis for the assertion of any such liability attributable to WRI, or their respective assets or operations. WRI is not (nor has it ever been) required to join with any other entity in the filing of a consolidated Tax Return for federal Tax purposes or a consolidated or combined Return or report for state Tax purposes.

     (6) WRI is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

     (7) WRI has provided, or made available, to AmeriNet or its legal counsel copies of all federal, provincial and state income and all sales and use Tax Returns of WRI for all periods since its date of incorporation.

     (8) There are (and as of immediately following the Closing there will be) no liens on the assets of WRI relating to or attributable to Taxes.

     (9) WRI has no knowledge of any basis for the assertion of any Tax claim which, if adversely determined, would result in liens on the assets of WRI.

     (10) WRI has no property which is being sold, conveyed or transferred pursuant to this Agreement which in the hands of AmeriNet would be treated as being owned by persons other than AmeriNet pursuant to
          Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or any analogous provisions of any state law.

     (11) None of the assets of WRI are treated as "Tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (12) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of WRI that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 162 or 404 of the Code.

(B) No Penalty.

     WRI is not subject to any penalty by reason of a violation of any order, rule or regulation of, or a default with respect to any Return, report or declaration required to be filed with, any Governmental Entity to which it is subject, which violations or defaults, individually or in the aggregate, would have a material adverse effect on WRI.

2.9 Restrictions on Business Activities.

     There is no agreement (assuming the Parties thereto other than WRI performed their respective obligations thereunder as required), judgment, injunction, order or decree binding upon WRI which has or could reasonably be expected to have the effect of materially prohibiting or materially impairing any business practice of WRI, any acquisition of property by WRI or the conduct of business by WRI as currently conducted or as currently proposed to be conducted.

2.10 Title of Properties: Absence of Liens and Encumbrances: Condition of Equipment.

(A) (1)   WRI owns no real property.

    (2) Schedule 2.10(A) sets forth a true and complete list of all real property leased by WRI and the aggregate annual rental or other fee payable under any such lease.

    (3) To the knowledge of WRI, all such leases are in good standing, valid and effective in accordance with their respective terms, and there is not with respect to WRI under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default and in respect of which WRI has not taken adequate steps to prevent such default from occurring), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not have a material adverse effect on WRI.

(B) WRI holds good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in WRI Financial Statements and except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

(C) (1)   The equipment  (the  "Equipment")  owned or leased by WRI is listed in
          Schedule 2.10(C), except individual pieces of equipment owned by WRI with an individual value of less than $100.

    (2)   To the knowledge of WRI, the Equipment is, taken as a whole:

          (a) Adequate for the conduct of the business of WRI consistent with its past practice;

          (b)  Suitable for the uses to which it is currently employed;

          (c)  In good operating condition;

          (d) Regularly and properly maintained, reasonable wear and tear excepted; and

          (e) Not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business.

2.11 Intellectual Property.

(A) (1) WRI owns, or is licensed to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material [excluding Commercial Software Rights as defined in Section 2.11(B)(1) below] that are used or currently proposed to be used in the business of WRI as currently conducted or as currently proposed to be conducted ("WRI's Intellectual Property Rights").

     (2) Schedule 2.11 sets forth a complete list of all patents, trademarks, registered and material unregistered copyrights, trade names and service marks, and any applications therefor, included in WRI Intellectual Property Rights, and specifies the jurisdictions in which each such WRI's Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all of WRI's currently marketed software products and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright
          Office and any foreign offices and by whom such items have been registered.

     (3) Schedule 2.11 also sets forth a complete list of (i) any requests WRI has received to make any such registration, including the identity of the requestor and the item requested to be so registered, and the jurisdiction for which such request has been made and (ii) all licenses, sublicenses and other agreements as to which WRI is a party and pursuant to which WRI or any other person is authorized to use any WRI's Intellectual Property Right or other trade secret material to WRI, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. WRI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement described on such list.

     (4) WRI is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), WRI Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which WRI Intellectual Property Rights are being used.

     (5) To the knowledge of WRI, no claims with respect to WRI Intellectual Property Rights have been asserted or are threatened by any person, nor, to the knowledge of WRI, is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by WRI infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by WRI of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in WRI's business as currently conducted or as proposed to be conducted, or (iii) challenging the ownership, validity or effectiveness of any of WRI Intellectual Property Rights.

     (6) All trademarks, service marks and copyrights held by WRI are valid and subsisting.

     (7) To the knowledge of WRI, there is no material unauthorized use, infringement or misappropriation of any of WRI Intellectual Property Rights by any third party, including any employee or former employee of WRI.

     (8) WRI has not been sued or charged as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and which has not been finally terminated prior to the date hereof nor does it have any knowledge of any such charge or claim, and there is not any infringement liability with respect to, or infringement or violation by, WRI of any patent, trademark, service mark, copyright, trade secret or other proprietary right of another.

     (9) To WRI's knowledge, no WRI's Intellectual Property Right or product of WRI is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by WRI.

     (10) There is no outstanding order, judgment, decree or stipulation on WRI, and WRI is not party to any agreement, restricting in any manner the licensing of WRI's products by WRI.

     (11) WRI has not entered into any agreement to indemnify any other person against any charge of infringement of any WRI's Intellectual Property Right.

     (12) Each current and former employee of and consultant to WRI has signed a confidentiality agreement substantially in WRI's standard form as certified by WRI, delivered to AmeriNet and included in Exhibit 2.11.

(B) (1) "Commercial Software Rights" means packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to WRI pursuant to end-user licenses and which are used in WRI's business but are in no way a component of or incorporated in any of WRI's products and related trademarks, technology and know-how.

      (2) To the best of WRI's knowledge, WRI has not breached or violated the terms of its license, sublicense or other agreement relating to any Commercial Software Rights and has a valid right to use such Commercial Software Rights and has a valid right to use such Commercial Rights under such license and agreements.

     (3) WRI is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense or agreement relating to Commercial Software Rights.

     (4) No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of WRI, are threatened by any person against WRI, nor to the knowledge of WRI is there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by WRI infringes on any copyright, patent, trade mark, service mark or trade secret, (ii) against the use by WRI of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in WRI's business as currently conducted or as proposed to be conducted, or (iii) challenging the validity or effectiveness of any of WRI's rights to use Commercial Software Rights.

     (5) To the knowledge of WRI, there is no material unauthorized use, infringement or misappropriation of any of the Commercial Software Rights by WRI or any employee or former employee of WRI during the period of their employment.

     (6) To the knowledge of WRI, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the use thereof by WRI.

2.12 Agreements, Contracts and Commitments.

(A) Except as specifically disclosed in Schedule 2.12, WRI does not have, is not a party to nor is it bound by:

     (1)  Any collective bargaining agreements;

     (2) Any agreements that contain any unpaid severance liabilities or obligations;

     (3) Any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

     (4) Any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, not terminable by WRI on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit WRI's ability to terminate employees at will;

     (5) Agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

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     (6)  Any fidelity or surety bond or completion bond;

     (7) Any lease of personal property having a value individually in excess of $2,000;

     (8) Any agreement of indemnification or guaranty not entered into in the ordinary course of business;

     (9) Any agreement, contract or commitment containing any covenant limiting the freedom of WRI to engage in any line of business or compete with any person;

     (10) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $5,000 in any single instance or $20,000 in the aggregate;

     (11) Any agreement, contract or commitment relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (12) Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in Schedule 2.12(A)(12) hereof;

     (13) Any purchase order or contract for the purchase of raw materials or acquisition of assets involving $1,000 or more in any single instance or $20,000 or more in the aggregate;

     (14) Any construction contracts;

     (15) Any distribution, joint marketing or development agreement;

     (16) Any other agreement, contract or commitment which involves $2,000 or more in any single instance or more than $20,000 in the aggregate and is not cancelable without penalty within thirty (30) days other than standard end-user licenses of WRI's products and services in the ordinary course of business consistent with past practice, or

     (17) Any agreement which is otherwise material to WRI's business.

(B) (1) WRI has not breached, or received any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is bound (including those set forth in any of WRI Schedules) in such manner as would permit any other party to cancel or terminate the same.

     (2) Each agreement, contract or commitment required to be set forth in any of WRI Schedules is in full force and effect (assuming such agreement, contract or commitment has been duly authorized, executed and delivered by the other party or parties thereto) and, except as otherwise disclosed or defaults fully remedied or resolved, is not subject to any material default thereunder of which WRI has knowledge by any party obligated to WRI pursuant thereto.

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2.13      Interested Party Transactions.

     No officer, director or stockholder of WRI (nor any parent, sibling, descendant or spouse of any of such persons, or any trust, partnership, corporation or other entity (provided, that ownership of no more than one percent of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.13) in which any of such persons has or has had an interest), has or has had, directly or indirectly:

(A) An interest in any entity which furnished or sold, or furnishes or sells, services or products which WRI furnishes or sells, or proposes to furnish or sell;

(B) Any interest in any entity which purchases from or sells or furnishes to, WRI, any goods or services; or

(C) A beneficial interest in any contract or agreement required to be set forth in Schedule 2.12.

2.14 Governmental Authorization.

(A)  Schedule 2.14 accurately lists each material federal,  state, county, local
     or  foreign  governmental  consent,   license,   permit,  grant,  or  other
     authorization issued to WRI:

     (1) Pursuant to which WRI currently operates or holds any interest in any of its properties; or

     (2) Which is required for the operation of its business or the holding of any such interest (herein collectively called "WRI Authorizations").

(B) WRI Authorizations are in full force and effect and constitute all the material authorizations required to permit WRI to operate or conduct its business or hold any interest in its properties.

2.15 Litigation.

(A) Schedule 2.15 attached hereto accurately lists all suits, actions and legal, administrative, arbitration or other proceedings and governmental investigations and all other claims, pending or, to WRI's knowledge, threatened or which WRI expects will ultimately be threatened or commenced.

(B) None of such suits, actions, proceedings, investigations or claims seek to prevent the consummation of the Merger.

(C) There is no judgment, decree or order enjoining WRI in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of WRI.

(D)  Schedule 2.15 also lists all suits and legal actions initiated by WRI.

2.16 Accounts Receivable.

(A) All receivables of WRI arose in the ordinary course of business at the aggregate amounts thereof, are to the best of WRI's knowledge collectible (except to the extent reserved against as reflected in WRI's Financial Statements) and are carried at values determined in accordance with generally accepted accounting principles consistently applied.

(B) To the knowledge of WRI, none of the receivables of WRI is subject to any claim of offset, recoupment, setoff or counterclaim and there are no facts or circumstances (whether asserted or unasserted) that would give rise to any such claim.

(C) No receivables are contingent upon the performance by WRI of any obligation or contract except for WRI's maintenance obligations under its maintenance agreements (although no customer has claimed that WRI has failed to perform its maintenance obligations).

(D) No person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables.

2.17 Minute Books.

     The minute books of WRI made available to counsel for AmeriNet contain a complete and accurate summary of all meetings of directors and stockholders since the time of incorporation of WRI, and reflect all transactions referred to in such minutes accurately in all material respects.

2.18 Environmental and OSHA.

(A) Hazardous Material.

     (1) As of the Effective Time, no material amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental
          Response, Compensation, and Liability Act of 1980, as amended from time to time, and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time, and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present in violation of any law in effect on or before the Effective Time, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that WRI or any of its past or present subsidiaries has at any time owned, operated, occupied or leased (collectively, "WRI's Property").

     (2) In any event, WRI does not know of the presence of any Hazardous Material in, on or under any WRI's Property.

(B) Hazardous Materials Activities.

     At no time prior to the Effective Time has WRI transported, stored, used, manufactured, released or exposed its employees or others to Hazardous
     Materials in violation of any law in effect on or before the Effective Time, nor has WRI disposed of, transferred, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of the Comprehensive Environmental Response,
     Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act of 1976 and any other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Effective Time.

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

(C) Permits.

     WRI currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of WRI's Hazardous Material Activities and other businesses of WRI as such activities and businesses are currently being conducted.

2.19 Brokers' and Finders' Fees.

     Except as set forth in Schedule 2.19, WRI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.20 Labor Matters.

(A) WRI is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice.

(B) WRI has not received any notice from any Governmental Entity, and to the knowledge of WRI, there has not been asserted before any Governmental Entity, any claim, action or proceeding to which WRI is a party or involving WRI, and there is neither pending nor, to the knowledge of WRI, threatened any investigation or hearing concerning WRI arising out of or based upon any such laws, regulations or practices.

(C) WRI has not received notice of and to the best of its knowledge, there are no pending claims against WRI under any workers compensation plan or policy or for long term disability.

(D) To the best of WRI's knowledge, it has complied in all material respects with all applicable provisions of the Consolidated Omnibus Budget
     Reconciliation Act of 1985 and has no obligations with respect to any former employees or qualifying beneficiaries thereunder.

(E) Schedule 2.20 lists all current employees of WRI and their current salary and vacation accruals.

2.21 Insurance.

(A) Schedule 2.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, software errors and omissions, employees, officers and directors of WRI as well as all claims made under any insurance policy by WRI since its incorporation.

(B) There is no claim by WRI pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

(C) All premiums payable under all such policies and bonds have been paid and WRI is otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

(D) Such policies of insurance and bonds are of the type and in amounts customarily carried by persons conducting businesses similar to those of WRI.

(E) WRI does not know of any threatened termination of or material premium increase with respect to any of such policies.

(F) WRI has never been denied insurance coverage nor has any insurance policy of WRI ever been canceled for any reason.

2.22 Compliance with Laws.

     WRI has not received any notices of violation with respect to and to the best of its knowledge has complied in all material respects with and is not in violation in any material respect of any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties.

2.23 Complete Copies of Materials.

     WRI has delivered or made available true and complete copies of each document (or summaries of same) which has been requested by AmeriNet or its counsel.

2.24 Binding Agreements: No Default.

     Each of the contracts, agreements and other instruments shown on the Exhibits and Schedules referred to in this Agreement to which WRI is a party is a legal, binding and enforceable obligation in favor of or against WRI (assuming that such contracts, agreements and instruments are binding on all other parties thereto, WRI having no reason to believe that they are not), in accordance with its terms, and no party with whom WRI has an agreement or contract is, to WRI's knowledge, in default thereunder or has breached any material terms or provisions thereof (subject to all applicable bankruptcy, insolvency, reorganization and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity).

2.25 Regulation S-B Data.

(A) The information supplied in Exhibit 2.25 by WRI for inclusion in the current report on Commission Form 8-K to be filed with the Commission within 15 days after the Effective Date and in all other Exchange Act
     Reports which AmeriNet will file thereafter fully complies with the informational requirements pertaining to WRI imposed by Commission Form 8-K and called for by Regulation S-B other than those pertaining to financial data which will be supplied by WRI within 60 days after the Merger, and does contain any statement which, in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or that omits to state any material fact necessary in order to make the statements made therein not false or misleading; or omits to state any material fact necessary to correct any statement which has become false or misleading.

(B) If at any time prior to the Effective Time any event relating to WRI or any of its affiliates, officers or directors should be discovered by WRI which should be set forth in an amendment or a supplement to the Exchange Act Reports, WRI shall promptly inform AmeriNet and American Internet.

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(C)  Notwithstanding the foregoing, WRI makes no representation or warranty with respect to any information supplied by AmeriNet or American Internet which is contained in any of the foregoing documents.

2.26 FIRPTA.

     WRI is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

2.27 Employee Benefit Plans.

(A) Schedule 2.27 lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended
     ("ERISA") and all bonus, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any employee of WRI, any trade or business (whether or not incorporated) which is a member or which is under common control with WRI (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any subsidiary of WRI (together, the "Employee Plans"), and a copy of each such Employee Plan has been provided to AmeriNet.

(B) (1) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, including but not limited to COBRA;

    (2)  (a)   To the  best  of  WRI's  knowledge:  all  Employee  Plans  are in
               compliance  in  all  material   respects  with  the  requirements
               prescribed by any and all applicable  statutes  (including  ERISA and the Code),  orders,  or  governmental  rules and  regulations
               currently  in  effect  with  respect   thereto   (including   all
               applicable requirements for notification to participants or beneficiaries or the Department of Labor, Internal Revenue
               Service (the "IRS") or Secretary of the Treasury), and WRI has performed in all material respects all obligations required to be performed by it under, is not in default under or violation of, and has no knowledge of any default or violation by any other party to, any of the Employee Plans;

          (b) Each Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code either has received a favorable determination letter with respect to each such Employee Plan from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a determination letter and to make any amendments necessary to obtain a favorable determination;

          (c) No Employee Plan is or within the prior six years has been subject to, and WRI has not incurred and does not expect to incur any liability under, Title IV of ERISA or Section 412 of the Code; and

          (d) To the best of WRI's knowledge, nothing in any Employee Plan precludes or interferes with AmeriNet's ability to cause WRI to terminate (or consolidate, at AmeriNet's option) any Employee Plan after the Closing; provided that: (i) the Employee Plans may be terminated prospectively only, subject to rights accrued by WRI's employees at the time of such termination and (ii) not more than sixty days notice may be required to terminate certain Employee Plans.

     (3) None of the following now exists or has existed within the six-year period ending on the date hereof with respect to any Employee Plan:

          (a) Any act or omission by WRI constituting a violation of Section 402, 403, 404 or 405 of ERISA;

          (b) Any act or omission by WRI which constitutes a violation of Sections 406 and 407 of ERISA and is not exempted by Section 408 of ERISA or which constitutes a violation of Section 4975(c) of the Code and is not exempted by Section 4975(d) of the Code;

          (c) Any act or omission by WRI constituting a violation of Section 503, 510 or 511 of ERISA; or (IV) any act or omission by WRI which could give rise to liability under Section 502 of ERISA or under Sections 4972 or 4975 through 4980 of the Code.

     (4) (a) Each Employee Plan has been maintained in substantial compliance with its terms, and all contributions, premiums or other payments due from WRI or any of its subsidiaries to (or under) any such Employee Plan have been fully paid or adequately provided for on the audited WRI's Financial Statements for the most recently-ended fiscal year.

          (b) To the best of WRI's knowledge, all accruals thereon (including, where appropriate proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

          (c) There has been no amendment, written interpretation or announcement (whether or not written) by WRI with respect to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such plans or arrangements, individually or in the aggregate, above the level of expense incurred with respect thereto for the most recently-ended fiscal year.

     (5) WRI has made available to AmeriNet complete, accurate and current copies of all Employee Plans and all amendments, documents, correspondence and filings relating thereto, including but not limited to any statements, filings, reports or Returns filed with any governmental agency with respect to the Employee Plans at any time within the three-year period ending on the date hereof.

2.28 Distribution Agreements.

     No third party or parties have the right to distribute WRI's products or to market its services except as disclosed in Schedule 2.28, which discloses the names, addresses, telephone numbers, fax numbers, e-mail addresses and federal Tax identification numbers of each such person, together with a summary of the agreements pursuant to which WRI's products are distributed or its services are marketed.

2.29 Representations Complete.

     None of the representations or warranties made by WRI, nor any statement made in any Schedule, Exhibit or certificate furnished by WRI pursuant to this Agreement, when read in its entirety, contains or will contain any untrue statement of a material fact at the Effective Time, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  Article III
        Representations and Warranties of AmeriNet and American Internet

     AmeriNet and American Internet represent and warrant to WRI as a material inducement to its entry into this Agreement, subject to the exceptions specifically disclosed in the schedules supplied and initialed by AmeriNet to WRI (the "AmeriNet Schedules") or in AmeriNet's Exchange Act Reports, as follows:

3.1 Organization, Standing and Power.

(A) AmeriNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(B) American Internet is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida organized solely to effect the transactions contemplated by this Agreement immediately prior to its execution.

(C) Each of AmeriNet and American Internet has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on AmeriNet and American Internet taken as a whole.

(D) Copies of AmeriNet's and American Internet's articles of incorporation and bylaws are filed with the Commission as exhibits to AmeriNet's Exchange Act Reports.

3.2 Capital Structure.

     Except as otherwise disclosed in the Exchange Act Reports:

(A) (1) The authorized stock of AmeriNet consists of 20,000,000 shares of Common Stock, par value $0.01 per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share, the attributes of which are to be determined on a case by case basis by AmeriNet's board of directors.

     (2) AmeriNet had 7,370,026 shares of Common Stock issued and outstanding as of November 12, 1999 and no shares of Preferred Stock have ever been issued.

     (3) AmeriNet has reserved 4,884,980 shares of Common Stock for issuance (including those to be issued pursuant to this Agreement) as described in AmeriNet's 10-QSB for the calendar quarter ended September 30, 1999.

     (4) There are no other options, warrants, calls, rights, commitments or agreements of any character to which AmeriNet is a party or by which it is bound obligating AmeriNet to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Capital Stock of AmeriNet or obligating AmeriNet to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, except in conjunction with acquisitions under negotiation.

     (5) Pursuant to AmeriNet's Articles of Incorporation, they may be amended by action of the board of directors without stockholder approval to increase the amount of authorized Capital Stock.

(B) The authorized Capital Stock of American Internet consists of 30,000,000 shares of Common Stock, par value $0.001 per share, 100 shares of which, as of the date hereof, are issued and outstanding and are held by AmeriNet, no shares being reserved for any purpose, other than as may be required under ongoing negotiations for other acquisitions or with reference to the Caputa Option granted in Section 5.14 of this Agreement.

(C) All of AmeriNet's and American Internet's shares of Capital Stock have been duly authorized, and all of their issued and outstanding shares of Capital Stock have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(D) The shares of AmeriNet Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and nonassessable.

3.3 Authority.

(A) AmeriNet and American Internet have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(B) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AmeriNet and American Internet.

(C) This Agreement has been duly executed and delivered by AmeriNet and American Internet and, subject to having also been approved by WRI's board of directors and properly executed and delivered by WRI, constitutes a valid and binding obligation of AmeriNet and American Internet.

(D) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under:

     (1) Any provision of the Articles of Incorporation or Bylaws of AmeriNet and American Internet; or

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     (2)  Any  mortgage,  indenture,  lease,  contract  or  other  agreement  or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AmeriNet or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material
          adverse   effect  on  the  ability  of  AmeriNet  to  consummate   the
          transactions contemplated hereby.

(E) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to AmeriNet and American Internet in connection with the execution and delivery of this Agreement by AmeriNet and American Internet or the consummation by AmeriNet and American Internet of the transactions contemplated hereby, except for:

     (1) The filing of the Certificate of Merger with the Florida Secretary of State;

     (2) Such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws (a Form D Notification Statement) and the laws of any foreign country; and

     (3) Such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of AmeriNet to consummate the transactions contemplated hereby.

3.4 AmeriNet Financial Statements.

(A) All of the AmeriNet Exchange Act Reports since its current management took office starting in November of 1998, have been filed and are available on the Commission's Internet web site at www.sec.gov in its EDGAR Archives sub-site.

(B) To the best of AmeriNet's knowledge, the Exchange Act Reports comply in all material respects with the requirements of the Exchange Act, other than in conjunction with filing deadlines, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the Commission or by information provided by AmeriNet to WRI.

(C) The financial statements of AmeriNet (the "AmeriNet Financial Statements"), including the notes thereto, included in the report on Commission Form 10-KSB for the period ended June 30, 1999 (the "1999 10-KSB") and for the three months ended September 30, 1999, comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of AmeriNet at the date thereof and of its operations and cash flows for the period then ended.

(D) There has been no change in AmeriNet accounting policies or estimates except as described in the notes to AmeriNet's Financial Statements or in subsequently filed Exchange Act Reports.

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

(E)  AmeriNet has no material  obligations  (obligations  not required to be set
     forth  in  AmeriNet's   Financial   Statements  under  generally   accepted
     accounting principles being deemed not material), other than:

     (1)  Those set forth in AmeriNet's Financial Statements;

     (2) Those resulting from ongoing acquisition activities which developed after the date of AmeriNet's Financial Statements but are not yet definite enough to require filing in the Exchange Act Reports;

     (3)  Those pertaining to confidential letters of intent; or

     (4)  Those disclosed by AmeriNet to WRI.

(F) To the best of AmeriNet's knowledge, there are no currently outstanding comment letters from the Commission that have not been responded to and complied with.

3.5 Broker's and Finders' Fees.

     Except as disclosed in the Exchange Act Reports, AmeriNet has not incurred, and will not incur, directly or indirectly, any liability for brokerag e or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Merger or any transaction contemplated hereby.

3.6 Exchange Act Reports.

(A) The Exchange Act Reports (as defined in Section 3.4 above) including the current report on Form 8-K to be filed by AmeriNet with the Commission within 15 days after the Effective Date shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading.

(B) The information supplied by AmeriNet for inclusion in the Exchange Act Reports shall not, on the date the Exchange Act Reports are first mailed to WRI's stockholders, at the time of the WRI Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements therein not false or misleading.

(C) If at any time prior to the Effective Time any event relating to AmeriNet, American Internet or any of their respective affiliates, officers or directors should be discovered by AmeriNet or American Internet which should be set forth in a supplement to the Exchange Act Reports, AmeriNet or American Internet will promptly inform WRI.

(D) Notwithstanding the foregoing, AmeriNet and American Internet make no representation or warranty with respect to any information supplied by WRI which is contained in any of the foregoing documents.

(E) Subject to WRI's timely compliance with its disclosure obligations under this Agreement, the Current Report on Form 8-K pertaining to disclosure of the Merger shall comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

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

3.7  Ownership of WRI's Common Stock.

     As of the date of execution of this Agreement, AmeriNet does not own any shares of WRI's Common Stock.

3.8  Litigation.

     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations against AmeriNet pending or, to AmeriNet's knowledge, threatened, which (i) if determined adversely to AmeriNet, could be expected to result in a material adverse effect on the financial condition or results of operations of AmeriNet, or (ii) seek to prevent the consummation of the Merger.

3.9  Limited Activities

(A) AmeriNet is a holding company with no material operations or assets other than the shares of its subsidiaries common stock and operations pertaining to supervision and coordination of the activities of its subsidiaries, provision of support services for its subsidiaries, acquisition related activities and compliance with applicable laws, including federal securities and internal revenue laws.

(B) In amplification of the representation and warranty contained in Section 3.9(A), to the best of AmeriNet's knowledge, it is not in material violation of any applicable laws, has filed all required Tax reports and paid all Taxes due.

                                   Article IV
                      Conduct Prior to the Effective Time

4.1  Conduct of Business of WRI.

(A) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, WRI agrees (except to the extent that AmeriNet shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact WRI's present business organizations, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that WRI's goodwill and ongoing businesses shall be unimpaired at the Effective Time.

(B) WRI shall promptly notify AmeriNet of any event or occurrence or emergency not, in the reasonable judgment of WRI, in the ordinary course of business of WRI, and any event which could, in the reasonable judgment of WRI, have a material adverse effect on WRI.

(C) Except as expressly contemplated by this Agreement or set forth in Schedule 4.1, WRI shall not, without the prior written consent of AmeriNet:

     (1) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $5,000;

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

     (2) Grant any severance or termination pay to any director, officer or employee except (i) payments made pursuant to standard written agreements outstanding on the date hereof or (ii) in the case of employees who are not officers, grants which are made in the ordinary course of business in accordance with WRI's standard past practices;

     (3) Except for licenses granted to end-users pursuant to WRI's standard license agreements, transfer to any person or entity any rights to WRI's Intellectual Property;

     (4) Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other rights of any type or scope with respect to any products of WRI;

     (5) Violate, amend or otherwise modify the terms of any of the contracts or agreements required to be set forth in WRI Schedules;

     (6)  Commence any litigation;

     (7) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of WRI's Common Stock, or split, combine or reclassify any of WRI's Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of WRI's Common Stock, or repurchase or otherwise acquire, directly or indirectly, any shares of WRI's Common Stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service to WRI;

     (8) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of WRI's Common Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

     (9) Cause or permit any amendments to its articles of incorporation or bylaws, except as required by this Agreement;

     (10) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of WRI;

     (11) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of WRI, except in the ordinary course of business;

     (12) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of WRI or guarantee any debt securities of others;

     (13) Adopt or amend any employee benefit plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

     (14) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (15) Pay, discharge or satisfy in an amount in excess of $5,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in WRI Financial Statements (or the notes thereto);

     (16) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Return or any amendment to a material Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

     (17) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(C)(1) through 4.1(C)(16) above, or any action which would make any of the representations or warranties or covenants of WRI contained in this Agreement materially untrue or incorrect.

4.2  No Solicitation.

(A) Prior to the Effective Time, WRI will not (nor will WRI permit any of WRI's officers, directors, stockholders affiliated with any officer or director or WRI's agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than AmeriNet and its designees:

     (1) Solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all or substantially all of WRI's business and properties or Common Stock whether by merger, purchase of assets, tender offer or otherwise;

     (2) Except as required by law and except for disclosures made to financial institutions and others in the ordinary course of business, disclose any information not customarily disclosed to any person other than its attorneys or financial advisors concerning WRI's business and properties or afford to any person or entity access to its properties, books or records, or

     (3) Assist or cooperate with any person to make any proposal to purchase all or any part of WRI's Common Stock or of its assets (other in the ordinary course of business).

(B) In the event WRI shall receive any offer or proposal, directly or indirectly, of the type referred to in Section 4.2(A)(1) and (3) above, or any request for disclosure or access pursuant to clause 4.2(A)(2) above, WRI shall immediately inform AmeriNet as to any such offer or proposal and will cooperate with AmeriNet by furnishing any information it may reasonably request.

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

4.3  Conduct of Business of AmeriNet.

     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, as the case may be, AmeriNet agrees (except to the extent that WRI shall otherwise consent in writing), that AmeriNet shall promptly notify WRI of any event or occurrence or emergency which is not in the ordinary course of business of AmeriNet and which is material and adverse to the business of AmeriNet and its subsidiaries taken as a whole.

                                   Article V
                                   Covenants

5.1  Report on Form 8-K.

(A) (1) On or before the Effective Time, WRI shall have provided AmeriNet's legal counsel with a disclosure document containing all of the information required by Commission Regulation S-B as to WRI and its officers, directors, stockholders, parents, promoters and control persons, other than the certified financial information called for thereby, which may be provided within 60 days following the Effective Time (the "WRI S-B Disclosure Document").

     (2) Within fifteen days following the Effective Time, AmeriNet shall prepare and file with the Commission a current report on Commission Form 8-K (the "8-K Report") based on the WRI S-B Disclosure Document, disclosing the Merger and containing information concerning WRI required by Commission Regulation S-B.

(B) (1) AmeriNet, with the full cooperation and assistance of WRI, shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable Blue Sky or similar securities laws, rules and regulations and shall use all reasonable efforts required approvals and clearances with respect thereto.

     (2) AmeriNet and WRI shall use their reasonable best efforts to secure the Commission's acceptance of the audited WRI Financial Statements as complying with the requirements of Regulation S-B, and WRI will make any reasonable modification's to the WRI Financial Statements which it can make, at the request of the Commission; and, if required, will use best efforts to secure required extensions from the Commission of time in which to provide materials complying with Commission Regulation S-B.

(C) The provision of the audited WRI Financial Statements on a timely basis in full compliance with the requirements of Commission Regulation S-B shall constitute a condition subsequent to the obligations of AmeriNet and American Internet under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

     (1) The Merger may be rescinded, and all funds advanced by AmeriNet to the Surviving Corporation shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

     (2) The Escrow Shares shall be deemed defaulted to AmeriNet and the Merger shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of the Surviving Corporation.

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5.2  Meeting of WRI's Stockholders.

(A) WRI shall promptly after the date hereof take all action necessary in accordance with the Florida Corporate Merger Laws and its Articles of Incorporation and Bylaws to convene a meeting of its stockholders or obtain a unanimous written consent in-lieu of meeting, as permitted under applicable law, for the purpose of ratifying this Agreement (the WRI Stockholders' Meeting).

(B) WRI shall consult with AmeriNet and use all reasonable efforts to hold the WRI Stockholders' Meeting on a day acceptable to AmeriNet.

(C) In connection with the WRI Stockholders' Meeting, WRI shall prepare and deliver to its stockholders all information necessary for them to vote at such meeting on the issue of ratification of this Agreement under the laws of the United States, the State of Florida and their respective states of domicile.

5.3  Access to Information.

(A)  WRI  shall  afford  AmeriNet  and  its   accountants,   counsel  and  other
     representatives, reasonable access during normal business hours during the period prior to the Effective Time to all:

     (1)  Of its properties, books, contracts, commitments and records; and

     (2) Other information concerning the business, properties and personnel of WRI as AmeriNet may reasonably request.

(B) WRI agrees to provide to AmeriNet and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

(C)  No information or knowledge obtained in any investigation  pursuant to this
     Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

5.4  Confidentiality.

(A) From the date hereof to and including the Effective Time, the Parties shall maintain, and cause their directors, employees, agents and advisors to maintain, in confidence and not disclose or use for any purpose, except the evaluation of the transactions contemplated hereby and the accuracy of the respective representations and warranties of the Parties contained herein, information concerning the other Parties and obtained directly or indirectly from such Parties, or their directors, employees, agents or advisors, except as was in the possession of such Party prior to obtaining such information from such other Party as to which the fact of prior possession such possessing Party shall have the burden of proof and such information as is or becomes:

     (1) available to the non-disclosing Party from third parties not subject to an undertaking of confidentiality or secrecy;

     (2) generally available to the public other than as a result of a breach by the non-disclosing Party hereunder; or

     (3)  required to be disclosed under applicable law.

(B) In the event that the transactions contemplated hereby shall not be consummated, all such information which shall be in writing shall be returned to the Party furnishing the same, including to the extent reasonably practicable, copies or reproductions thereof which may have been prepared.

5.5  Expenses.

     Whether or not the Merger is consummated, all expenses incurred in connection with the Merger and this Agreement ("Expenses") shall be the obligation of the Party incurring such expenses.

5.6  Public Disclosure.

     Unless otherwise required by law, prior to the Effective Time no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any Party unless approved by AmeriNet and WRI prior to release, provided that such approval shall not be unnecessarily withheld, subject, in the case of AmeriNet, to AmeriNet's obligation to comply with applicable securities laws.

5.7  Consents.

     Each of AmeriNet and WRI shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, and WRI shall use its best efforts to obtain all consents, waivers and approvals under any of WRI's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for the Surviving Corporation and otherwise in connection with the Merger; all of such consents and approvals being set forth in Schedule 5.7.

5.8  Affiliate Agreements.

(A) Schedule 5.8 sets forth those persons who are, in WRI's reasonable judgment, "Affiliates" of WRI (the "Affiliate[s]").

(B) WRI shall provide AmeriNet such information and documents as AmeriNet shall reasonably request for purposes of reviewing such list.

(C) WRI shall use its best efforts to deliver or cause to be delivered to AmeriNet, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of WRI, an executed Affiliate Agreement in the form attached hereto as Exhibit 5.8.

(D) AmeriNet shall be entitled to place appropriate legends on the certificates evidencing any AmeriNet Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for AmeriNet Common Stock, consistent with the terms of such Affiliate Agreements, in addition to the legends and stop transfer instructions placed and issues on all certificates to be issued to WRI's stockholders in conjunction with the Merger based on the Parties reliance on Section 4(2) of the Securities Act

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5.9  Legal Requirements.

(A) Each of AmeriNet, American Internet and WRI will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any Party hereto in connection with any such requirements imposed upon such other Party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other Parties in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

(B) The foregoing obligations shall not be construed to require WRI to pay money or other consideration to stockholders of WRI to undue influence such stockholders to vote in favor of the Merger and the transactions contemplated hereby.

5.10 Blue Sky Laws.

     The Parties shall take such steps as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of AmeriNet Common Stock pursuant hereto.

5.11 Best Efforts: Additional Documents and Further Assurances.

(A) Each of the Parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing and the condition subsequent under this Agreement.

(B) Each Party, at the request of another Party, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

5.12 Employment Agreements.

     The individuals set forth on Schedule 5.12 are parties to employment agreements with WRI in the form contained in composite Exhibit 5.12 hereto (the "Employment Agreements"), which shall be in full force and effect at the Effective Time and any other employment or similar agreements with any such persons shall be deemed superseded thereby, as of the Effective Date.

5.13 Expansion Capital.

     Subject to WRI's compliance with its obligations under this Agreement, including those involving provision of certified financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of the Merger, AmeriNet hereby covenants and agrees as follows:

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(A) Agreement to provide expansion capital:

     Provided that the Surviving Corporation has complied with its obligations under this Agreement, AmeriNet shall provide $300,000 in expansion capital to be expended solely for the purposes set forth in Schedule 5.13, to the Surviving Corporation:

     1. Immediately after the Effective Time of the Merger, the sum of $100,000,

     2. Within 60 days after the completion of a certified audit of WRI's financial statements complying with the Requirements of Commission Regulation S-B and accepted by the Commission as filed by AmeriNet in a current report on Commission Form 8-K (the "8-K Audit"), the sum of $100,000, and

     3. Within 120 days after completion of the 8-K Audit, the sum of $100,000.

5.14 Caputa Option:

     Subject to compliance with all applicable legal requirements and provided that the Surviving Corporation has complied with its obligations under this Agreement, AmeriNet will honor the following described Caputa Option during the two fiscal year period immediately following the Effective Date:

(1) Michael A. Caputa, the holder of more than 90% of WRI's Common Stock immediately prior to the Effective Time ("Mr. Caputa") shall have the right to purchase shares of the Surviving Corporation's Capital Stock during eighteen fiscal month period commencing on the 91st day following the Effective Time and ending at the close of business on the 730th day following the Effective Time (the "Caputa Option").

(2) The Option exercise price shall be comprised of the full performance of all of the following:

     (a) The full and complete conveyance, without any liens or encumbrances, to AmeriNet of all of the AmeriNet Common Stock received as a result of this Merger by Mr. Caputa and his successors in interest and all other distributions of securities, cash or other assets or rights received by Mr. Caputa and his successors in interest as a result of their status as AmeriNet stockholders (the "Exchanged Securities"); and

     (b) The repayment by the Surviving Corporation of all funds advanced to it or its affiliates or designees directly or indirectly by or through AmeriNet either:

          (i) Concurrently with the exercise of the Caputa Option, together with interest from the day of funding at the rate of six percent, per annum, or, at the option of the Surviving Corporation; or

          (ii) Over a period of twenty-four consecutive months starting on the date the Caputa option is exercised, provided that: interest from the dates of funding is added to such sums at the rate of eight percent, per annum, amortized and payable in equal installments, fist comprised of interest and when all of the interest has been paid, of principal, the first installment to be tendered on the date the Caputa Option is exercised and each subsequent monthly payment being tendered to AmeriNet, at its principal administrative offices at the time, on each subsequent monthly anniversary thereof, time being of the essence; such repayment obligation is secured through a pledge of assets of the Surviving Corporation either having a value equal to 150% of the aggregate indebtedness or comprised of all of the Surviving Corporation's Capital Stock, in either case using forms of notes and security agreements mutually agreed to by AmeriNet and the Surviving Corporation; and, the payment is guaranteed by Mr. Caputa.

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     (2)  The Caputa Option shall be  exercisable by provision of written notice to AmeriNet by Mr. Caputa of intent to exercise the Caputa Option, specifying the repayment option selected and if immediate repayment is not selected, including a proposed form of note, security agreement, guarantee and appraisal of the assets being used as security (the "Caputa Option Notice"); provided, that, in the event that the proper form of documentation cannot be mutually agreed upon, the issue shall be promptly submitted to arbitration and the issuance and distribution of the Surviving Corporation's Capital Stock shall be held in abeyance until such issue is decided.

     (3) Upon receipt of the Caputa Option Notice, AmeriNet shall authorize, empower and direct the Surviving Corporation, at the Surviving Corporation's expense, to register with the Commission pursuant to
          Section 6 of the Securities Act and Section 12(g) of the Exchange Act and with state securities regulatory authorities having jurisdiction over the distribution contemplated, such amount of the Surviving Corporation's outstanding Capital Stock as well as such additional shares of the Surviving Corporation's Capital Stock as will be necessary to effect the following distribution immediately following the effective date of both such registration statements as determined by the Commission and state securities regulatory authorities:

     (4) (a) If the election to exercise the Caputa Option is made within 365 days after the Effective Time, then 80% of the Surviving Corporation's authorized Capital Stock will be issued to Mr. Caputa and the balance will be issued and distributed to persons designated by AmeriNet;

          (b) If the election to exercise the Caputa Option is made after the 365th day following the Effective Time, then 70% of the Surviving Corporation's authorized Capital Stock will be issued to Mr. Caputa and the balance will be issued distributed to persons designated by AmeriNet.

     (5) Notwithstanding anything in this Section 5.15 to the contrary, Mr. Caputa shall have the right to irrevocably waive the Caputa Option.

     (6) Notwithstanding the amount of securities allocated to designees of AmeriNet under the foregoing Caputa Option, the shares distributed to designees of AmeriNet (the "AmeriNet Designees") will be subject to anti-dilutive rights during the two fiscal years immediately following completion of the distribution if for any reason the aggregate net tangible book value of the Surviving Corporation's Securities issued to the AmeriNet Designees was reduced, in which case additional shares of the Surviving Corporation's Capital Stock would be immediately issued to the AmeriNet Designees or their successors in interest, in an amount sufficient to raise the aggregate net tangible book value of the Surviving Corporation's securities issued to them to the amount required to equal their aggregate net tangible book value on their date of distribution; provided that such obligation would only come into effect if, without the prior written consent of AmeriNet, the Surviving Corporation directly or indirectly:

          (a) Changed the attributes, rights or preferences of any of its securities;

          (b) Issued non-convertible debt securities requiring payment of interest at amounts in excess of 5 points higher than the discount rate then charged by the Federal Reserve;

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          (c)  Engaged in a corporate restructuring, sale, reorganization,  sale of substantially all of its assets or any other transaction that would give rise to Dissenters' Rights under applicable law, either on its own or with any other legal entity; or

          (d) Engaged in any transactions with affiliates that fall within the definition of related party transactions under Commission Regulation S-B, on terms less favorable than might have been obtained from third parties.

     (7) (a) For a period of two years following exercise of the Caputa Option, AmeriNet and its designees will have a right of first refusal to subscri be for all future issuances of equity securities or securities convertible into equity securities by the Surviving Corporation or its successors in interest other than those  involving a reasonable  quantity of securities  under reasonable employee or director benefit plans eligible for registration on Commission Form S-8 (the "Right of First Refusal"), such right to be exercised within ten business days after receipt of a notice of a firm offer, such notice to include a copy of the offer and all related materials (the "Financing Notice").

           (b) Exercise of the right of first refusal will be affected by tender of a notice accepting the offer and closing on the exercise will be in accordance with the terms of the offer.

           (c) The failure on any occasion to exercise the right of first refusal shall not be a waiver of future rights thereto.

           (d) If the right of first refusal is not exercised, the Surviving Corporation may accept the third party offer but only in accordance with the terms presented to and declined by AmeriNet.

5.15 Issuance of Performance Based Shares

     In addition to the shares of AmeriNet's Common Stock to be issued in exchange for the WRI Common Stock as of the Effective Time, provided that the Caputa Option has been waived or has lapsed unexercised, then AmeriNet will issue to the persons who held all of the WRI Capital Stock immediately prior to the Effective Time or their successors in interest (the "Former WRI Stockholders") additional shares of AmeriNet Common Stock if the Surviving Corporation has attained the following described pre Tax earning performance criteria, determined in accordance with generally accepted accounting principles, consistently applied, in reliance on the exemption from registration under the Securities Act provided by Section 4(6) thereof:

(A) If during the calendar year ended December 31, 2000, the Surviving Corporation earns net pre-Tax profits of at least $100,000, AmeriNet shall issue an additional 50,000 shares of its Common Stock to the Former WRI Stockholders, allocated among them on a pro rata basis based on their holdings of WRI Common Stock immediately prior to the Effective Time; and

(B) If during the calendar year ended December 31, 2001, the Surviving Corporation earns net pre-Tax profits of at least $200,000, AmeriNet shall issue an additional 50,000 shares of its Common Stock to the Former WRI Stockholders, allocated among them on a pro rata basis based on their holdings of WRI Common Stock immediately prior to the Effective Time; and

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(C)  If during  the  calendar  year  ended  December  31,  2002,  the  Surviving
     Corporation earns net pre-Tax profits of at least $300,000, AmeriNet shall issue an additional 50,000 shares of its Common Stock to the Former WRI Stockholders, allocated among them on a pro rata basis based on their holdings of WRI Common Stock immediately prior to the Effective Time.

5.16 WRI Board of Directors.

     Subject to: WRI's compliance with its obligations under this Agreement, including those involving provision of certified financial statements for its operations for the time period and in the form required by Commission Regulation S-B for purposes of the Merger; the compliance with the members of WRI's board of directors with their fiduciary obligations to AmeriNet as WRI's stockholder and with applicable laws; and, the attainment by WRI of the financial projections established in Schedule 5.16 (the "Projections"), AmeriNet hereby covenants and agrees that it well maintain membership on the Successor Corporation's (hereinafter referred to as "WRI") board of directors in the following ratio: four fifths of the members would be designees of WRI's Former Stockholders and one quarter would be designees of AmeriNet, provided, however, that:

(A) A quorum for meetings of WRI's board of directors and any action by WRI's board of directors will require the participation of AmeriNet's designees; and

(B) WRI's board of directors would not, without AmeriNet's prior written consent specifying the action authorized, be authorized to engage in any material change in WRI's business not contemplated by the Projections, sell a material portion of WRI's assets outside the normal course of business, issue any securities, authorize the borrowing of any funds or pledge of any assets, for so long as WRI remained a subsidiary of AmeriNet.

5.17 Credit for Time Employed.

     For purposes of determining the eligibility of any WRI employee to receive benefits under any employee benefit plan, or for determining the amount or scope of any such benefit for which a WRI employee is eligible, the time such employee was employed by WRI shall be credited to such employee as if such employee had been employed by the Surviving Corporation for such period; and, in addition, the Surviving Corporation shall credit WRI employees with all vacation accrued as of the Effective Time.

                                   Article VI
                            Conditions to the Merger

6.1  Conditions to Obligations of Each Party to Effect the Merger.

     The respective obligations of each Party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(A) Stockholder Approval.

     This Agreement and the Merger and other transactions contemplated hereby (including without limitation the Employment Agreements) shall have been approved and adopted by the requisite vote of the stockholders of WRI at the WRI Stockholders' Meeting.

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

(B)  No Injunctions or Restraints: Illegality.

     No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

(C)  WRI Information Required by Commission Regulation S-B

     The provision by WRI on a timely basis in full compliance with the requirements of Commission Regulation S-B of all information concerning its past operations, including audited WRI Financial Statements, shall constitute a condition subsequent to the obligations of AmeriNet and American Internet under this Agreement and in the event of the failure of such condition subsequent, then, at AmeriNet's sole option:

     (1) The Merger may be rescinded, and all funds advanced by AmeriNet to the Surviving Corporation shall be repaid, with interest at the annual rate of 8%, to AmeriNet within 30 days after such rescission; or

     (2) The Escrow Shares shall be deemed defaulted to AmeriNet and the Merger shall be restructured in a manner complying with AmeriNet's reporting and other obligations under the Exchange Act, including the sale by AmeriNet of the Surviving Corporation.

6.2  Additional Conditions to Obligations of WRI.

     The obligations of WRI to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by WRI:

(A)  Representations, Warranties and Covenants.

     The representations and warranties of AmeriNet in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and AmeriNet shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

(B)  Certificate of AmeriNet.

     WRI shall have been provided with a certificate executed on behalf of AmeriNet by its President and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

     (1) All representations and warranties made by AmeriNet and American Internet under this Agreement are true and complete in all material respects; and

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

     (2) All covenants, obligations and conditions of this Agreement to be performed by AmeriNet and American Internet on or before such date have been so performed in all material respects.

(C)  Satisfactory Form of Legal Matters.

     The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to counsel to WRI.

(D)  Legal Opinion.

     WRI shall have received a legal opinion from legal counsel to American Internet and AmeriNet, substantially in the form of Exhibit 6.2(D) hereto.

(E)  No Material Adverse Changes.

     There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a material adverse effect on AmeriNet.

6.3  Additional Conditions to the Obligations of AmeriNet and American Internet.

     The obligations of AmeriNet and American Internet to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by AmeriNet:

(A)  Representations, Warranties and Covenants.

     (1) The representations and warranties of WRI in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time and WRI shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

     (2) AmeriNet shall have no remedy against the Escrow Fund in respect of an untrue representation or warranty if prior to the Effective Time WRI delivers to AmeriNet in accordance with Section 9.2 a written statement:

          (a) Advising AmeriNet that an event (a "Post-Execution Event") has occurred (specifying in reasonable detail such event) subsequent to the date of execution of this Agreement that would render any representation or warranty made by WRI in this Agreement untrue if such representation or warranty were made as of the Effective Time; and

          (b) Confirming that such representation or warranty was true as of the date of execution of this Agreement, and

          (c)  AmeriNet subsequently waives the failure to satisfy the condition
               set  forth  in  this   Section   6.3(A)  with   respect  to  such
               representation or warranty.

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(B)  Certificate of WRI.

     AmeriNet shall have been provided with a certificate executed on behalf of WRI by its President and Chief Financial Officer to the effect that, as of the Effective Time, all:

     (1) Representations and warranties made by WRI under this Agreement are true and complete in all material respects; and

     (2)  Covenants,   obligations  and  conditions  of  this  Agreement  to  be
          performed by WRI on or before such date have been so performed in all material respects.

(C)  Third Party Consents.

     Any and all consents, waivers and approvals required from third Parties relating to the contracts and agreements of WRI so that the Merger and other transactions contemplated hereby do not adversely affect the rights of, and benefits to, WRI thereunder shall have been obtained.

(D)  Satisfactory Form of Legal and Accounting Matters.

     The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to AmeriNet's counsel (provided that the condition subsequent concerning the compliance of information provided by WRI with the requirements of Commission Regulation S-B, on a timely basis, shall survive the Merger).

(E)  Legal Opinion.

     AmeriNet shall have received a legal opinion from legal counsel to WRI, in substantially the form of Exhibit 6.3(E) hereto.

(F)  No Material Adverse Changes.

     There shall not have occurred any event, fact or condition which has had or reasonably would be expected to have a material adverse effect on WRI.

(G)  Affiliate Agreements.

     AmeriNet shall have received from each of the Affiliates of WRI an executed Affiliate Agreement which shall be in full force and effect.

(H)  Dissenters.

     The number of shares of WRI's Common Stock held by holders who either (i) have exercised appraisal rights or (ii) retain the ability to exercise such appraisal rights shall not exceed nineteen percent of the outstanding WRI's Common Stock in the aggregate.

(I)  Employment Agreements.

     The Employment Agreements shall have been duly executed and delivered and shall be in full force and effect.

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

(J)  Minimum Net Worth.

     WRI shall on the Effective Date have net tangible assets of at least $150,000.

(K)  Confidentiality Agreements.

     Each current employee at WRI shall have executed a confidentiality agreement in the form attached hereto as Exhibit 2.11.

(L)  Accredited Investors.

     Except as specifically disclosed in Schedule 6.3(L), immediately prior to the Effective Time, there shall be no stockholders of WRI who are not "accredited investors," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

                                  Article VII
               Survival of Representations and Warranties; Escrow

7.1  Survival of Condition Subsequent, Representations and Warranties.

(A) All conditions subsequent to the Merger and covenants to be performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date the audit of AmeriNet's financial statements for the year ending June 30, 2000 has been completed and AmeriNet has received a signed opinion from its independent auditors certifying such financial statements (the "2000 Audit Date").

(B) All covenants to be performed after the Effective Time shall continue indefinitely.

7.2  Escrow Arrangements.

(A) Escrow Fund.

     (1) As soon as practicable after the Effective Time, a portion of the shares of AmeriNet's Common Stock to be issued in the Merger equal to the Escrow Number [as defined in paragraph 1.6(B)(7)(iv)] (plus any additional New Shares [as defined below] as may be issued in respect thereof after the Closing; collectively, the "Escrow Shares"), without any act of any stockholder, will be registered in the name of a person designated from time to time for such purpose by AmeriNet as escrow agent (the "Escrow Agent") and will be deposited with a financial institution acceptable to AmeriNet and the Agent [as defined in
          Section 7.2(H) below)], such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein and at AmeriNet's sole cost and expense.

     (2)  (a)  The  portion  of  AmeriNet   Common  Stock  in  the  Escrow  Fund
               contributed on behalf of each stockholder of WRI is listed opposite such stockholders' name on Exhibit 7.2(A).

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          (b)  The Escrow Fund shall be available to compensate AmeriNet and its affiliates for any claim, loss, expense, liability or other damage, including reasonable attorneys' fees that AmeriNet or any
               of  its  affiliates   has  incurred  or  reasonably   anticipates
               incurring  by reason of the breach by WRI of any  representation,
               warranty,   covenant  or  agreement  of  WRI  contained   herein,
               (collectively, "Losses"), but only to the extent that such Losses exceed $30,000.

          (c) AmeriNet and WRI each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares of AmeriNet Common Stock that AmeriNet would have agreed to issue in connection with the Merger.

     (3) Nothing herein shall limit the liability of WRI for any breach of any representation, warranty or covenant if the Merger does not close. Resort to the Escrow Fund shall be the exclusive contractual remedy of AmeriNet and its affiliates for any such breaches and misrepresentations if the Merger does close; provided, however, that nothing herein shall limit any noncontractual remedy for fraud.

(B)  Escrow Period; Distribution upon Termination of Escrow Periods.

     (1) Subject to the following requirements, the Escrow Fund shall remain in existence until the 2000 Audit Date (the "Escrow Period").

     (2) Upon the expiration of such Escrow Period, the Escrow Fund shall terminate with respect to all Escrow Shares; provided, however, that the number of Escrow Shares, which, in the reasonable judgment of AmeriNet, subject to the objection of the Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(G) hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the expiration of such Escrow Period with respect to facts and circumstances existing on or prior to the 2000 Audit Date shall remain in the Escrow Fund (and the Escrow Fund shall remain in existence) until such claims have been resolved.

     (3) As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Former WRI Stockholders all AmeriNet Common Stock and other property remaining in the Escrow Fund and not required to satisfy such claims.

     (4) Deliveries of AmeriNet Common Stock and other property to the Former WRI Stockholders pursuant to this Section 7.2(B) shall be made in proportion to their respective original contributions to the Escrow Fund.

(C)  Protection of Escrow Fund.

     The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of AmeriNet and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

(D)  Distributions; Voting.

     (1) (a) Any shares of AmeriNet Common Stock or other equity securities issued or distributed by AmeriNet (including shares issued upon a stock split) ("New Shares") in respect of AmeriNet Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof.

          (b) New Shares issued in respect of AmeriNet Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund, but shall be distributed to the holders thereof.

          (c) When and if cash dividends on AmeriNet Common Stock in the Escrow Fund shall be declared and paid, they shall not be added to the Escrow Fund but shall be paid to those on whose behalf such AmeriNet Common Stock is held who, prior to the Merger, held WRI's Common Stock.

     (2) Each stockholder of WRI shall have voting rights with respect to the shares of AmeriNet Common Stock contributed to the Escrow Fund on behalf of such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of AmeriNet Common Stock) so long as such shares of AmeriNet Common Stock or other voting securities are held in the Escrow Fund.

(E)  Claims Upon Escrow Fund.

     Subject to the objection procedure established in Section 7.2(F) below, the Escrow Agent shall deliver to AmeriNet out of the Escrow Fund, as promptly as practicable, shares of AmeriNet Common Stock or other assets held in the Escrow Fund in an amount equal to Losses by AmeriNet, provided that

     (1) A written claim of loss has been provided by AmeriNet to the Escrow Agent at any time on or before the last day of the Escrow Period in the form of a certificate signed by any officer of AmeriNet (an "Officer's Certificate"), with a copy to WRI:

          (a) Stating that AmeriNet has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and

          (b) Specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(F) hereof.

      (2) For the purposes of determining the number of shares of AmeriNet Common Stock to be delivered to AmeriNet out of the Escrow Fund pursuant to Section 7.2(E)(1), the shares of AmeriNet Common Stock shall be valued at the average last transaction price reported on the OTC Bulletin Board during the ten trading day period preceding the Effective Time.

(F)  Objections to Claims.

     (1) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Agent [as defined in Section 7.2(H)] and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to AmeriNet of shares of AmeriNet Common Stock, pursuant to Section 7.2(E) hereof unless the Escrow Agent shall have received written authorization from the Agent to make such delivery.

     (2) After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the shares of AmeriNet Common Stock or other property in the Escrow Fund in accordance with Section 7.2(E) hereof, provided that no such payment or delivery may be made if the Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

(G)  Resolution of Conflicts; Arbitration.

     (1) (a) In case the Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Agent and AmeriNet shall attempt in good faith to agree upon the rights of the respective Parties with respect to each of such claims.

         (b) If the Agent and AmeriNet should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties and shall be furnished to the Escrow Agent.

         (c) The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of AmeriNet Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

     (2) (a) If no such agreement can be reached after good faith negotiation, either AmeriNet or the Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both Parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators.

         (b) AmeriNet and the Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator.

         (c) The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute.

         (d) The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

          (e) The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the Parties to this Agreement, and notwithstanding anything in Section 7.2(F) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (f) Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

      (3) (a) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Broward County, Florida, under the rules then in effect of the American Arbitration Association.

          (b) For purposes of this Section 7.2(G), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, AmeriNet shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award AmeriNet less than the sum of 50% of the disputed amount plus any amounts not in dispute; otherwise, the Former WRI Stockholders as represented by the Agent shall be deemed to be the Non-Prevailing Party.

          (c) The Non-Prevailing Party to an arbitration shall pay its own expen ses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other Party to the arbitration.

(H)  Agent of the Stockholders: Power of Attorney.

     (1) (a) (i)    In the event that the  Merger is  approved,  effective  upon such  vote,  and  without  further  act of any  stockholder,
                    Michael  A.  Caputa   shall  be   appointed   as  agent  and
                    attorney-in-fact  (the "Agent") for each  stockholder of WRI
                    (except such stockholders, if any, as shall have perfected their appraisal rights under the Florida Corporate Merger
                    Laws, for and on behalf of the Former WRI Stockholders, to give and receive notices and communications, to authorize delivery to AmeriNet of AmeriNet Common Stock or other property from the Escrow Fund in satisfaction of claims by AmeriNet, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Agent for the accomplishment of the foregoing.

             (ii) Such agency may be changed by the Former WRI Stockholders from time to time upon not less than thirty (30) days prior written notice to AmeriNet; provided that the Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent.

             (iii) No bond shall be required of the Agent, and the Agent shall not receive compensation for his or her services.

              (iv) Notices or communications to or from the Agent shall constitute notice to or from each of the Former WRI Stockholders.

          (b) The Agent shall be entitled to submit a claim and receive reimbursement from the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by the Agent as a result of his acting as the Agent; provided, however, that such right to reimbursement shall be subordinate to AmeriNet's claims on the Escrow, if any, and shall be paid only after all such claims have been satisfied.

          (c) Any such reimbursement shall be paid in shares of AmeriNet Common Stock out of the Escrow Fund.

          (d) For purposes of such reimbursement of the Agent only, such shares shall be valued at the average of the closing prices of AmeriNet Common Stock for the ten trading days ending on the day prior to the date the Escrow Agent pays such reimbursement amount.

      (2) (a) The Agent shall not be liable for any act done or omitted hereunder as Agent while acting in good faith and in the exercise of reasonable judgment.

          (b) The Former WRI Stockholders on whose behalf shares of AmeriNet Common Stock were contributed to the Escrow Fund shall severally indemnify the Agent and hold the Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Agent and arising out of or in connection with the acceptance or administration of the Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Agent.

(I)  Actions of the Agent.

     (1) A decision, act, consent or instruction of the Agent shall constitute a decision of all the stockholders for whom shares of AmeriNet Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and AmeriNet may rely upon any such decision, act, consent or instruction of the Agent as being the decision, act, consent or instruction of each every such stockholder of WRI.

     (2) The Escrow Agent and AmeriNet are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

(J)  Third-Party Claims.

     (1) In the event AmeriNet becomes aware of a third-party claim which AmeriNet believes may result in a demand against the Escrow Fund, AmeriNet shall notify the Agent of such claim, and the Agent and the Former WRI Stockholders shall be entitled, at their expense, to participate in any defense of such claim.

     (2) AmeriNet shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the validity of any claim against the Escrow Fund.

     (3) In the event that the Agent has consented to any such settlement, the Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by AmeriNet against the Escrow Fund with respect to such settlement.

(K)  Escrow Agent's Duties.

     (1) (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of AmeriNet and the Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper Party or Parties.

          (b) The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

      (2) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the Parties or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the Parties or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (3) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

     (4) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

     (5)  The Escrow  Agent may resign at any time upon  giving at least  thirty
          (30) days written notice to AmeriNet and the Agent to this Agreement; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows:

          (a) AmeriNet and the Agent shall use their best efforts to mutually agree upon a successor agent within thirty (30) days after receiving such notice.

          (b) If the Parties fail to agree upon a successor escrow agent within such time, AmeriNet shall have the right to appoint a successor escrow agent authorized to do business in Florida.

          (c) The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent.

          (d) Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

                                  Article VIII
                        Termination, Amendment And Waiver

8.1 Termination.

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, as follows:

(A)  By mutual consent of WRI and AmeriNet.

(B) By AmeriNet if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of WRI and such breach has not been cured within fifteen (15) days after notice to WRI.

(C) By WRI if it is not in material breach of its respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of AmeriNet or American Internet and such breach has not been cured within 15 days after notice to AmeriNet;

(D)  By any Party hereto if:

     (1)  The Closing has not occurred by November 30, 1999;

     (2) There shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger;

     (3) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal; or

     (4) There shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would:

          (a) Prohibit AmeriNet's or WRI's ownership or operation of all or a material portion of the business of WRI, or compel AmeriNet or WRI to dispose of or hold separate all or a material portion of the business or assets of WRI or AmeriNet as a result of the Merger; or

          (b) Render AmeriNet, American Internet or WRI unable to consummate the Merger, except for any waiting period provisions.

(E) Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the board of directors (as applicable) of the Party taking such action.

8.2  Effect of Termination.

     In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of AmeriNet, American Internet or WRI or their respective officers, directors or stockholders, except if such termination results from the breach by a Party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement (it being understood that termination of this Agreement because of failure of WRI to satisfy the condition set forth in
Section 6.3(A) as a result of the occurrence of a Post-Execution Event shall not be deemed to be a termination resulting from such a breach of representation or warranty.)

8.3 Amendment.

(A) This Agreement may be amended by the Parties at any time before or after approval of matters presented in connection with the Merger by the stockholders of those parties required by applicable law to so approve but, after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders of a Party without obtaining such further approval.

(B) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.4  Extension; Waiver.

(A) At any time prior to the Effective Time any Party may, to the extent legally allowed:

     (1) Extend the time for the performance of any of the obligations or other acts of the other Parties;

     (2) Waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; or

     (3) Waive compliance with any of the agreements or conditions for the benefit of such Party contained herein.

(B) Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

                                   Article IV
                               General Provisions

9.1 Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(C) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.2  Notice.

(A) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     (1)      To AmeriNet:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
                  Attention: Michael Harris Jordan, President
               Telephone (561) 998-3435, Fax (561) 998-3425; and,
               e-mail webmaster@amerinetgroup.com; with a copy to

                                General Counsel
                            AmeriNet Group.com, Inc.
               1941 Southeast 51st Terrace; Ocala, Florida 34471
               Telephone (352) 694-6714, Fax (352) 694-9178; and,
                         e-mail, grichard@atlantic.net.

     (2)      To WRI:

                                Wriwebs.com, Inc.
      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441
                     Attention: Michael A. Caputa, President
               Telephone (954) 360-0636, Fax (954) 360-0377; and,
                            web site www.wriwebs.com;

     (3)      To Agent:

                              Mr. Michael A. Caputa
       245 North Ocean Boulevard, Suite 201; Deerfield Beach,Florida 33441
                     Attention: Michael A. Caputa, President
               Telephone (954) 360-0636, Fax (954) 360-0377; and,
                           e-mail Michal@wriwebs.com;
                                 with a copy to

                            Jeffrey B. Levy, Esquire
           106 Southeast Sixth Street; Fort Lauderdale, Florida 33301
               Telephone (954) 522-1060; Fax (954) 462-8882; and,
                             e-mail jeff@wriwebs.com

     (4)      To the Escrow Agent:

To the person designated by AmeriNet at the contact information provided by AmeriNet from time to time.

     (5)      To Yankees:

                           The Yankee Companies, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                          e-mail carrington@flinet.com;

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(B) At the request of any Party, notice will also be provided by overnight delivery, facsimile transmission or e-mail, provided that a transmission receipt is retained.

(C) (1) The Parties acknowledge that Yankees serves as a strategic consultant to AmeriNet and has acted as scrivener for the Parties in this transaction but that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

    (2) Because of the inherent conflict of interests involved, Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement and its exhibits and incorporated materials on their behalf.

(D) The decision by any Party not to use the services of legal counsel in conjunction with this transaction shall be solely at their own risk, each Part acknowledging that applicable rules of the Florida Bar prevent
     AmeriNet's general counsel, who has reviewed, approved and caused modifications on behalf of AmeriNet, from representing anyone other than AmeriNet in this transaction.

9.3  Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

9.4  Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

9.5  Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

9.6  Governing Law.

     This Agreement shall be construed in accordance with the substantive and procedural laws of the State of Delaware (other than those regulating Taxation and choice of law).

9.7  Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

9.8  Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(a) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, three by AmeriNet and three by WRI.

        (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, three by AmeriNet and three by WRI.

     (3) (a) Expenses of mediation shall be borne equally by the Parties, if successful.

         (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

         (c)   If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties involved.

9.9  Benefit of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

9.10 Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

9.11 Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

9.12 License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by G. Richard Chamberlin, Esquire.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

                                Execution Pages

     IN WITNESS WHEREOF, AmeriNet, American Internet and WRI have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
     In Our Presence:

                                                        AmeriNet Group.com, Inc.

---------------------------------
                                                           /s/ Micahel H. Jordan
_________________________________            By: _______________________________
                                                    Michael H. Jordan, President

     (Corporate Seal)
                                                          /s/ Vanessa H. Lindsey
                                        Attest:______________________________

                                                   Vanessa H. Lindsey, Secretary
Dated:    November 11 1999

State of Florida    }
County of Palm Beach} ss.:

     On this 11th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Michael H. Jordan and
Vanessa H. Lindsey, to me known, and known to me to be the president and secretary of AmeriNet Group.com, Inc., the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of AmeriNet Group.com, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 27th day of August, 2000.

     (Seal)
                             /s/ Dorothy A. Dikter
                        --------------------------------
                                  Notary Public

                                       American Internet Technical Centers, Inc.

---------------------------------
                                                           /s/ Michael A. Caputa
_________________________________                 By: __________________________
                                                    Michael A. Caputa, President

     (Corporate Seal)
                                                             /s/ Jeffery B. Levy
                                             Attest:____________________________
                                                        Jeffery B. Levy, Esquire
                                                     Secretary & General Counsel
Dated:    November 11, 1999

State of Florida    }
County of Palm Beach} ss.:

     On this 11th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Michael A. Caputa and Jeffery B. Levy, to me known, and known to me to be the president and secretary of American Internet Technical Center, Inc., the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of American Internet Technical Center, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 27th day of August, 2000.

     (Seal)
                             /s/ Dorothy A. Dikter
                        --------------------------------
                                  Notary Public


                                                               Wriwebs.com, Inc.

---------------------------------
                                                           /s/ Michael A. Caputa
_________________________________                 By: __________________________
                                                    Michael A. Caputa, President

     (Corporate Seal)
                                                             /s/ Jeffery B. Levy
                                             Attest:____________________________
                                                                 Jeffery B. Levy
                                                     Secretary & General Counsel
Dated:    November 11, 1999

State of Florida    }
County of Palm Beach} ss.:

     On this 11th day of November, 1999, before me, a notary public in and for the county and state aforesaid, personally appeared Michael A. Caputa and Jeffery B. Levy, to me known, and known to me to be the president and secretary of Wriwebs.com, Inc., the above-described corporation, and to me known to be the person who executed the foregoing instrument, and acknowledged the execution thereof to be their free act and deed, and the free act and deed of Wriwebs.com, Inc., for the uses and purposes therein mentioned.

     In witness whereof, I have hereunto set my hand and affixed my notarial seal the day and year in this certificate first above written. My commission expires the 27th day of August, 2000.

     (Seal)
                             /s/ Dorothy A. Dikter
                        --------------------------------
                                  Notary Public

Schedule 1.4 Forms of Articles of Incorporation and Bylaws for Surviving Corporation

               Articles of Amendment to Articles of Incorporation

                                       of

                    American Internet Technical Center, Inc.

     Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation does hereby adopt the following articles of amendment to its Articles of Incorporation:

                                   Witnesseth:

First:   Amendments adopted:

     At a meeting of the Corporation's Board of Directors a resolution was duly adopted setting forth a proposed amendment of the Corporation's articles of incorporation, declaring such amendment to be advisable and calling for action by the Corporation's stockholders.

     The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that the articles currently contained in the Corporation's articles of incorporation are hereby repealed in their entirety and replaced by the following amended articles:

                                    ARTICLE I
                                      NAME

         The name of the Corporation is:

                              "WRIWEBS.COM, INC. "

                                   ARTICLE II
             REGISTERED OFFICE, REGISTERED AGENT & PRINCIPAL ADDRESS

2.1      REGISTERED OFFICE & REGISTERED AGENT,

(a) The street address of the registered office of this Corporation in the state of Florida is 1941 SOUTHEAST 51ST Terrace; Ocala, Florida 34471, situate in Marion County, and the name of the initial registered agent of this Corporation at such address is Vanessa H. Lindsey.

(b) The registered agent's telephone number is 352-694-9182 and its E-Mail address is Vanessa @atlantic.net.

2.2      PRINCIPAL OFFICE & MAILING ADDRESS

(a) The Corporation's principal office and principal mailing address is 245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441

(b)      The  Corporation's  telephone  and fax numbers are (954)  360-0636 and
         (954) 360-0377.


                                   ARTICLE III
                                    PURPOSES

     This Corporation is organized for the purpose of transacting any and all lawful business; PROVIDED, HOWEVER, that it shall not:

(a) Engage in any activities that would subject it to regulation as an investment company under the Federal Investment Company Act of 1940 (the "Investment Company Act"), as amended, unless it shall have first qualified and elected to be regulated as a small business DEVELOPMENT COMPANY PURSUANT TO SECTIONS 54 ET. SEQ., thereof, and limits its investment company activities to those permitted thereby;

(b) Engage in any activities which would subject the Corporation to regulation as a broker dealer in securities subject to regulation under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or as an investment advisor subject to regulation under the Investment Advisors Act of 1940, as amended (the "Investment Advisor's Act"); or

(c) Engage in any other activities requiring the Corporation to comply with governmental registration and supervision, unless it has completed such registration and conducts itself in full compliance with such supervisory requirements.

                                   ARTICLE IV
                                  CAPITAL STOCK

4.1      AUTHORIZED CAPITAL STOCK

(a) The Corporation's equity shall be divided into shares of capital stock, designated as either common or preferred in accordance with the applicable provisions of the Florida General Corporation Law, and as determined by the Corporation's Board of Directors and Stockholders, in the manner set forth in this Article of Incorporation.

(b) The maximum number of shares that this Corporation is authorized to have outstanding at any time is 20,000,000 shares of common stock, each share having a par value of $0.001."

4.2      AMENDMENTS TO AUTHORIZED CAPITAL

     The  Corporation's  Board  of  Directors  is  hereby  authorized,   without
stockholder approval, to amend this Certificate from time to time, in order to:

(a) Effect splits or reverse splits of the Corporation's common or preferred stock; increase the amount of authorized capital stock and determine the attributes thereof, provided that such amendment may not detrimentally affect the rights of holders of outstanding capital stock, other than as a result of pro rata dilution;

(b) Create a class of preferred stock and designate the attributes of such preferred stock;

(c)      Change the name of the Corporation; and,

(d) Such other matters as may be otherwise permitted under then applicable laws of the State of Florida.

                                    ARTICLE V
                                  INCORPORATORS

     The name and  addresses  of the  Corporation's  incorporator  is Vanessa H.
Lindsey: 1941 Southeast 51st Terrace; Ocala, Florida 34471.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

(a) The number of Directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one.

(b) The name and address of the initial Director of the corporation is Michael A. Caputa; 7526 Silverwoods Court; Boca Raton, Florida 33433.

                                   ARTICLE VII
                                    DURATION

     This Corporation shall have perpetual existence commencing on the date of the filing of this Article of Incorporation with the Department of State of Florida.

                                  ARTICLE VIII
                        QUORUM FOR STOCKHOLDERS MEETINGS

     Unless otherwise provided for in the Corporation's Bylaws, a majority of the shares entitled to vote, represented in person or by proxy, shall be required to constitute a quorum at a meeting of stockholders.

                                   ARTICLE IX
                                 INDEMNIFICATION

     The Corporation shall indemnify its Officers, Directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for or at the request of the Corporation, and shall advance funds required for such purposes to the person indemnified, to the fullest extent permitted under Florida law existing now or hereinafter enacted, subject to such contractual conditions or limitations as the Corporation and the indemnified person may have agreed to in a written and subscribed instrument.

                                    ARTICLE X
                        LIMITATION ON STOCKHOLDER ACTIONS

(a) In the event that this Corporation at any time has more than three stockholders, none of which owns more than 95% of the Corporation's outstanding common stock of all classes and series, then the following provisions shall be applicable as to all stockholders who own less than 50% of the Corporation's outstanding common stock of all classes and series ("Minority Stockholders"):

         (1) Minority Stockholders shall not have a cause of action against the Corporation's Officers, Directors or agents as a result of any action taken, or as a result of their failure to take any action, unless deprivation of such right is deemed a nullity be cause, in the specific case, deprivation of a right of action would be impermissibly in conflict with the public policy of the State of Florida.

         (2) No Minority Stockholder may assert a derivative cause of action on behalf of the Corporation, rather, any claims that would give rise to derivative causes of action shall be submitted in writing, specifying the nature of the cause of action and providing all evidence associated with such claim, to a special committee of the Board of Directors comprised of members who do not also serve as officers of the Corporation and are not reasonably involved with the subject cause of action, or if no such directors are serving, to legal counsel designated by the Corporation in which no attorney holds shares of the Corporation's securities, holds any office or position with the Corporation or is related by marriage or through siblings, parents or children to any officer or director of the Corporation, and the decision to litigate, or not to litigate by such special committee or special counsel shall be binding on the Corporation and the submitting Minority Stockholder or Minority Stockholders; unless the foregoing procedure has not been followed within 90 days after completion of the submission by the subject Minority Stockholder.

         (3) The fact that this Article shall be inapplicable in certain circumstances shall not render it inapplicable in any other circumstances and the Courts of the State of Florida are hereby granted the specific authority to restructure this Article, on a case by case basis or generally, as required to most fully give legal effect to its intent.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

     This Corporation shall not be subject to the restrictions or requirements for affiliated transactions imposed by Sections 607.0901, Florida Statutes, as permitted by the waiver provisions of Section 607.0901(5)(b) thereof.


Second:  The date of each amendment adopted is:      November 11, 1999.

Third:   Adoption of Amendments:

     The amendments were unanimously adopted by the shareholders. The number of votes cast for the amendments were sufficient for approval.

         IN WITNESS WHEREOF, I have subscribed my name this 11th day of November, 1999.

SIGNED, SEALED & DELIVERED
         IN OUR PRESENCE

-----------------------------

-----------------------------                    -------------------------------
                                                    MICHAEL A. CAPUTA, PRESIDENT

                                     Bylaws
                                       of
                               Wriwebs.com, Inc.

                                   ARTICLE I
                                  STOCKHOLDERS

SECTION 1.     Annual Meetings

(a)(1) The annual meeting of the stockholders of the Corporation, shall be held at the principal office of the Corporation in the State of Florida or at such other place within or without the State of Florida as may be determined by the Board of Directors and as may be designated in the notice of such meeting.

     (2) The meeting shall be held on the 15th day of October of each year or on such other day as the Board of Directors may specify.

     (3) If said day is a legal holiday, the meeting shall be held on the next succeeding business day not a legal holiday.

(b) Business to be transacted at such meeting shall be the election of Directors to succeed those whose terms are expiring and such other business as may be properly brought before the meeting.

(c) In the event that the annual meeting, by mistake or otherwise, shall not be called and held as herein provided, a special meeting may be called as provided for in Section 2 of this Article I in lieu of and for the purposes of and with the same effect as the annual meeting.

SECTION 2.     Special Meetings

(a) A special meeting of the stockholders of the Corporation may be called for any purpose or purposes at any time by the Chairman or President of the Corporation, by the Board of Directors or by the holders of not less than 10% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

(b) At any time, upon the written direction of any person or persons entitled to call a special meeting of the stockholders, it shall be the duty of the Secretary to send notice of such meeting pursuant to Section 4 of this
     Article I. It shall be the responsibility of the person or persons directing the Secretary to send notice of any special meeting of stockholders to deliver such direction and a proposed form of notice to the Secretary not less than 15 days prior to the proposed date of said meeting.

(c) Special meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Florida, on such dates, and at such time as shall be specified in the notice of such special meeting.

SECTION 3.     Adjournment

(a) When the annual meeting is convened, or when any special meeting is convened, the presiding officer may adjourn it for such period of time as may be reasonably necessary to reconvene the meeting at another place and time.

(b) The presiding officer shall have the power to adjourn any meeting of the stockholders for any proper purpose, including, but not limited to, lack of a quorum, securing a more adequate meeting place, electing officials to count and tabulate votes, reviewing any stockholder proposals or passing upon any challenge which may properly come before the meetings.

(c) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4(a) of this Article I to each stockholder of record on the new record date entitled to vote at such meeting.

SECTION 4.     Notice of Meetings; Purpose of Meeting; Waiver

(a)(1) Each stockholder of record entitled to vote at any meeting shall be given in person, or by first class mail, postage prepaid, written notice of such meeting which, in the case of a special meeting, shall set forth the purpose(s) for which the meeting is called, not less than 10 or more than 60 days before the date of such meeting.

   (2) If mailed, such notice is to be sent to the stockholder's address as it appears on the stock transfer records of the Corporation, unless the stockholder shall be requested of the Secretary in writing at least 15 days prior to the distribution of any required notice that any notice intended for him or her be sent to some other address, in which case the notice may be sent to the address so designated.

   (3) Notwithstanding any such request by a stockholder, notice sent to a stockholder's address as it appears on the stock transfer records of this Corporation as of the record date shall be deemed properly given.

   (4) Any notice of a meeting sent by United States mail shall be deemed delivered when deposited with proper postage thereon with the United States Postal Service or in any mail receptacle under its control.

(b)(1) A stockholder waives notice of any meeting by attendance, either in person or by proxy, at such meeting or by waiving notice in writing either before, during or after such meeting.

   (2) Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened, however, will not constitute a waiver of notice by a stockholder who states at the beginning of the meeting, his or her objection that the meeting is not lawfully called or convened.

(c) A waiver of notice signed by all stockholders entitled to vote at a meeting of stockholders may also be used for any other proper purpose including, but not limited to, designating any place within or without the State of Florida as the place for holding such a meeting.

(d) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice.

SECTION 5.     Closing of Transfer Records; Record Date; Stockholders' List

(a) In order to determine the holders of record of the capital stock of the Corporation who are entitled to notice of meetings, to vote a meeting or adjournment thereof, or to receive payment of any dividend, or for any other purpose, the Board of Directors may fix a date not more than 60 days prior to the date set for any of the above-mentioned activities for such determination of stockholders.

(b) If the stock transfer records shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such records shall be closed for at least 10 days immediately preceding such meeting.

(c) In lieu of closing the stock transfer records, the Board of Directors may fix in advance a date as the date for any such determination of stockholders, such date in any case to be not more than 60 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

(d) If the stock transfer records are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

(e) When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this Section for the adjourned meeting.

(f)(1) The officer or agent having charge of the stock transfer records of the Corporation shall make, as of a date at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of each stockholder and the number and class and series, if any, of shares held by each stockholder.

   (2) Such list shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation or at the office of the transfer agent or registrar of the Corporation for a period of 10 days prior to such meeting and shall be available for inspection by any stockholder at any time during usual business hours.

   (3) Such list shall also be produced and kept open at the time and place of any meeting of stockholders and shall be subject to inspection by any stockholder at any time during the meeting.

(g) The original stock transfer records shall be prima facie evidence as to the stockholders entitled to examine such list or stock transfer records or to vote any meeting of stockholders.

(h) If the requirements of Section 5(f) of this Article I have not been substantially complied with, then, on the demand of any stockholder in person or by proxy, the meeting shall be adjourned until such requirements are complied with.

(i) If no demand pursuant to Section 5(h) of this Article I is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

(j) Section 5(g) of this Article I shall be operative only at such time(s) as the Corporation shall have 6 or more stockholders.

SECTION 6.     Quorum

(a) At any meeting of the stockholders of the Corporation, the presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat shall be necessary to constitute a quorum for the transaction of any business.

(b) If a quorum is present, the vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the stockholders.

(c) If there shall not be a quorum at any meeting of the stockholders of the Corporation, then the Chairman of the meeting or the holders of a majority of the shares of the capital stock of the Corporation who shall be present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of all of the shares of the capital stock shall attend.

(d) At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

SECTION 7.     Presiding Officer; Order of Business

(a)(1) Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he or she is not present or there is no Chairman of the Board, by the President or, if he or she is not present, by the senior Vice President present or, if neither the Chairman of the Board, the President, nor a Vice President is present, the meeting shall be presided over by a chairman to be chosen by a plurality of the stockholders entitled to vote at the meeting who are present, in person or by proxy.

    (2) The presiding officer of any meeting of the stockholders may delegate his or her duties and obligations as the presiding officer as he or she sees fit.

(b) The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary shall act as Secretary of every meeting of stockholders, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall choose any person present to act as secretary of the meeting.

(c)  The order of business shall be as follows:

                           Call of meeting to order.
                          Proof of notice of meeting.
  Reading minutes of last previous stockholders' meeting or a waiver thereof.
                              Reports of Officers.
                             Reports of committees.
                             Election of Directors.
                      Regular and miscellaneous business.
                                Special matters.
                                  Adjournment.

(d)(1) Notwithstanding the provisions of Section 7(c) of this Article I, the order and topics of business to be transacted at any meeting shall be determined by the presiding officer of the meeting in his or her sole discretion.

   (2) In no event shall any variation in the order of business or additions and deletions from the order of business as specified in Section 7(c) of this Article I invalidate any actions properly taken at any meeting.

SECTION 8.     Voting

(a) Unless otherwise provided for in the Articles of Incorporation, each stockholder shall be entitled, at each meeting and upon each proposal to be voted upon, to one vote for each share of voting stock recorded in his name on the stock transfer records of the Corporation on the record date fixed as provided for in Section 5 of this Article I.

(b)(1) The presiding officer at any meeting of the stockholders shall have the power to determine the method and means of voting when any matter is to be voted upon.

   (2) The method and means of voting may include, but shall not be limited to, vote by ballot, vote by hand, vote by voice or vote by written consent in lieu of meeting.

   (3) No method of voting may be adopted, however, which fails to take account of any stockholder`s right to vote by proxy as provided for in
          Section 10 of this Article I.

   (4) In no event may any method of voting be adopted which would prejudice the outcome of the vote.

SECTION 9.     Action Without Meeting

(a)(1) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the Corporation's outstanding voting stock.

    2) Such instrument may be executed in counterparts or as a unitary document.

(b) In the event that the action to which the stockholders consent is such as wou ld have required the filing of a certificate under the Florida Business Corporation Act General Corporation Act, the effect of such consent shall be as if such action had been voted on by stockholders at a meeting thereof, however, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 9 of this Article I.

(c) If stockholder action is taken by written consent in lieu of meeting signed by less than all of the Corporation's stockholders, then all non participating stockholders shall be provided with written notice of the action taken within 10 days after the effective date of the written instrument taking such action.

(d) No action by written consent in lieu of meeting shall be valid if it is in contravention of applicable proxy or informational rules adopted pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, the requirements of Section 14 thereof.

SECTION 10.     Proxies

(a) Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting, or his or her duly authorized attorney-in-fact, may authorize another person or persons to act for him or her by proxy.

(b)(1) Every proxy must be signed by the stockholder or his or her attorney-in-fact.

   (2) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.

   (3) Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in this Section 10.

(c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of any adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

(d) Except when other provisions shall have been made by written agreement between the parties, the record holder of shares held as pledges or otherwise as security or which belong to another, shall issue to the pledger or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

(e) A proxy which states that it is irrevocable is irrevocable when it is held by any of the following or a nominee of any of the following: (i) a pledgee; (ii) a person who has purchased or agreed to purchase the shares:
     (iii) a creditor or creditors of the Corporation who extend or continue to extend credit to the Corporation in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit; (iv) a person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment and states the name of the employee and the period of employment contracted for; and (v) a person designated by or under an agreement as provided in Article XI hereof.

(f)(1) Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, the debt of the Corporation is paid, the period of employment provided for in the contract of employment has terminated, or the agreement under Article XI hereof has terminated and, in a case provided for in Section 10(e)
          (iii) or Section 10(e) (iv) of this Article I, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability of the proxy as provided in this Section 10.

   (2)    This  Section  10(f)  does not affect the  duration  of a proxy  under
          Section 10(b) of this Article I.

(g) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provisions unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

(h) If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of such persons present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy. if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

(i) If a proxy expressly so provides, any proxy holder may appoint in writing a substitute to act in his or her place.

(j) Notwithstanding anything in the Bylaws to the contrary, no proxy shall be valid if it was obtained in violation of any applicable laws, including, without limitation, the requirements of the Exchange Act or the Rules and Regulations promulgated thereunder.

SECTION 11.     Voting of Shares by Stockholders

(a)(1) Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate stockholder may designate.

   (2) Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate stockholder.

   (3)    In the  absence  of any such  designation,  or in case of  conflicting designation by the corporate stockholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate stockholder, in that order, shall be presumed to possess authority to vote such shares.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted as shares held by him or her without a transfer of such shares into his name.

(c)(1) Shares standing in the name of a receiver may be voted by such receiver.

   (2) Shares held by or under the control of a receiver but not standing in the name of such receiver, may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d) A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee.

(e) Shares of the capital stock of the Corporation belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares.

                                   ARTICLE II
                                   DIRECTORS

SECTION 1.     Board of Directors; Exercise of Corporate Powers

(a)(1) All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as may be otherwise provided in the Articles of Incorporation or in a stockholders' agreement.

   (2) If any such provision is made in the Articles of Incorporation or in a stockholders' agreement, the powers and duties conferred or imposed upon the Board of Directors shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles of Incorporation or stockholders' agreement.

   (3) In the event that the Corporation, pursuant to due and valid authorization by the Board of Directors, enters into an agreement relied on by a third party which requires specific actions by the Board of Directors in the future (e.g., the granting of proxies to vote shares in a subsidiary or the election of a person, or the designee of a person to a corporate office), then the Corporation's future Boards of Directors shall be bound to honor such agreement, unless such agreement is inconsistent with applicable laws.

(b) Directors need not be residents of this state or stockholders of the Corporation unless the Articles of Incorporation so require.

(c) The Board of Directors shall have authority to fix the compensation of Directors based on recommendations of its compensation committee unless otherwise provided in the Articles of Incorporation.

(d) A Director shall perform his or her duties as a Director, including his or her duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(e) In performing his or her duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:
     (i) one or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;
     (ii) legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such persons' professional or expert competence; or (iii) a committee of the Board upon which he or she does not serve, duly designated in accordance with a provision of the Articles of Incorporation or these Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

(f) A Director shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance described in Section 1(e) of this Article II to be unwarranted.

(g) A person who performs his or her duties in compliance with Section 1 of this Article II shall have no liability by reason of being or having been a Director of the Corporation.

(h) A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 2.     Number; Election; Classification of Directors; Vacancies

(a)(1) The Board of Directors of this Corporation shall consist of not less than one Director.

   (2) The Board shall have authority, from time to time, to increase the number of Directors or to decrease it to not less than one member, provided that no decrease in the number of Directors shall deprive a serving Director of the right to serve throughout the term of his or her election.

   (3) Whenever the Board of Directors is comprised of three or more members, at least on such member shall be a person other than a holder of ten percent or more of any class of the Corporation's capital stock, an officer or employee of the Corporation, or a person related to any such person (such director or directors being hereinafter referred to as "Independent Director(s)".

(b) Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall serve until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

(c)(1) At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to hold office until the next succeeding annual meeting, except in case of the classification of Director as permitted by the Florida Business Corporation Act.

   (2) Each Director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office, or death.

(d)(1) The stockholders, by amendment to these Bylaws, may provide that the Directors be divided into not more than four classes, as nearly equal in number as possible, whose terms of office shall respectively expire at different times, but no such term shall continue longer than four years, and at least one fourth of the Directors shall be elected annually.

   (2) If Directors are classified and the number of Directors is thereafter changed, any increase or decrease in Directorship shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

(e)(1) Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled only by the Board of Directors.

   (2) A Director elected to fill a vacancy shall hold office only until the next election of Directors by the stockholders.

SECTION 3.     Removal of Directors

(a) At a meeting of stockholders called expressly for that purpose, any Director or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of 50% plus one of the shares entitled to attend and vote at the election of Directors; provided that at least one Director remains in office or one Director is elected as a replacement Director concurrently with such removal.

(b) In the event that the number of Directors is reduced below the number mandated in the Articles of Incorporation as a result of the removal of one or more Directors by the stockholders, then the remaining Directors or the contemporaneously elected replacement Director will promptly elect replacement Directors, to serve until the next meeting of the Corporation's stockholders, and until their replacements have been elected, qualified and assume their office.

SECTION 4.     Director Quorum and Voting

(a) A majority of the Directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business.

(b) A majority of the members of an executive committee or other committee shall constitute a quorum for the transaction of business at any meeting of such executive committee or other committee.

(c) The act of a majority of the Directors present at a Board meeting at which a quorum is present shall be the act of the Board of Directors.

(d) The act of a majority of the members of an executive committee present at an executive committee meeting at which a quorum is present shall be the act of the executive committee.

(e) The act of a majority of the members of any other committee present at a committee meeting at which a quorum is present shall be the act of the committee, unless the committee is required to maintain a membership comprised of a majority of Independent Directors, in which case an act of the committee will require the affirmative vote of a majority of all Independent Directors who are eligible to attend and vote as well as a majority of those present and voting.

(f) Directors may, if not contrary to applicable law, vote either in person or by proxy, provided that the proxy holder must be either another Director, an officer or a stockholder of the Corporation; however, any Director who elects to vote by proxy more than three times during any single fiscal year shall, unless otherwise determined by the Board of Directors, be automatically removed as a Director.

SECTION 5.     Director Conflicts of Interest

(a) No contract or other transaction between this Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are Directors or officers or are financially interested shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because their votes are counted for such purpose, if:

(1) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

(2) The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(3) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board, a committee, or the stockholders.

(b) Interested Directors, whether or not voting, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

SECTION 6.     Executive and Other Committees; Designation; Authority

(a) The Board of Directors, by resolution adopted by the full Board of Directors, may designate from among its Directors an executive committee and one or more other committees each of which, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to : (i) approve or recommend to stockholders actions or proposals required by the Florida Business Corporation Act to be approved by stockholders; (ii) designate candidates for the office of Director for purposes of proxy solicitation or otherwise; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend these Bylaws; (v) authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (vi) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares, unless the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof has specified a general formula or method by resolution or by adoption of a stock option or other plan, authorized a committee to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, and voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms of a series for filing with the Department of State under the Florida Business Corporation Act.

(b)  The Board,  by resolution  adopted in accordance  with Section 6(a) of this
     Article II, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

(c) Neither the designation of any such committee, the delegation thereto of authority, nor action by such committee pursuant to such authority shall alone constitute compliance by a member of the Board of Directors, not a member of the committee in question, with his responsibility to act in good faith, in manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

(d) The Board of Directors shall at every organizational meeting thereof designate the following committees comprised in each case of a majority of Independent Directors:

     (1)  An audit committee;

     (2)  A derivative litigation committee;

     (3)  A compensation committee;

     (4)  A regulatory compliance committee; and

     (5)  A nominating committee.

(e) The audit committee shall be responsible for selection of the auditor for the Corporation's financial statements, which must be a certified public accountant that is a member of the AICPA's Securities Practice Section and already successfully subjected to peer review, for supervision of the annual audit and for review of all financial data submitted by the Corporation to the Commission.

(f)(1) No stockholder may assert a derivative cause of action on behalf of the Corporation, rather, any claims that would give rise to derivative causes of action shall be submitted in writing, specifying the nature of the cause of action and providing all evidence associated with such claim, to a the derivative litigation committee of the Board of Directors.

   (2) The derivative litigation committee shall be comprised of members who do not also serve as officers of the Corporation and who are not reasonably involved with the subject cause of action.

   (3) In the event that, due to the nature of the litigation involved, no such directors are serving, then its duties shall be delegated by the Board of Directors to a specially selected legal counsel who is not otherwise representing the Corporation, provided that no attorney so designated or his or her partners hold shares of the Corporation's securities, hold any office or position with the Corporation or be related by marriage or through siblings, parents or children to any officer or director of the Corporation.

   (4) The decision to litigate, or not to litigate by such special committee or special counsel shall be binding on the Corporation and the submitting stockholder or stockholders unless the foregoing procedure has not been initiated within 30 days after completion of the submission by the subject litigant.

(g)(1) The compensation committee shall have exclusive jurisdiction to develop compensation plans and alternatives for all executive officers and directors of the Corporation, and shall be responsible for development, implementation and awards under any benefit plans covering the Corporation's directors, officers or employees which, after proposal by the compensation committee, are adopted by the Board of Directors or the stockholders of the Corporation.

   (2) Plans or proposals developed by the compensation committee must be submitted for ratification to the Board of Directors, and, if approved thereby, shall, if required by applicable laws, be submitted for ratification to the Corporation's stockholders.

   (3) The Corporation's chief financial officer, a designee of the Corporation's auditors and a designee of the Corporation's general counsel shall serve as ex officio, non-voting members of the compensation committee.

(h) The regulatory compliance committee shall be responsible for review and approval of all filings by the Corporation with the Commission and any other federal regulatory body with which the Corporation is regularly required to file information involving matters not under the jurisdiction of the audit committee, and shall supervise the preparation by the Corporation's general counsel of summary materials concerning all such reports as may be required to permit all members of the Board of Directors to make informed decisions concerning approval or ratification of any such reports.

(i) The nominating committee shall conduct ongoing searches for candidates to corporate offices, for candidates to the Corporation's board of directors and for membership in committees of the Corporation's board of directors, and, in each instance when it makes recommendations for any such position, shall submit more qualified candidates, if reasonably possible, than there are positions to fill so that the Board of Directors and stockholders will be presented with more than one alternative.

(j) Any committee, may, if required for purposes of independence, be comprised of a single voting member.

(k) Notwithstanding the foregoing, in the event that the Corporation is a controlled subsidiary of another corporation and the parent corporation is ultimately responsible for the matters delegated to the audit committee, derivative litigation committee, compensation committee, regulatory compliance committee, or nominating committee, then the requirements for such committees as to this Corporation may be dispensed with.

SECTION 7.  Place, Time, Notice and Call of Directors' Meeting.

(a) Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

(b)(1) A regular meeting of the Board of Directors of the Corporation shall be held for the election of officers of the Corporation and for the transaction of such other business as may come before such meeting as promptly as practicable after the annual meeting of the stockholders of this Corporation without the necessity of notice other than this Bylaw.

   (2) Other regular meetings of the Board of Directors of the Corporation may be held at such places as the Board of Directors of the Corporation may from time to time resolve without notice other than such resolution.

   (3) Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors or a majority of the Directors of the Corporation, at such time and at such place as shall be specified in the call thereof.

   (4)(A) Notice of any special meeting of the Board of Directors must be given at least two days prior thereto if by written notice delivered personally, by telegram, by telephone, by e-mail or by facsimile transmission; or at least five days prior thereto if mailed.

      (B) If such notice is given by mail, such notice shall be deemed to have been delivered when deposited with the United States Postal Service addressed to the business address of such Director with postage thereon prepaid.

      (C) If notice be given by telegram, such notice shall be deemed delivered when the telegram is delivered to the telegraph company.

      (D) If notice is given by telephone (including facsimile transmission or e-mail), such notice shall be deemed delivered when the call is completed.

      (E) Notwithstanding the foregoing: if an emergency meeting of the Board of Directors or any committee thereof is required and notice as provided above cannot be reasonably provided within the time periods required, then:

          1. Notice shall be provided by all of the foregoing means and to all members, whether or not at the locations normally established for receipt of notice, establishing that an emergency meeting will be held at a specified time through teleconference in which each member must be able to participate, if he or she so elect;

          2. The time set for the emergency meeting must be the maximum amount of time following the provision or attempted provision of notice as is reasonable under the circumstances;

          3. If a quorum is established, then temporary required actions may be authorized, subject to ratification at a regularly called special meeting to be held within two days after at the emergency meeting, and if not so ratified, any such actions shall be immediately discontinued, and to the extent reasonably possible, undone.

(c)(1) Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting.

   (2) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

(d) Neither the business to be transacted at, nor the purpose of, any regular of special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

(e) (1) A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.

    (2) Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

(f)(1) Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

   (2) Participation by such means shall constitute presence in person at a meeting.

SECTION 8.     Action by Directors Without a Meeting

(a)(1) Any action required by the Florida Business Corporation Act to be taken at a meeting of the Directors of the Corporation, or any action which may be taken at a meeting of the Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee.

   (2)    Such consent shall have the same effect as a unanimous vote.

(b) If not contrary to applicable law, Directors may take action as the Board of Directors or committees thereof through a written consent to action signed by a number of Directors sufficient to have carried a vote of the Board of Directors or committee thereof with all members present and voting; provided, that all Directors not joining in such written instrument shall be deemed for all purposes to have cast dissenting votes, and that all Directors not parties to such instrument shall receive written notice of all action taken through such instrument within three days after such instrument shall have been subscribed by the requisite number of Directors required for such action.

SECTION 9.     Compensation

(a) The Directors and members of the executive and any other committee of the Board of Directors shall be entitled to such reasonable compensation for their services and on such basis as shall be fixed from time to time by resolution of the Board of Directors, based on proposals submitted by the compensation committee of the Board of Directors.

(b) The Board of Directors and members of any committee of that Board of Directors shall be entitled to reimbursement for any reasonable expenses incurred in attending any Board or committee meeting.

(c) Any Director receiving compensation under this Section shall not be prevented from serving the Corporation in any other capacity and shall not be prohibited from receiving reasonable compensation for such other services.

SECTION 10.     Resignation

(a) Unless he or she is the sole serving Director, any Director of the Corporation may resign at any time by providing the Board of Directors with written notice indicating the Director's intention to resign and the effective date thereof.

(b) A sole serving Director of the Corporation must, at least concurrently with his or her resignation, elect one or more successor Director(s) at least one of whom must assume his or her office concurrently with the subject resignation, and the resignation shall be effected by providing the successor Director(s) with written notice indicating the Director's intention to resign and the effective date thereof.

                                  ARTICLE III
                                    OFFICERS

SECTION 1.     Election; Number; Terms of Office

(a)(1) The officers of the Corporation shall consist of a Chairman of the Board of Directors, provided that there are three or more directors then serving, whose title may be designated as "Chairman," a Chief Executive officer, a President, a Chief Operating Officer, a Chief
          Financial Officer, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by these Bylaws.

    (2) Such other officers and assistance officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

    (3) The officers of the Corporation shall be hereinafter collectively referred to as the "Officers."

(b) All Officers and agents, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws, or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

(c) Any two or more offices may be held by the same person, except for the offices of President and Secretary.

(d) A failure to elect a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, a Vice President, a Secretary or a Treasurer shall not affect the existence of the Corporation.

SECTION 2.     Removal

(a) An Officer of the Corporation shall hold office until the election and qualification of his successor; however, any Officer of the Corporation may be removed from office by the Board of Directors or, if appointed by another Officer pursuant to authority delegated by the Board of Directors, by such appointing Officer, whenever in its, his or her judgment the best interests of the Corporation will be served thereby.

(b) Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

(c) Election or appointment of an officer shall not of itself create any contract right to employment or compensation or create an employer-employee relationship.

SECTION 3.     Vacancies

     Any vacancy in any office from any cause may be filled for the unexpired portion of the term of such office by the Board of Directors.

SECTION 4.     Powers and duties

(a)  Chairman:

     The Chairman of the Board of Directors (hereinafter referred to as the "Chairman"):

     (1) Shall preside over meetings of the Board of Directors and the stockholders.

     (2) Unless a separate Chief Executive Officer is elected, shall exercise the powers hereafter granted to that office.

     (3) Unless a Chairman of the Board is specifically elected, shall be the President.

(b)  Chief Executive Officer:

     (1) The Chief Executive Officer shall be the principal Officer of the Corporation to whom all other Officers shall be subordinate.

     (2) In the event no Chief Executive Officer is separately elected, such office shall be assumed by the Chairman of the Board, and if no such office has been filled, by the President.

     (3) Except where by law the signature of the President is required or unless the Board of Directors shall rule otherwise, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation which may be authorized by the Board of Directors.

(c)  Chief Operating Officer

     (1) The Chief Operating Officer of the Corporation shall be responsible for management of the day to day affairs of the Corporation, subject to compliance with the directions of the Board of Directors and of the Chief Executive Officer.

     (2) The Chief Operating Officer shall be responsible for the general day-to-day supervision of the business and affairs of the Corporation.

     (3) The Chief Operating Officer shall sign or countersign all certificates, contracts or other instruments of the Corporation, as authorized by the Board of Directors or as assigned by the Chief Executive Officer.

     (4) Unless otherwise provided by specific resolution of the Board of Directors, the President shall be the Chief Operating Officer of the Corporation.

(d)  President

     (1) In the absence of a separately elected or available Chief Executive Officer or Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors.

     (2) The Board of Directors will at all times retain the power to expressly delegate the duties of the President to any other Officer of the Corporation.

(e)  Chief Financial Officer

     (1) The Chief Financial Officer shall be responsible for coordinating all financial aspects of the Corporation's operations, including strategic financial planning, supervision of the Corporation's Treasurer, Comptroller and, subject to the supervision of the audit committee, for coordination with the Corporation's outside auditors.

     (2)  The Chief Financial Officer shall be responsible for keeping the audit
          committee   fully  and  timely  informed  of  all  matters  under  its jurisdiction.

     (3) The Chief Financial Officer shall, unless otherwise specifically provided by the Board of Directors, serve as the Corporation's principal compliance officer and shall be responsible for overseeing preparation and filing of all reports of the Corporation's activities required to be filed, either periodically or on a special basis with the United States Internal Revenue Service, the Commission and with other federal, state or local governmental agencies.

     (4) The Chief Financial Officer shall be responsible for keeping the regulatory committee fully and timely informed of all matters under its jurisdiction.

(f)  Vice President(s)

     (1) The Vice President(s), if any, in the order designated by the Board of Directors, shall exercise the functions of the President in the event of the absence, disability, death, or refusal to act of the President.

     (2) During the time that any Vice President is properly exercising the functions of the President, such Vice President shall have all the powers of and be subject to all restrictions upon the President.

     (3) Each Vice President shall have such other duties as are assigned to him from time to time by the Board of Directors or by the President of the Corporation and shall be subject to such specializing designations (e.g., "senior," executive," etc.) as the Board of Directors may select.

(g)  Secretary

     (1) The Secretary of the Corporation shall keep the minutes of the meetings of the stockholders of the Corporation, and, unless provided otherwise by the Chairman at any meeting of the Board of Directors, the Secretary shall keep the minutes of the meetings of the Board of Directors of the Corporation.

     (2) The Secretary shall, unless a chief legal officer is elected, be the custodian of the minute books of the Corporation and such other books and records of the Corporation as the Board of Directors of the Corporation may direct.

     (3) The Secretary of the Corporation shall have the general responsibility for maintaining the stock transfer records of the Corporation, or of supervising the maintenance of the stock transfer records of the Corporation by the transfer agent, if any, of the Corporation.

     (4) The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix the corporate seal of the Corporation on contracts and other instruments as the Board of Directors may direct.

     (5) The Secretary shall perform such other duties as are assigned from time by the Board of Directors, the Chief Executive Officer, the Chairman, the Chief Operating Officer or the President of the Corporation.

(h)  Treasurer

     (1) The Treasurer of the Corporation shall be directly subordinate to the Chief Financial Officer.

     (2) In the absence of a Chief Financial Officer, such office shall be filled by the Treasurer.

     (3)  Unless  otherwise  specified by the Board of Directors,  the Treasurer
          shall  have  custody  of  all  funds  and  securities   owned  by  the
          Corporation.

     (4) The Treasurer shall cause to be entered regularly in the proper books of account of the Corporation full and accurate accounts of the receipts and disbursements of the Corporation.

     (5) The Treasurer of the Corporation shall render a statement of the cash, financial and other accounts of the Corporation whenever he is directed to render such a statement by the Board of Directors or by the President of the Corporation.

     (6) The Treasurer shall at all reasonable times make available the Corporation's books and financial accounts to any Director of the Corporation during normal business hours.

     (7) The Treasurer shall perform all other acts incident to the Office of Treasurer of the Corporation, and he shall have such other duties as are assigned to him from time to time by the Board of Directors, the Chief Executive Officer, the Chairman, the Chief Operating Officer or the President of the Corporation.

(i)General Counsel & Chief Legal Officer:

     (1) The Board of Directors shall designate a person licensed to practice law in one of the states comprising the United States as the Corporation's General Counsel and Chief Legal Officer;

     (2) The Corporation's General Counsel and Chief Legal Officer shall coordinate the Corporation's legal affairs under the directions of the Board of Directors and in coordination with the Chief Executive Officer, to whom he or she shall report;

     (3) The Board of Directors may appoint such subordinate legal officers and assign them such functions as it may deem appropriate.

(j)  Other Subordinate or Assistant Officers.

     (1) Other subordinate, deputy or assistant officers may be appointed by the Board of Directors or by the Chief Executive Officer, the Chairman, the Chief Operating Officer or the President, if such authority is delegated to them by the Board of Directors.

     (2) Persons so appointed shall exercise such powers and perform such duties as may be delegated to them by the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or by the President, that appointed them, as the case may be.

(k) In case of the absence or disability of any Officer of the Corporation and of any person authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such Officer or any Director or any other person whom it may select.

SECTION 5.     Salaries

(a) The salaries of all Officers of the Corporation shall be fixed by the Board of Directors based on recommendations by the compensation committee of the Board of Directors.

(b) No Officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

                                   ARTICLE IV
                        LOANS TO EMPLOYEES AND OFFICERS;
               GUARANTEE OF OBLIGATIONS OF EMPLOYEES AND OFFICERS

(a) This Corporation may lend money to, guarantee any obligation of, or otherwise assist any Officer or other employee of the Corporation or of a subsidiary, including any Officer or employee who is a Director of the Corporation or of a subsidiary, whenever, in the judgment of the Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

(b) The loan, guarantee or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the Corporation.

(c) Nothing in this Article shall be deemed to deny, limit or restrict the powers of guarantee or warranty of this Corporation at common law or under any statute.

                                   ARTICLE V
                  STOCK CERTIFICATES; VOTING TRUSTS; TRANSFERS

SECTION 1.     Certificates Representing Shares

     To the extent legally permitted by the laws of the United States and the State of Florida, in the event that the Corporation has 100 or more stockholders, records of the holders of the Corporation's capital stock shall be maintained through stock transfer record entry with a transfer agent registered and in good standing with the Commission and certificates evincing ownership of capital stock shall not be issued, except at the request of a stockholder in which case they shall be issued as provided below, at the stockholders' expense:

(a)(1) Subject to the foregoing, every holder of shares of this Corporation shall be entitled to one or more certificates representing all shares to which he, she or it is entitled and such certificates shall be signed by the Chairman, Chief Executive Officer, Chief Operating Officer, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof.

   (2) The signatures of the Chairman, the Chief Executive Officer, the Chief Operating Officer, the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or an employee of the Corporation.

   (3) In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if it were executed by the appropriate Officer at the date of its issuance.

(b) Every certificate representing shares issued by this Corporation shall, if shares are divided into one or more classes or series with differing rights, state that the Corporation will furnish to any stockholder upon request and without charge a full statement of: (i) the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, and (ii) the variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine, the relative rights and preferences of subsequent series.

(c) Every certificate representing shares which are restricted as to sale, disposition or other transfer (including restrictions based on federal or state securities and other laws) shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

(d)  Each certificate representing shares shall state upon the face thereof:

     (1)  The name of the Corporation;

     (2) That the Corporation is organized under the laws of the State of Florida;

     (3)  The name of the person or persons to whom issued;

     (4) The number and class of shares, and the designation of the series, if any, which such certificate represents;

     (5)  The date of issuance; and

     (6) The par value of each share represented by such certificate, or a statement that the shares are without par value.

(e) No certificate shall be issued for any shares until they are fully paid for and in the event that a certificate is erroneously issued or compensation paid is subsequently discovered to be other than as represented (e.g., dishonored checks, securities of a corporation acquired in a reorganization where the representations and warranties provided prove to be materially false, services provided where other than as represented, etc.), then the Board of Directors shall promulgate a certified resolution detailing the nature of the misrepresented consideration, and shall submit such certified resolution to the person responsible for recording and effecting transactions in the Corporation's securities; whereupon such securities will be restricted from transfer and treated as no longer outstanding for all purposes unless the Corporation becomes subject to a judgment of a court of competent jurisdiction providing otherwise.

(f) For purposes of Commission Rule 144, the holding period for the company's securities shall be the initial date recorded in the Corporation's stock transfer record entry system for the issuance or transfer thereto to the subject holder, subject to the tacking provisions of such rule, unless a failure of consideration is determined to exist pursuant to the preceding paragraph, in which case the holding period will be deemed to have tolled until a legally binding determination is obtained concerning when the subject securities were, in fact, fully paid for.

SECTION 2.     Transfer records

(a) The Corporation shall keep at its registered office or principal place of business or in the office of its transfer agent or registrar, a stock transfer record (or stock transfer records where more than one kind, class, or series of stock is outstanding) to be known as the Official Stock Transfer Registry, containing the names, alphabetically arranged, addresses and Social Security numbers of every stockholder and the number of shares each kind, class or series of stock held of record.

(b) Where the Stock Transfer Registry is kept in the office of the transfer agent, the Corporation shall keep at its chief administrative offices copies of the stock lists prepared from said Stock Transfer Registry and sent to it from time to time (but not less frequently than every month) by the transfer agent.

(c) The Stock Transfer Registry or stock lists shall show the current status of the ownership of shares of the Corporation provided that, if the transfer agent of the Corporation be located elsewhere, a reasonable time shall be allowed for transit or mail, not to exceed three days.

SECTION 3.     Transfer of Shares

(a) The name(s) and address(es) of the person(s) to whom shares of stock of this Corporation are issued, shall be entered on the Stock Transfer records of the Corporation, with the number of shares and date of issue.

(b)(1) Transfer of shares of the Corporation shall be made on the Stock Transfer records of the Corporation by the Secretary or the transfer agent, subject to compliance with any restrictions specified on such certificate, only when the holder of record thereof or the legal representative of such holder of record or the attorney-in-fact of such holder of record, authorized by power of attorney duly executed and filed with the Secretary or transfer agent of the Corporation, shall direct that such transfer be effected in a written instrument complying with the securities industry requirements for stock and bond powers, bearing a medallion guarantee or such other requirements as may from time to time be promulgated by the Commission, and, if a certificate therefor has been issued, shall require surrender the Certificate representing such shares for cancellation concurrently with the request for transfer.

    (2) Lost, destroyed or stolen Stock Certificates shall be replaced pursuant to Section 5 of this Article V.

(c) The person or persons in whose names shares stand on the stock transfer records of the Corporation shall be deemed by the Corporation to be the owner of such shares for all purposes, except as otherwise provided pursuant to Sections 10 and 11 of Article I, or Section 4 of Article V.

(d) Shares of the Corporation's capital stock shall be freely transferable without required Board of Directors' consent unless:

     (1) Such shares are subject to transfer restrictions under applicable Commission rules;

     (2)  Transfer   of  the  shares  has  been   restricted   due  to  lack  of
          consideration, fraud in the inducement or other legally cognizable reasons heretofore described; or

     (3) A consent requirement has been imposed pursuant to a binding written contract subscribed to by the holder or his or her predecessor in interest.

(e) (1) All transactions in securities subject to any restrictions imposed under Commission Rule 144 ("restricted securities" and "Rule 144," respectively) shall, as a condition to transfer, require the following documentation, to be reviewed and approved by legal counsel to the
          Corporation:

          (A) An affidavit from the holder (the "Holder") providing details concerning acquisition of the subject shares; providing evidence of the date when consideration for the shares was paid in full; detailing all transactions in the Corporation's securities during the immediately preceding 90 days; affirming a present intent to dispose of the subject securities; affirming that a Form 144 has been filed with the Commission covering the proposed transaction (and providing a copy thereof); affirming compliance with any reporting obligations under Sections 13(d), 13(g) or 16(b) of the Exchange Act, and providing such other facts or representations as legal counsel to the Corporation may reasonably require;

          (B) A written confirmation by the Corporation's transfer agent based on records available thereto of all transactions in the Corporation's securities by the Holder and anyone with whom the holder is required to aggregate sales or securities holdings for purposes of Rule 144, as well as confirmation of the percentage of outstanding securities of the Corporation held of record by the Holder and anyone with whom the holder is required to aggregate sales or securities holdings for purposes of Rule 144;

          (C) Except as provided below, a written confirmation from the broker through whom the Holder is effecting the proposed transaction verifying that the transaction will be effected in full compliance with Rule 144; and

          (D) A legal opinion from counsel to the Holder (who may not also be the counsel to the Corporation) specifically addressing all aspects of Rule 144 and detailing the manner in which they are being complied with or the reasons that they are not applicable.

     (2) Transactions in restricted securities that are not being effected in reliance on Rule 144 shall require, as a condition to transfer, the following documentation, to be reviewed and approved by legal counsel to the Corporation:

          (A) An affidavit from the holder (the "Holder") providing details concerning acquisition of the subject shares; providing evidence of the date when consideration for the shares was paid in full; the identity and qualifications of the person to whom the securities are being transferred; the manner in which such person has been provided with required information concerning the Corporation; affirming compliance with any reporting obligations under Sections 13(d), 13(g) or 16(b) of the Exchange Act and providing such other facts or representations as legal counsel to the Corporation may reasonably require;

          (B)  If the  Corporation  has a class of securities  registered  under
               Section 12 of the Exchange Act, an affidavit from the Holder affirming that all reports required to be filed by the Holder with the Commission pursuant to Sections, 13, 14 and 16 of the Exchange Act (e.g., Forms 3, 4 and 5, and Schedules 13D or 13G), have been filed; and

          (C) A legal opinion from counsel to the Holder (who may not also be the counsel to the Corporation) addressed to the Corporation in a manner creating enforceable privity between such legal counsel and the Corporation, specifically addressing all aspects of the exemptions relied on to effect the proposed transaction without registration under applicable federal and state securities laws and regulations, detailing the manner in which they are being complied with or the reasons that they are not applicable and, if the Corporation has a class of securities registered under
               Section 12 of the Exchange Act, asserting that after diligent inquiry, such counsel confirms that all reports required to be filed by the Holder with the Commission pursuant to Sections, 13, 14 and 16 of the Exchange Act (e.g., Forms 3, 4 and 5, and Schedules 13D or 13G), have been filed.

     (3) No transactions in the Corporation's restricted securities failing to materially comply with the foregoing requirements will be honored, nor will any holding period required under Rule 144 be deemed to commence until all such requirements are materially complied with (material compliance to be determined in the sole discretion of the Board of Directors or a court of competent jurisdiction located in the county where the Corporation's Chief Legal Officer maintains its principal offices).

SECTION 4.     Voting Trusts

(a)(1) Any number of stockholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten years, by: (i) entering into a written voting trust agreement specifying the terms and conditions of the voting trust;
          (ii) depositing a counterpart of the agreement with the Corporation at its registered office; and (iii) transferring their shares to such trustee or trustees for the purposes of this Agreement.

    (2) Prior to the recording of the agreement, the stockholder concerned shall, if certificates have been issued, tender the stock certificate(s) described therein to the Corporate Secretary who shall note on each certificate:

          "This  Certificate  is subject  to the  provisions  of a voting  trust agreement dated ...........,  recorded in Minute Book ............, of the Corporation."

(b) (1) Upon the transfer of such shares, voting trust certificates shall be issued by the trustee or trustees to the stockholders who transfer their shares in trust.

    (2) Such trustee or trustees shall keep a record of the holders of voting trust certificates evidencing a beneficial interest in the voting trust, giving the names and addresses of all such holders and the number and class or the shares in respect of which the voting trust certificates held by each are issued, and shall deposit a copy of such record with the Corporation at its registered office.

    (3)   The   Corporation   shall  have  no  liability   to  any   stockholder
          participating in a voting trust as a result of any actions or failures to act by the trustee.

(c) The counterpart of the voting trust agreement and the copy of such record so deposited with the Corporation shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

(d)(1) At any time before the expiration of a voting trust agreement as originally fixed or as extended one or more times under this Section 4(d), one or more holders of voting trust certificates may, by agreement in writing, extend the duration of such voting trust agreement, nominating the same or substitute trustees, for an additional period not exceeding 10 years.

   (2) Such extension agreement shall not affect the rights or obligations or persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their stock certificates reissued upon the expiration of the original term of the voting trust agreement.

   (3) The extension agreement shall in every respect comply with and be subject to all the provisions of this Section 4, applicable to the original voting trust agreement except that the 10 year maximum period of duration shall commence on the date of adoption of the extension agreement.

(e) The trustees under the terms of the agreements entered into under the provisions of this Section 4, shall not acquire the legal title to the shares but shall be vested only with the legal right and title to the voting power which is incident to the ownership of the shares.

(f) Notwithstanding generally applicable prohibitions against a corporation's voting of treasury stock or any other provisions in these Bylaws, if the Corporation is the trustee under a voting trust, it shall have full authority to vote such shares in accordance with the terms of the voting trust agreement, even if such agreement vests absolute and unfettered voting discretion in the trustee and notwithstanding that the voting trust was created at the prompting or direction of the Corporation, its Officers or Directors.

SECTION 5.     Lost, Destroyed, or Stolen Certificates

     No Certificate representing shares of stock in the Corporation shall be issued in place of any Certificate alleged to have been lost, destroyed, or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the fair market value of the shares represented by the Certificate) and with such terms and with such surety as the Board of Directors may, in its discretion, require.

                                   ARTICLE VI
                               BOOKS AND RECORDS

(a) The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of Directors.

(b) Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

(c) Any person who shall have been a holder of record of shares, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Corporation, upon at least five business days prior written demand stating the purpose thereof, shall; subject to the qualifications contained in subsection (d) hereof, have the right to examine, in person or by agent or attorney, at any reasonable business time or times, for any purpose, its relevant books and records of account, minutes and records of stockholders and to make extracts therefrom, provided that, to the extent legally permitted, such person shall be required to reimburse the Corporation for the actual costs of any reasonable expenses occasioned thereby.

(d)(1) No stockholder who within two years has sold or offered for sale any list of stockholders or of holders of voting trust certificates for shares of this Corporation or any other corporation; has aided or abetted any person in procuring any list of stockholders or of holders of voting trust certificates for any such purpose; or has improperly used any information secured through any prior examination of the books and records of account, minutes, or record of stockholders or of holders of voting trust certificates for shares of the Corporation of any other corporation; shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VI.

    2) No stockholder who does not act in good faith or for a proper purpose in making his demand shall be entitled to examine the documents and records of the Corporation as provided in Section (c) of this Article VI.

(e) Unless modified by resolution of the stockholders, this Corporation shall prepare not later than 70 days after the close of each fiscal year, audited financial statements, including all required schedules, prepared in accordance with Generally Accepted Accounting Principals ("GAAP") consistently applied; and shall prepare not later than 40 days after the close of each fiscal quarter (other than the fourth quarter), quarterly unaudited financial statements, including all required schedules, prepared in accordance with Generally Accepted Accounting Principals ("GAAP").

(f) Upon the written request of any stockholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such stockholder or holder of voting trust certificates a copy of its most recent balance sheet and profit and loss statement.

(g) Such financial statements shall be filed and kept for at least five years in the chief administrative office of the Corporation and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent, provided that, to the extent legally permitted, such person shall be required to reimburse the Corporation for the actual costs of any reasonable expenses occasioned thereby.

(h) Notwithstanding the foregoing, in the event that this Corporation is part of a group of corporation's which, pursuant to GAAP, is eligible to have financial statements prepared on a consolidated basis, then the inclusion of the Corporation's financial data, prepared in accordance with GAAP, shall satisfy the requirements of this Article, unless otherwise required under applicable provisions of federal securities laws.

                                  ARTICLE VII
                     DIVIDENDS & OTHER STOCKHOLDER BENEFITS

SECTION 1.     Dividends

     The Board of Directors of the Corporation may, from time to time, declare, and the Corporation may pay dividends on its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the following provisions:

(a) Dividends in cash or property may be declared and paid, except as otherwise provided in this Article VII, only out of the unreserved and unrestricted earned surplus of the Corporation or out of capital surplus, however arising, but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such capital surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

(b) If the Corporation shall engage in the business of exploiting natural resources or other wasting assets and if the Articles of Incorporation so provide, dividends may be declared and paid in cash out of depletion or similar reserves, but each such dividend shall be identified as distribution of such reserves and the amount per share paid from such reserves shall be disclosed to the stockholders receiving the same concurrently with the distribution thereof.

(c) Dividends may be declared and paid in the Corporation's treasury shares, in shares of the capital stock or other securities of the Corporation's subsidiaries, in the shares of capital stock or other securities of other issuers held by the Corporation or in any other assets owned by the Corporation which are capable of equitable distribution to the Corporation's stockholders, in proportion to their ownership of equity interests in the Corporation, or in classes or series thereof, inter se.

(d) Dividends may be declared and paid in the Corporation's authorized but unissued shares, out of any unreserved and unrestricted surplus of the Corporation, upon the following conditions:

     (1) If a dividend is payable in the Corporations' own shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

     (2) If a dividend is payable in the Corporations' own shares without par value, such shares shall be issued at a stated value fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(e) No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Articles of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(f) A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Corporation shall not be construed to be a stock dividend within the meaning of this Article VII.

SECTION 2.     Other Stockholder Benefits

     The Board of Directors may, subject to the restrictions involving impairment of the Corporation's capital applicable to declaration of dividends, enter into arrangements with any other person or entity, including affiliates of the Corporation or its officers, directors or stockholders, designed to provide a benefit or benefits directly to the Corporation's stockholders, including, without limitation, the payment for services provided by the Corporation by making distributions of assets, rights or benefits directly to the Corporation's stockholders.

                                  ARTICLE VIII
                                      SEAL

     The Board of Directors shall adopt a Corporate Seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the year of incorporation.

                                   ARTICLE IX
                                INDEMNIFICATION

(a) This Corporation shall indemnify its officers, Directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, or for other entities at the request of the Corporation, to the fullest extent permitted under Florida law now existing or hereinafter enacted.

(b) Funds required to pay expenses reasonably necessary to defend allegations that would raise the foregoing right of indemnifications shall be advanced by this Corporation at any time that the person claiming such expenses appears reasonably likely to become entitled to indemnification and enters into a binding agreement with this Corporation to repay advances for such expenditures in the event that he, she or it is eventually found not to be entitled thereto.

(c) In the event that there are any questions raised concerning the legality of indemnification, they will be referred by the Board of Directors to the derivative litigation committee for resolution, or if such committee is disqualified, to an independent legal counsel in the manner established in these Bylaws for making decisions involving derivative litigation.

                                   ARTICLE X
                              AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to amend, alter, or repeal these Bylaws, and to adopt new bylaws unless the bylaw involved was passed by the stockholders' in a resolution reserving the right to its amendment or repeal to the stockholders.

                                   ARTICLE XI
                                  FISCAL YEAR

     The fiscal year of this Corporation shall be determined by the Board of Directors and, subject to compliance with applicable laws, may be modified from time to time by the Board of Directors.

                                  ARTICLE XII
                             MEDICAL REIMBURSEMENT

SECTION 1.     Benefits

(a) The Corporation may, subject to approval by the Board of Directors of a plan proposed by its compensation committee, reimburse all employees for expenses incurred by themselves and their dependents, as defined in Section 152 (or any successor provision thereto) of the Internal Revenue Code of 1986, as amended (the "IRC"), for medical care, as defined in IRC Section 213(e) or any successor section thereto, subject to the conditions and limitations hereinafter set forth.

(b) It is the intention of the Corporation that the benefits payable to employees hereunder will be excluded from their gross income pursuant IRC
     Section 105 or any successor section thereto.

SECTION 2.     Employees Defined

     The term "employees" as used in this medical expense plan is hereby defined to include all individuals employed by the corporation except the following:

(a) Employees who have not completed three months of service as is provided in IRC Section 105(h)(3) (b)(i), or any successor section thereto;

(b)  Employees who have not attained the age of 25 years;

(c) Employees who are part-time or seasonal as is defined in IRC Section 105(h)(3)(B)(iii) or any successor section thereto;

(d) Employees who are included in a unit of employees covered by an agreement between employee representatives and one or more employers found to be a collective bargaining agreement where accident and health benefits were the subject of good faith bargaining between such employee representatives and such employer(s) as is defined in IRC Section 105(h)(3)(B)(iv) or any successor section thereto;

(e) Employees who are nonresident aliens and who receive no earned income from the employer which constitutes income from sources within the United States as is further defined in IRC Section 105(h)(5)(B)(v) or any successor section thereto.

SECTION 3.     Limitations

(a) The Corporation will reimburse any employee no more than $5,000.00 in any fiscal year for medical care expenses;

(b) Reimbursement or payment provided under this plan will be made by the Corporation only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy(ies), whether owned by the Corporation or the employee, or under any other health and accident or wage continuation plan;

(c) In the event that there is such an insurance policy or plan in effect providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the Corporation will be relieved of any and all liability hereunder.

SECTION 4.     Submission of Proof

(a) Any employee applying for reimbursement under this plan will submit to the Corporation, at least quarterly, all bills for medical care, including premium notices for accident or health insurance, for verification by the Corporation prior to payment.

(b) Failure to comply herewith, may at the discretion of the Board of Directors, terminate such employee's right to said reimbursement.

SECTION 5.     Discontinuation

     This plan will be subject to termination at any time by vote of the Board of Directors; provided, however, that medical care expenses incurred prior to such termination will be reimbursed or paid in accordance with the terms of this plan.

SECTION 6.     Determination

     The Chief Executive Officer will determine all questions arising from the administration and interpretation of the Plan except where reimbursement is claimed by the Chief Executive Officer, in which such case determination will be made by the compensation committee of the Board of Directors.

     The Undersigned, being the duly elected and acting Secretary of the Corporation, hereby certifies that the foregoing constitute the validly adopted and true Bylaws of the Corporation, as of the date set forth below.

     Dated: November 11th 1999

                                             ------------------------
                                             Jeffery B. Levy
                                             Secretary

     (Corporate Seal)

Schedule 1.5   Officers and Directors of Surviving Corporation

List of Officers

          Michael A Caputa, Chief Executive Officer
          Jonathan D. Grant, Vice President
          Jeffery B. Levy, General Counsel and Secretary

          Leslie Williams, Director of Production
          Craig A. Mora, Art Director
          James Walsh, IT Director

Board of Directors

          Michael A. Caputa, Director
          Jonathan D. Grant, Director
          Michael H. Jordan, Director
          Jeffrey B. Levy, Director

Exhibit 2.2(B) WRI Capital Structure

Assignment of Incorporator's Interest

                     I hereby assign to:

                                Michael A. Caputa

     All my rights, title and interest as an incorporator of WEB Results,

Institute, Inc. a corporation organized under the laws of the state of Florida.

          Executed this 5 August 1998

                                   /s/ Elsie Sanchez

                                   --------------------------------------
                                     Elsie Sanchez, Incorporator

Schedule 2.5(A)     Financials

                             Web Results Institute
                                Profit and Loss
                          July 1998 through June 1999

          Ordinary Income/Expense
               Income

                    Bank Atlantic Savings Interest               18.83
                    Hosting Service                          43,671.20
                    Institute - Website Sales             1,382,364.46
                    Production Dept. Sales                   51,750.56
                    Uncategorized Income                      1,223.00
                    Website Sales                                 0.00

                                                          1,459,028.05

               Total Income
                    Cost of Goods Sold

               Web Site Development                           1,200.00
               Total COGS                                     1,200.00

          Gross Profit1                                     457,828.05

          Expense

               Advertising                                  2,569.90
               Bank Service Charges                         899.25
               Contributions                                438.75
               Credit Card Processing Fees

                    AMEX Processing Fees                    9,033.64

                    Misc. Credit Card Processing            72.85
                    Visa/MC Processing Fee                  12,001.87
                    Credit Card Processing Fees - Other     3,143.91
               Total Credit Card Processing Fees            24,252.27

               Dues and Subscriptions                       2,159.73
               Education                                    99.00

               Equipment Rental                             593.25
               Hosting                                      20,575.00
               Insurance                                    872.73
               InterNIC Registration                        870.00
               Lead Generation                              289,258.49
               Leases

                    Computer Equipment Lease                3,871.34
                    Credit Card Processing Terminal         155.00
                    Postage Meter Lease                     367.69
                    Telephone Equipment Lease               4,639.25

               Total Leases                                 9,033.28

               Licenses and Permits                         884.60

               Miscellaneous                                497.50

               Office Expenses

                    Internet Cable                          9,881.80
                    Office Supplies                         7,330.70
                    Office Expense - Other                  14,990.20

               Total Office Expense                         32,202.70

               Payroll

                    1099 - Contractor Salary                194,907.90
                    Novacare Employees                      566,793.84

               Total Payroll                                761,701.74

               Postage and Delivery                         3,024.54
               Professional Development                     260.00

                    Accounting1,                            775.00
                    Legal Fees                              19,946.00
                    Outside Consulting                      33,960.37

               Total Professional Fees                      55,681.37

               Reimbursed Expenses
                    Fuel/Parking Fees                       313.89
                    Meals                                   3,480.77
                    Misc. Office Expense/Spiffs             2,106.14

                    Travel                                  6,593.47

                    Reimbursed Expenses - Other             4,657.20
                    Total Reimbursed Expenses               17,153.47

               Rent                                         25,316.00
               Repairs

                    Building Repairs                        580.50
                    Computer Repairs                        941.50

                    Office Equipment Repairs                2,557.65
               Total Repairs                                4,079.65

               Research & Development                       408.07
               Return Deposit Items                         0.00
               Search Engine Registration                   165.00

               Spiffs                                       7,329.41
               Telephone

                    Bell South                              -626.10
                    Long Distance                           28,168.41

                    Total                                   -12,368.10

                    Telephone - Other                       27,658.47
               Total Telephone                              57,568.88

          Total Expenses                                    1,317,894.58

     Net Ordinary Income                                    139,933.47

          Other Income/Expense
               Other Expense

                    Bad Debt/Write Offs                     548.50
                    Other Expenses                          7,662.50

Total Other Expenses                                        -8,221.00

Net Income                                                 131,722.47


                             Web Results Institute
                                Profit and Loss
                          July through September 1999

     Ordinary Income/Expense
          Income

               Fees                                         -90.00

               Franchise Fees                               10,000.00
               Franchise Sales                              1,892.93
               Hosting - 12M                                13,382.50
               Hosting - 6M                                 4,591.50
               Hosting Service                              2,849.50

               Institute - Website Sales                    48,853.26
               Production Dept. Sales                       27,224.10
               Shopping Cart Sales                           1,703.50
               Website Sales - 12M                          91,468.00
               Website Sales - 6M                           49,705.00

          Total Income                                      251,497.29

     Gross Profit

     Expense

          Bank Service Charges                              393.00
          Contributions                                     20,222.00
          Credit Card Processing Fees

               AMEX Processing Fee                          1,570.87
               Visa/MC Processing Fee                       2,571.18
               Credit Card Processing Fees - Other          1,123.95

          Total Credit Card Processing Fees                 5,266.00

          Dues and Subscriptions                            235.00
          Education                                         445.00

          Hosting                                           539.50
          InterNIC Registration                             210.00
          Lead Generation                                   17,185.21
          Leases

               Computer Equipment Lease                     734.21
               Postage Meter Lease                          41.88
               Telephone Equipment Lease                    1,271.77

          Total Leases                                      2,047.86

          Licenses and permits                              157.00
          Office Expense

               Internet Cable                               6,285.27
               Office Supplies                              879.18

               Office Expense - Other                       1,335.73
          Total Office Expense                              8,500.18

               Payroll

                    1099 - Contractor Salary                47,724.81
                    Novacare Employees                      150,112.66
                    Total Payroll                           197,837.47

               Postage and Delivery                         475.76
               Printing and Reproduction                    691.86
               Professional Fees

                    Accounting                              1,600.00
                    Legal Fees                              394.50
                    Outside Consulting                      5,221.41

          Total Professional Fees                           7,215.91

               Reimbursed Expenses
                    Fuel/Parking Fees                       91.60
                    Meals                                   531.44
                    Travel                                  287.00
                    Reimbursed Expenses - Other             2,574.10
               Total Reimbursed Expenses                    3,484.14

               Rent                                         9,444.92

               Repairs

                    Computer Repairs                        0.00
                    Office Equipment Repairs                60.00

               Total Repairs                                60.00

               Research and Development                     231.65
               Spiffs                                       400.00

               Telephone

                    Long Distance                           8,113.67
                    Telephone - Other                       2,065.31

               Total Telephone                              10,178.98

               Total Expense                                284,999.44

               Net Ordinary Income                          -33,502.15

               Other Income/Expense
                    Other Income

                         Interest Income                    8.45
                    Total Other Income                      8.45

               Other Expense

                    Other Expenses                          1,000.00

                                                            1,000.00

Net Other Income                                            -991.55

          Net Income                                        -34,493.70

                             Web Results Institute
                                 Balance Sheet
                            As of September 30, 1999

          Assets
               Current Assets

                    Checking/Savings

                        Checking - Bank Atlantic            -1,364.77

                        Institute Inc. Checking             6,730.81
                        Morgan Stanley Dean Witter          484.45

                    Total Checking Savings                  5,850.49

                    Accounts Receivable                     131,748.90

                         Accounts Receivable                131,748.90

                    Other Current Assets

                            Employee Advances               510.32
                        Total Other Current Assets          510.32

                    Total Current Assets                    138,109.71

                    Fixed Assets

                         Computer Equipment                 236,039.29
                         Computers                          11,239.38
                         Office Equipment                   3,199.25

                    Total Fixed Assets                      250,477.92

                    Other Assets

                         Software/Comp. Accessories         3,507.23

                    Total Other Assets                      3,507.23

          Total Assets                                      392,094.86

          Liabilities and Equity
               Liabilities

                    Current Liabilities
                         Accounts Payable

                         Accounts Payable                   43,498.11
                         Contribution                       20,000.00

                    Total Accounts Payable                  63,498.11

                    Other Current Liabilities
                         Anthony Caputa                     20,000.00

                    Total Other Current Liabilities         20,000.00

                             Web Results Institute
                                 Balance Sheet
                            As of September 30, 1999

               Total Current Liabilities                    83,498.11

               Long Term Liabilities
                    Owner/Loan                              6,165.94

               Total Long Term Liabilties                   6,165.94

                    Total Liabilities                       89,664.05

          Equity

               Equipment                                    230,407.69
               Opening Bal. Equity                          -2,355.34
               Retained Earnings                            20,168.65
               Net Income                                   54.209.81

          Total Equity                                      302,430.81

               Total Liabilities and Equity                 392,094.86

Schedule 2.8(A)Tax Disclosure Schedule

     This exhibit is omitted but can be obtained through the office of the General Counsel

Schedule 2.10(A)Real Property

     At this time WRIWebs.com has no ownership of real property.

Schedule 2.10(C)Equipment

                                   Inventory

Quantity  Description                             Per Unit  Replacement Value
Chairs

     3     Management chairs, 1 receptionist
            task chair                            $350.00        $1,050.00
     8     Executive Swivel chair                 $450.00        $3,600.00

     1     Executive Swivel chair                 $900.00        $900.00
     17    Rolling Swivel Chairs w/arms           $250.00        $4,250.00
     4     Black leather chairs                   $50.00         $200.00
     4     Executive swivel chairs                $175.00        $700.00
     8     Rolling Swivel Chairs w/out arms       $100.00        $800.00

Sum  45                                      Chairs Group Total:      $11,500.00

Computer Equipment

     1     Seagate Barracuda 4.3gig SCSI drive    $250.00        $250.00
     8     Compaq 9.1 gig HD                      $525.00        $4,200.00

     8     WD 4.3gig HD                           $121.25        $970.00
     3     3com 3c905-TX                          $60.00         $180.00
     21    Ensoniq Soundblaster                   $17.00         $357.00
     5     Fujitsu 4.3gig HD                      $74.00         $370.00

     22    Qauntum Bigfoot 6gig HD                $130.00        $2,860.00
     61    Quantum Bigfoot 4.3gig HD              $95.00         $5,795.00
     2     computer from Chiptech                 $625.00        $1,250.00
     1     Creative DVD drive                     $250.00        $250.00
     1     Compaq 4.3gig SCSI HD                  $250.00        $250.00
     1     Dell 32mb kit                          $300.00        $300.00
     5     WD 4.3gig HD                           $95.00         $475.00
     1     Sony CD recorder                       $325.00        $325.00
     1     3com adapter fast etherlink            $425.00        $425.00
     2     Courier v56 modem                      $285.00        $570.00
     3     Compaq 2x32mb kit                      $2,400.00      $7,200.00
     1     Adaptec AHA-294OUW kit PC              $280.00        $280.00
     1     Compaq 64meg kit                       $515.00        $515.00
     1     Compaq 15/30 DLT                       $1,400.00      $1,400.00
     1     Kingston 256mb Dimm                    $615.00        $615.00
     80    6gig Quantum HD                        $85.00         $680.00
     20    4.3gig Fujitsu HD                      $105.00        $2,100.00
     1     Exabyte Tape Backup System upgrade     $1,400.00      $1,400.00

Quantity   Description                            Per Unit     Replacement Value
     1     Exabyte Tape Backup System EXB-218-R
           6-152gig                               $5,250.00      $5,250.00
     1     Pair Altec lansing Speakers            $50.00         $50.00
     1     Iomega Parallel Port External Zip Drive$200.00        $200.00
     2     32mb EDO memory chips                  $105.00        $210.00

     20     Mice                                  $20.00         $400.00
     20     Keyboards                             $30.00         $600.00

Sum  224                      Computer Equipment Group Total:         $39,727.00

Computer Systems

     1    Compaq Proliant Dual Pentium 256megs
          RAM, (2) 9 gig SCSI HD                  $5,000.00      $5,000.00

     1    Compaq Presario 233mhz, 64meg, 3gig
          HD w/monitor, mouse, keyboard           $500.00        $500.00

     3 Soltron Built PC Clones consisting of Intel 233mhz cpu w/MMX, 4gig HD, 24x CD, Motherboard (w/built in audio, video, ps/2, usb, lpt, serial), 64meg SDRAM chip, 3 1/2" floppy, AT Mini-tower, 15" monitor (accounted for on the monitors page), keyboard, mouse, speakers, Windows 95,
          10/100  netcard                         $700.00        $2,100.00

     10 Soltron Built PC Clones consisting of Intel 233mhz cpu w/MMX, 3gig HD, 24x CD, Motherboard (w/built in audio, video, ps/2, usb, lpt, serial), 32meg SDRAM chip, 3 1/2" floppy, AT Mini-tower, 15" monitor (accounted for on the monitors page), keyboard, mouse, speakers, Windows 95,
          10/100 netcard                          $700.00        $7,000.00


     1    UMAX SuperMac Clone                     $200.00        $200.00

     1    Macintosh Power Mac 7200/90 w/20"
          Mac Monitor                             $400.00        $400.00

     1    Compaq  Deskpro  590                    $100.00        $100.00

     1    AMD 333, 128megs RAM, 6gig HD           $1,000.00      $1,000.00

     1 Cyrix 333mhz, 96megs SRAM, 8gig HD, 3 1/2 floppy, 24x CD, Built-in audio and video, 10/100 netcard speakers, Monitor (accounted for on
          the monitor page)                       $900.00        $900.00

     1    Compaq  Proliant Dual Pentium 256megs
          RAM, 9 gig SCSI                         $5,000.00      $5,000.00

     1    Compaq Proliant Dual Pentium 256megs
          RAM, (2) 9 gig SCSI                     $5,000.00      $5,000.00

      HD, Tape Backup Drive

     5     Pentium 166, 64megs, 4gig HD           $350.00        $1,750.00
     2     Dual Pentium II 300, 256megs RAM,
           4gig SCSI HD                           $3,000.00      $6,000.00

Sum  29                       Computer Systems Group Total:           $34,950.00

Copiers

     1     Minolta EP4233                         $3,000.00      $3,000.00
     1     Xerox 5028 Copier                      $3,000.00      $3,000.00
     1     Lexmark 4039                           $750.00        $750.00

Sum     3                     Copiers Group Total:                  $6,750.00

Quantity     Description     Per UnitReplacement Value
Desks

     12      4 Drawer Computer Desks              $200.00        $2,400.00
     7       computer desks w/monitor ledge       $200.00        $1,400.00
     2       computer desks w/out monitor ledge   $125.00        $250.00
     1       L-Shaped 4 Drawer Computer Desk      $300.00        $300.00
     3       L-Shaped Computer Desks              $125.00        $375.00
     2       desk and full credenza               $1,700.00      $3,400.00
Sum  27                                 Desks Group Total:            $8,125.00

Fax Machines

     1     Brother Intellifax 770                 $200.00        $200.00
     1     Canon Faxphone B640                    $250.00        $250.00
     4     Brother fax-190                        $150.00        $600.00
     1     Brother MFC4450                        $700.00        $700.00
     1     Brother4550                            $600.00        $600.00
     1     HP 700 Fax                             $385.00        $385.00

Sum  9                             Fax Machines Group Total:          $2,735.00

Miscellaneous

     1     Credit Card Processing Machine         $585.00        $585.00
     1     Electric Pencil Sharpener              $40.00         $40.00
     1     Full Size Microwave                    $200.00        $200.00
     1     Manual Punch Time Clock                $80.00         $80.00
     1     Mini Refrigerator                      $250.00        $250.00
     1     Seagate Backup Exec Enterprise         $290.00        $290.00

Sum  6                                  Miscellaneous Group Total:    $1,445.00

Monitors

     2     Cheer 15"                              $200.00        $400.00
     1     Magnavox Magnascan 15"                 $200.00        $200.00
     6     AOC 15"                                $200.00        $1,200.00
     1     Sony Multiscan SF                      $1,400.00      $1,400.00
     6     17" Monitors                           $300.00        $1,800.00
     2     KDS 15"                                $100.00        $200.00
     1     Gateway 2000 15"                       $200.00        $200.00
     1     Sony Multiscan 200Sf Trinitron         $1,400.00      $1,400.00
     1     KDS 17"                                $300.00        $300.00

Quantity   Description                            Per Unit  Replacement Value

     2     Princeton 16"                          $300.00        $600.00
     1     Compaq V50 15"                         $200.00        $200.00
     5     Komodo 15"                             $200.00        $1,000.00
     1     Magnavox Magnascan 20"                 $1,000.00      $1,000.00
     2     AOC Spectrum 5V 15"                    $200.00        $400.00
     2     Sony Multiscan SEII                    $1,400.00      $2,800.00
Sum  34                              Monitors Group Total:            $13,100.00

Network Components

     4     Network Server Racks                   $1,200.00      $4,800.00
     4     Chatsworth Rack w/shelves              $1,200.00      $4,800.00
     1     3Com Net Builder                       $1,800.00      $1,800.00
     1     3Com 12 port Hub  TPHUB 3C16271        $415.00        $415.00
     1     3COom 12 port Superstack Hub 3C16440   $920.00        $920.00
     1     3Com 8 port 8TPO                       $53.00         $53.00
     1     D-Link DE-809TC                        $100.00        $100.00
     1     Compaq 8 Port Switch Box               $1,200.00      $1,200.00
     1     3Com 24 Port Hub                       $375.00        $375.00
     1     Cisco 25/24 Router                     $2,000.00      $2,000.00
     1     3Com Switch 3000                       $1,500.00      $1,500.00
     2     3Com Superstack II / 24 dual Speed Hub $950.00        $1,900.00
     2     3com office connect                    $480.00        $960.00
Sum  21                            Network Components Group Total:    $20,823.00

Other Furniture

     2     bookcases                              $300.00        $600.00
     2     office dividers                        $67.50         $135.00
     2     storage cabinets                       $212.50        $425.00
     1     fire safe file cabinet                 $339.00        $339.00
     1     counter height cabinet                 $150.00        $150.00
     4     Cubicle workstations                   $3,150.00      $12,600.00
     3     Standard letter size 4 drawer
           file cabinets                          $75.00         $225.00
     1     endtable                               $200.00        $200.00
     1     large dry erase bulletin board         $30.00         $30.00
     2     4' Wide Cubicle Walls w/out Plexiglass $150.00        $300.00
     3     5' Wide Cubicle Walls w/out Plexiglass $150.00        $450.00
     3     5' Wide Cubicle Walls w/Plexiglass     $200.00        $600.00
     1     small credenza                         $375.00        $375.00

Quantity   Description                            Per Unit     Replacement Value
     1     6' Bookcase                            $100.00        $100.00
     1     5'x4'x2' file cabinet                  $150.00        $150.00
     1     conference table                       $1,300.00      $1,300.00
     1     rolling printer cart                   $50.00         $50.00
     2     small dry erase bulletin boards        $20.00         $40.00
     2     2-drawer letter-size file cabinets     $50.00         $100.00
     7     pushpin bulletin boards                $20.00         $140.00
     1     3' Wide Cubicle Walls w/out Plexiglass $150.00        $150.00

Sum     42                    Other Furniture Group Total:            $18,459.00

Phone Equipment

     7    Headsets                                $180.00        $1,260.00
     7    Samsung Digital Communication System
          Phone w/handset port 12 button with
          display                                 $225.00        $1,575.00
     1    Samsung Digital Communication System
          operator                                $200.00        $200.00
     9    Samsung Digital Communication System
          Phone w/handset port 6 button basic     $150.00        $1,350.00

     8    Samsung Digital Communication System
          Phone w/handset port 12 button basic    $180.00        $1,440.00

     1    Nextel i1000 Cellular Phone             $315.00        $315.00
     5    Nextel Cellular Radio Phones            $140.00        $700.00
     4    Samsung Digital Communication System
          Phone w/handset port 24 button with
          display                                 $300.00        $1,200.00
     1    900mhz VTech Portable Phone             $100.00        $100.00
Sum  43                       Phone Equipment Group Total:            $8,140.00

Phone System

     2     PSU-40 CARD                            $300.00        $600.00
     1     ROM-1 CARD                             $350.00        $350.00
     1     Phone System Cabinet, main             $600.00        $600.00
     2     8SLI CARD                              $450.00        $900.00
     1     AA CARD                                $1,300.00      $1,300.00
     1     EXPN-A CARD                            $350.00        $350.00
     1     T1 CARD                                $1,200.00      $1,200.00
     1     Artisoft Teleadvantage CT Phone System $3,800.00      $3,800.00
     5     DLI CARD                               $300.00        $1,500.00
     1     TRK-C1 CARD                            $450.00        $450.00
     1     TRK-A1 CARD                            $300.00        $300.00
     1     EXP-B CARD                             $250.00        $250.00
     1     Phone System Software                  $300.00        $300.00

Quantity   Description                            Per Unit     Replacement Value
     1    Phone System Cabinet, expansion cabinet $500.00        $500.00
     1    Expert Comm - Voice mail system         $2,100.00      $2,100.00
     1    Telekol Integra - 4 port voice-mail
          computer                                $12,000.00     $12,000.00
     1    Comdial digital DXP Impact Phone
          system 13 phone 32                      $16,270.00     $16,270.00
     1    SLI CARD                                $350.00        $350.00

Sum  24                         Phone System Group Total:             $43,120.00

Power Backup Systems & Surge Protection

     1     APC Share UPS Interface expander       $350.00        $350.00
     8     APC 280 UPS                            $137.50        $1,100.00
     1     APC 600 UPS                            $250.00        $250.00
     2     APC 300 UPS                            $140.00        $280.00
     1     APC UPS 300 w/battery pack             $400.00        $400.00
     1     APC UPS 1400                           $600.00        $600.00
     1     Adtran TSU 100 v.35 rs530              $1,150.00      $1,150.00
     1     APC UPS 3000                           $275.00        $275.00
     1     APC Line-R 1250 Line Conditioner       $185.0O        $185.00
     3     APC 650 UPS                            $250.00        $750.00
Sum  20                       Power Backup Group Total:                $5,340.00

Systems & Surge Printers

     1     HP LaserJet 5si - Mopier               $8,400.00      $8,400.00
     8     Lexmark Marknet Pro 10BT/10B2          $70.00         $560.00
     1     HP 75sheet tray                        $240.00        $240.00
     1     HP LaserJet 4 Plus                     $400.00        $400.00
     3     HP Jetdirect 600N                      $175.00        $525.00
     1     HP Deskjet 200CN Pro Series            $385.00        $385.00
Sum  15                       Printers Group Total:                   $10,510.00

Scanners

     1     HP Scanjet 4C                          $300.00        $300.00
     1     HP Scanjet 3C                          $300.00        $300.00
     1     UMAX Astra 1220S                       $125.00        $125.00
     2     UMAX Astra 1200S                       $175.00        $350.00
Sum  5                        Scanners Group Total:                   $1,075.00

Software
Quantity  Description                             Per Unit     Replacement Value
     1     MS Back Office Server                  $760.00        $760.00
     20     MS Client License Pack                $16.40         $328.00
     1     Microsoft Site Server Commerce v3.0    $4,250.00      $4,250.00

Sum 22                        Software Group Total:                   $5,338.00

                                        Grand Total:                 $231,137.00

Schedule 2.11  Intellectual Property

     This schedule is not applicable.

Schedule 2.12  Contracts and Agreements

                             OFFICER'S CERTIFICATION

                                       for
                               Wriwebs.com, Inc.,
                              a Florida corporation

                               EXECUTORY CONTRACTS

         We, Jonathan Grant, Vice President for operations, an elected and currently serving officer OF WRIWEBS.COM, INC. a Florida corporation, (hereinafter referred to as the "Corporation"), hereby certify, they reasonably believe that the following is a true and correct listing of all executory contracts, other than with AmeriNet Group.com, Inc., or with American Internet Technical Center, Inc. or other than with each other, as of November 11, 1999 for the Corporation:

         NOVA CARE EMPLOYEE SERVICES dated June 19, 1998 for the provision of professional employment services.

         GLOBAL SYSTEMS TELECOMMUNICATIONS SYSTEM, INC, ("GSTI") dated April 14, 1999. Agreement to appoint GSTI as a non-exclusive marketing agent to obtain order for services.

         TRADE WAY OF SOUTH FLORIDA, INC. Application & Agreement to provide customers with trade credit.

         CHARGE SOLUTIONS, dated May 12, 1999, Agreement to provide trade credit to on line merchants

         R.D.K. INVESTMENTS, INC., Office building lease dated March 29, 1999, 2 year lease, amended October 19, 1999.

         INSIGHT 360, INC. Company reseller contract dated July 19, 1999.

         DELAGE LANDON FINANCIAL F/KA/ DIVISION OF TOKAI FINANCIAL SERVICES, INC. A/k/a On PHONE INTERNATIONAL, Phone lease at $262.46 per month.

         LIBERTY MUTUAL INSURANCE CO., Workman's Compensation coverage, October 28, 1999.

         DEAN WITTER CO.,    Employee Health Benefit Plan.

         KERI LYTLE,   Independent Contractor's Agreement dated June 21, 1999.

         KERI LYTLE,   Confidentiality Agreement dated June 21, 1999.

         JOHN HAEBERLI,  Independent Contractor's Agreement dated June 28, 1999.

         JOHN HAEBERLI,   Confidentiality Agreement dated June 28, 1999.

         ORIX F/K/A ROCKFORD INDUSTRIES, Computer Leasing

         ANTHONY CAPUTA, Verbal Contract.

         IN WITNESS WHEREOF, we have hereunto set our hand and seal, effective as of the 12th day of November, 1999.

                                WRIWEBS.COM, INC.

                               /s/ Jonathan Grant
                              --------------------
                                 JONATHAN GRANT

                          Vice-President for Operations

     BEFORE ME, the undersigned authority, on this date personally appeared, Jonathan Grant and who first being duly sworn, deposes, and says: that he is an elected officer of WRIWEBS.COM, INC., a Florida corporation, and that he has read the same, know the contents thereof, and that the same is true and correct to the best of his knowledge and belief. Sworn to and subscribed before me this 12TH day of November 1999.

My commission expires:

                                                     ----------------------
                                                           Notary Public

 Personally Known           or produced I.D.             Type of I.D. Produced:

Schedule 2.12(A)(12)

     Summary of Agreements between WRI and Micahel Caputa: Michael Caputa has throughout the course of business infused money in the amount of $63,517.69. The infusions have come via credit cards, cash and a home equity loan. The payment structure has been $1800.00 per month.

     The agreement between WRI and Anthony Caputa: Anthony Caputa has infused $40,000.00 from a home equity line of credit into WRI. WRI has agreed to pay $1000.00 per month in repayment of the cash infusion.

Schedule 2.14  Governmental Authorization

     WRI currently has an occupational license with City of Deerfield Beach from October 1, 1999 to September 30, 2000.

Schedule 2.15  Litigation

                           SECRETARIAL CERTIFICATION
                             for Wriwebs.com, Inc.
                             a Florida corporation
                      Litigation and Potential Litigation

     I Jeffrey Levy, duly elected and currently serving Secretary, of Wriwebs.com, Inc. a Florida corporation, (hereinafter referred to as the "Corporation"), hereby certify, they reasonably believe that the following is a true and correct listing of all Litigation and Potential Litigation as of November 11, 1999 for the Corporation:

          The following item of litigation is pending and outstanding:

     Kathleen M. Wood, et. al. v. Web Results Institute a/k/a Wriwebs.com, Inc., et. al, Superior Court of California, Los Angeles County, Case No. BC199397. In this matter WRI included as a member of a class of Defendants in a civil law suit by Kathleen M. Wood and others residing in the State of California (the "Wood Case"). The Wood Case was filed on behalf of an unidentifiable class of plaintiffs against an unidentifiable class of defendants. The Plaintiff is seeking damages and Injunctive relief against WRI. Who filed defensive pleadings, with numerous affirmative defenses. WRI is aggressively defending itself in this matter. In this case, third parties sent faxes on behalf of WRI and the forwarding of these faxes resulted in WRI being included as a named defendant in the litigation. Parties are now negotiating a possible Settlement. WRI has made an offer of settlement in this case that does not include the entering of injunctive relief sought by the plaintiff. Such decision to se settle is based on the nuisance value of the suit when compared to the potential legal fees of a successful defense, and on the Registrant's desire that Wriwebs.com, Inc., be litigation free at the time of its acquisition.

    The outcome of the foregoing matters cannot be predicted with absolute certainty, however, should this matter be unsuccessfully settled, WRI's management on advise of its general counsel, does not expect this matter to materially adversely effect WRI's financial condition, liquidity or results of operations.

     We are presently initiating procedures to discontinue all marketing activities that gave rise to the Woods Lawsuit and WRI has initiated procedures to prevent its recurrence in the future.

     Although none of the following lists WRI as a Defendant in any litigation, the following have a potential for litigation:

     Unsolicited Facimile Complaints: In addition to the issues addressed in the Woods case, citizen complaints as to certain unsolicited facsimile advertising have been filed in certain states. . Complaints have been filed in the following states: A single complaint in the State of Washington by Mr. George R. Nickum; a single individual in the State of Connecticut by Mr. Ted Kausel; a single individual in the State of Ohio by Mr. Kobiak; a single individual in the State of New Mexico by Mr. Bill Vandergriff; a single individual in the State of Florida by Mr. Bhlindan Keyport. While the outcome of the foregoing matters cannot be predicted with absolute certainty, it appears that WRI has appropriately communicated with each State, and no further action in any of these matters is anticipated is anticipated. Over the past two years there have been other complaints regarding unsolicited faxes; WRI's general counsel has responded to these matters as they have appeared, however, there may be issues regarding unsolicited faxing which may appear in the future. There exists a potential liability for each complaint of $500.00 per complaint, however on advise of WRI's General Counsel, these matters should not materially adversely affect WRI's financial condition, liquidity or results of operations.

     Telco Communications, Inc., ("Telco") November 11, 1999, Telco claims there are unpaid certain telephone bills in the amount of $19,114.88. WRI disputes the amount of the claim. As of November 11, 1999, Telco has offered to settle the matter for $11,000.00. WRI has offered to settle the matter for $5,000.00. Management represents that this matter should be settled without litigation, and that this matter should not materially adversely affect WRI's financial condition, liquidity or results of operations.

     Insight 360, Inc.,  ("Insight")  WRI and Insight have an agreement  whereby
WRI produces websites for customers of Insight. WRI has been paid $10,000 pursuant to this Agreement. WRI, represents that as of November 11, 1999, he has received several complaints from Insight concerning incomplete websites. However, it is anticipated this matter should be settled without litigation, and should not materially adversely affect WRI's financial condition, liquidity or results of operations..

     IN WITNESS WHEREOF, we have hereunto set our hand and seal, effective as of the 11th day of November, 1999.

                               Wriwebs.com, Inc.

                                /s/ Jeffery Levy

                                 -------------
                                  Jeffrey Levy
                                   Secretary

     BEFORE ME, the undersigned authority, on this date personally appeared, Jeffrey Levy, who first being duly sworn, deposes, and says: that he is a duly elected officer (Secretary) of Wriwebs.com, Inc., a Florida corporation, and that they have read the same, know the contents thereof, and that the same is true and correct to the best of his knowledge and belief. Sworn to and subscribed before me this day of November 1999.

My commission expires:

                                        ----------------------
                                        Notary Public

     Personally Known    or produced I.D.    Type of I.D. Produced:

Schedule 2.19  Broker's and Finder's fees

     Broker's and Finder's fees do not apply.

Schedule 2.20  List of Employees

     List of Current WRI Employees:

     Michael A. Caputa
     Jonathan D. Grant
     Leslie Williams Mroz
     James Walsh
     Jeffrey Levy
     Felicia Shaman
     Elizabeth Wyatt
     Carole Fletcher
     Orlando Colomatteo
     Tami Gillis
     Patrick Graham
     Sheila Mayoral
     Craig Mora
     Vince Troyan
     Terrence Tyson
     Alan Bieler
     Jeffrey Brown
     Howard Sultan

     List of Current AITC Employees to be added:

     Dan Duffy
     Catherine Boulieu
     Debbie Astern
     Barry Freedman

Schedule 2.21  Insurance

     WRI has workman's compensation insurance through Nova Care Employee Services, Inc. and In regards to general liability insurance contracts are currently being negotiated with various providers for quality insurance and price.

Schedule 2.27  Employee Benefit Plans

     Health benefits are provided with Nova Care Employee Services, Inc. A savings incentive match plan for employees employer agreement is currently with Dean Witter Reynolds, Inc.

Schedule 2.28  Distribution Agreements

     Distribution Agreements are not applicable.

Schedule 3
                            OFFICER'S CERTIFICATION
                          for AmeriNet Group.com, Inc.
                      a publicly held Delaware corporation

               Schedule 3: Representation or Warranty Exceptions

     I, Michael H. Jordan, President, duly elected and currently serving officer of AmeriNet Group.com, Inc., a publicly held Delaware corporation, (hereinafter referred to as the "Corporation"), hereby certify, they reasonably believe that the following is a true and correct listing of all Representations and Warranty Exceptions as of November 11, 1999 for the Corporation:

     General: I call your attention to the fact that any information filed with the Securities and Exchange Commission to the extent that it is contrary to the information provided in this Agreement of Merger and Plan of Reorganization, the Affiliate Agreement, or the Articles of Merger, is a warranty exception to the Agreement of Merger and Plan of Reorganization, the Affiliate Agreement, or the Articles of Merger signed and executed between the parties.

     IN WITNESS WHEREOF, we have hereunto set our hand and seal, effective as of the 11th day of November, 1999.

                            AmeriNet Group.com, Inc.

                             /s/ Michael H. Jordan

                             ----------------------
                          Michael H. Jordan, President
                                    President

     BEFORE ME, the undersigned authority, on this date personally appeared Michael H. Jordan, who first being duly sworn, deposes, and says: that he is duly elected and currently serving officer of AmeriNet Group.com, Inc., a publicly held Delaware, corporation ; and that he has read the same, know the contents thereof, and that the same is true and correct to the best of his knowledge and belief. Sworn to and subscribed before me this 11th day of November 1999.

My commission expires:

                             /s/ Vanessa H. Mitchem
                           -------------------------
                                  Notary Public

          Personally Known    or produced I.D.    Type of I.D. Produced:

Schedule 4.1   Disclosure Schedule re Conduct of Business

     WRI currently uses Nova Care Employment Services handbook and the WRI' Business Plan is listed below:

                                  wriwebs.com

                                 BUSINESS PLAN
                               TABLE OF CONTENTS

1.0  Executive Summary ..........................................2
1.1  Objectives ..............................................2
1.2  Keys To Success ....................................2
2.0  Company Summary ..........................................3
2.1  Company Ownership ............................3
2.2  Company History ..................................3
2.3  Company Locations and Facilities ........3
3.0  Products and Services .......................................3 - 5
3.1  Product and Service Description ..........3
3.2  Competitive Comparison ......................3 - 4
3.3  Labor Force .......................................4
3.4  Sales Literature ......................................4
3.5  Technology ................5
4.0  Market Analysis Summary ...............................5
4.1  Market Segmentation ............................5
4.2  Industry Analysis ..................................5
5.0  Strategy and Implementation Summary ...........6 - 7
5.1  Marketing Strategy ...............................6
5.2  Sales Strategy .......................................6
5.3  Milestones ............................................7
6.0  Management Summary ....................................7 - 8
6.1  Executive Officers .......................7
6.2  Personnel Plan .....................................7 - 8
7.0  Financial Plan ....................................................8 - 9

     1.   Use of Proceeds .........................8
     2.   Summary ....................... 9

                                  wriwebs.com

                               EXECUTIVE SUMMARY

Wriwebs.com is poised to become a major player in the burgeoning Internet web site design, production, and hosting industry. In just over a year, it has designed, produced, and hosted over two thousand Internet web sites for individuals, small businesses, and companies all over the United States. Its sales division continues to sell an average 40 additional web sites per week, providing the company continuous infusions of cash, as well as providing a deepening pool of new hosting and maintenance customers.

Objectives

The immediate objective of the company is to create a public presence by a new marketing campaign aimed to increase the sales and hosting of web sites. Although there are now hundreds of thousands of Internet web sites, there is still a huge ocean of potential customers unaware of the low cost and high yield nature of an Internet presence. A $650 web site is in the financial ballpark of virtually every adult individual in the United States and the Western world; the ability of a company like Wriwebs.com to reach this customer base by a more public marketing campaign is absolutely key. Up until now, the company has been able to reach only a minute segment of this potential market through referrals and direct business to business solicitations. The need to expand this campaign is paramount, and could result in an explosion of sales and revenue characteristic of new Internet companies like Information-highway.com and theGlobe.com.

Key To Success

Right now, the key to success is marketing: we need to reach businesses and individuals who have not yet built web sites or who would like to upgrade their already existing site. Furthermore, there are already potential customers out there who are unsatisfied with the service of their existing host. The new company that can reach these customers is going to explode in size and revenue. Wriwebs.com has the capability to be this company, but it needs the investment required to bring it to public view.

                                COMPANY SUMMARY

Company Ownership

Wriwebs.com, inc. was incorporated in early 1998 in Florida as Web Results Institute, Inc. The founder and 100% shareholder of the company is Michael A. Caputa. His strong business background, coupled with an unusual ability to disseminate decision-making powers to his tech, operations, and legal lieutenants, has created a management team capable of pushing the year-old company to new heights.

Company History

Originally intended to be a producer of small business web sites for use on the Internet, the company has grown substantially in a short time into an Internet Presence Provider; meaning that it hosts and maintains the very web sites that it produces. As of January, 1999, the company has sold over 2,000 web sites to individuals and companies around the world, at the current rate of 40-50 per week.

Company Locations and Facilities

The company currently leases space in an office building at 245 N. Ocean Boulevard, Deerfield Beach, Florida. The company recently signed a Letter Of Intent to enter into a two year lease at $2650.00 per month, with an option to renew for an additional two years at a 5% increase. The Letter Of Intent also gives the company an escape clause with 60 days Notice, in the event the company desires to move due to the need for additional space.

                             PRODUCTS AND SERVICES

Product and Service Description

Although there are hundreds of small web site producers in the USA, few have committed themselves to the development of the low-end-customer as has Wriwebs.com. As these individuals and small business customers gain experience with the value of their web sites, they have turned to the company for various upgrades and more detailed web sites, adding to the company's ongoing business and growth.

The fact that the company sells to hundreds and soon thousands of customers directly indicates that the company is not tied to one customer for its viability.

The principal product of the Company is a 4-5-page web site, which is registered as a unique domain name with the Government domain name registration office. The customer to advertise and disseminate information about the customers business utilizes the web site. The company also provides space for the customers web site, otherwise known as hosting. This results in an ongoing monthly service fee to the Wriwebs.com. Furthermore, the company makes changes and upgrades to the web sites as they become necessary, providing the company with a further revenue source. Competitive Comparison

Wriwebs.com has taken orders for over 3,000 web sites as of this writing. The purchase price on the vast majority of the sites included six-free-months of hosting the web sites at $79 per month. As these sites near the end of the six-month free offering, the monthly renewal fees will provide a new infusion of revenue to the company. Wriwebs.com expects that by the time this Application is submitted and approved, more than five hundred sites will be renewed for a monthly billing cycle of approximately $39 a month each. Additionally, the company plans to provide direct hosting for already existing web sites at the rate of $15 to $450 per month. Wriwebs.com is able to offer a web site valued at $955 for an average price of $650, due to its labor pool of local college students.

Labor Force

The most important raw material for production of web sites is the skilled labor necessary to do the programming. For these reasons, the company has in place computer interns supplied by the Art Institute of Fort Lauderdale, and Florida Atlantic University. The company also employs highly skilled professional programmers to oversee the work of these student programmers.

Sales Literature

The company is not dependent upon any material patents, patent rights, trademarks, licenses, or franchises. Marketing materials can be found by visiting the company's web site at www.wriwebs.com. Additional information can be mailed directly to the customer in the form of a computer disk. Technology

Research at Wriwebs.com is ongoing, with programmers spending certain times of their day utilizing new software to upgrade and create sophisticated graphics and other web site related bells and whistles.

                            MARKET ANALYSIS SUMMARY

As indicated, there continues to exist a huge ocean of potential web site customers in the United States and throughout the world. Even though hundreds of thousands of web sites have been established, the demand and uses of such sites increases geometrically as the public discovers the power of the Internet.

Market Segmentation

The web site design, production, and hosting industry is presently segmented into hundreds of small shops around the world. No individual company at this time has the financial wherewithal to market its services to the general public in a scope wide enough to capture a large market share. Almost unbelievably, this new burgeoning industry has been left advertising-less, with small businesses slowly building sales and maintenance customers through referrals and local ads.

Industry Analysis

The average customer for a web site consists of a small business in need of a 4-5-page web site as a mostly identifying medium, similar in essence to a brochure on the Internet. Through cybermarketing programs, more sophisticated customers can use the site as an advertising medium, much like the yellow pages on the Internet, or an inexpensive television advertisement. Still more sophisticated customers can utilize the web site as an interactive order catalogue, with direct custom designed data based order capabilities including real-time-credit card purchasing, and inventory control.

                      STRATEGY AND IMPLEMENTATION SUMMARY

Marketing Strategy

The company now counts over three thousand web site owners as customers. The company sold each web site as a package deal, providing six-months of prepaid hosting with each web site purchase. Once each web site has been hosted for six-months, the customer is expected to renew its hosting contract with the company, for an on-going period. Therefore, within the next six-months, the company is expected to reap additional revenues of at least one thousand times $39 per month. This amount computes to an annual amount of $468,000.00. Furthermore, the company has averaged weekly sales of 40 web sites, amounting to gross revenues of an additional $75,000.00 per month. Together with the expected hosting fees, the company expects gross revenues to exceed $1,368,000.00 in 1999. This figure excludes the addition of high-end web site design and production, which if realized, could increase gross and net revenues.

If the company is successful in raising one million dollars worth capital, it will utilize the funds to market its inexpensive web sites through newspaper and radio advertising. It is projected that the addition of each $1000 per diem worth of advertising could result in an additional sale of 10 sites per day, resulting in an additional gross revenue increase of $6500.00 per day. If these new sites renew at the close of the six-month hosting period, the resulting income increases an additional $9322.00 per month, compounded. In other words, the first month increase is $9322.00, the second month is $18,644.00, the third month is $27,966.00, and so forth.

Sales Strategy

The Plan of Operation for the near future entails the ongoing sales of low cost web sites to businesses and individuals in the Unites States. The average cost of $650.00 per web site, which includes six-months of free web hosting, has proven to be a customer darling. The company projects an average of 40 sales per week at this rate, which has resulted in gross revenues of $26,000.00 per week, and pre-tax net earnings of approximately $6,000.00 per week. In addition, Wriwebs.com will continue to cultivate its customer base to sell enhancements and upgrades. Twenty percent of the customers that sign up for a start-up-web site, choose to upgrade their site to an advanced web site after their initial contract. This trend will only increase as the Web becomes a mainstream advertising market.

Milestones

On top of this, the company has begun to receive six-month and one-year renewals of its hosting services at $39 per month. At the rate of 50 new rehosting sites each month, this will add approximately $2,950.00 per month to company revenues, and will aggregate monthly as more and more sold sites reach the six-month rehosting period.

Management Summary
Executive Officers

The founder and incorporator of the company is Michael A. Caputa. He is expected to retain the title of CEO and also to retain 60% of the outstanding stock. He will become Chairman of the Board of the public company. Jonathan D. Grant is currently the Vice President of Operations. He will become Chief Operating Officer of the Company, as well as a member of the Board of Directors. Jeffrey
B. Levy, Esquire is the company's corporation counsel. He will become a member of the Board of Directors. Eric Della Vedova is a Certified Public Accountant who will also be named a member of the Board of Directors. Mary Claire Hicks is an Employment Advisor at the Art Institute of Ft. Lauderdale. She will be named a member of the Board of Directors. Personnel Plan To date, the company employs 18 individuals full-time, with a complement of 10-15 other individuals on a part time basis. Furthermore, there are also 6 outside salespeople on a commission only basis. The business is not in any way tied to seasonal fluctuations, unless one considers winter as the primary time for Internet use in general. However, no studies presently known have indicated seasonal fluctuations in Internet use as yet. The production and hosting and upgrading of web sites is a highly technological endeavor, with Wriwebs.com dependent on the availability of skilled computer-literate employees. Clearly, the demand for such employees is great, and continues to increase. The company is preparing for this need by cooperating with local schools to provide paid internships for students and placement with the company as the need continues to rise. Financial Plan Use of Proceeds(A)The company expects to use the proceeds from the sale of its securities as follows:

     1. Marketing: the company expects to expend approximately $250,000.00 dollars in advertising its products and services in the international marketplace. This will include the use of newspaper ads, billboards, radio, and television. An additional $250,000.00 will be used to hire additional salespeople and software programmers to handle the expected increase in sales and maintenance of web sites.

     2. Asset acquisition: the company expects to acquire an office building suitable to house approximately fifty additional employees, who will be needed to sustain the increase in web site orders expected from the new marketing campaign. The deposit and closing costs are expected to be approximately $250,000.00.

     3. The expenses expected in the Offering include the costs of audited financial statements ($5,000.00), registration fees both federally and statewide ($30,000.00), and legal fees related to the preparation of the registration forms and Private Placement Memorandum ($20,000.00).

     4. Customer acquisition: the company will utilize $100,000 to purchase customers from smaller Internet Product Providers. This will add an additional 5000-hosting customers to Wriwebs.com's customer base.

                                    SUMMARY

     With an offering of $1,000,000.00 Wriwebs.com will position itself to be a $50,000,000.00 public company within 36 months. The company will offer to purchase a building at The Camino Corporate Center located at 299 W. Camino Gardens Boulevard in Boca Raton, Florida. This will generate an immediate additional positive cash flow to Wriwebs.com. The company will increase its customer base significantly by utilizing the funds to implement a global marketing campaign aimed at increasing its customer base to 20,000 customers within 36 months. In addition to generating profits from web site design, these customers will pay an average of $39.00 in residual hosting fees; this equates to $780,000,000 in monthly income, and $9,360,000 in yearly income. Wriwebs.com will place a public offering within 36 months, issuing 10 million shares of stock.

Schedule 5.7   Third Party Consents

     Third Party Consents are not applicable.

Schedule 5.8   Affiliates

     WRI  currently  has three  affiliates  and the  agreements  are attached as exhibit 5.8 to this agreement.

Schedule 5.12  List and Summary of Employment Agreements

     WRIWebs.com currently utilizes Nova Care Employee Services for the leasing of all employees. WRI currently has employment agreements with Michael A. Caputa, Jonathan Grant and Jeffery B. Levy which are attached as exhibits 5.12 to this agreement.

Schedule 5.13  Use of Proceeds
                                Use of Proceeds

WRI plans to use the funds from AmeriNet in the following manner: All funds are to be used for the expansion of WRI.

With the consumption of the AITC group, WRI has acquired 6 new employees. These employees are at an expense of a minimal of $2380.00 per week. (The three sales people account for a minimum of $600.00 per week plus over and above the base a 10% commission per sale.) WRI does not anticipate an increase in revenue for at least an eight-week period from closing. That would be an expense of $19040.00

WRI also anticipates losing revenue for the delays in production and the increased cost of Contract Designers. At this time to the best of our knowledge there are 164 new sites to design for the AITC customer base. The cost to design these sites will be $123000. This calculates toa formula of $75.00 per site to create.

WRI has one outstanding bill with the Telecom Company for approximately $11000.00. This would be paid out of the initial proceeds.

The company plans to invest $20000.00 in marketing and advertising to generate more revenue and increase the bottom line over the period of the first 60 days, which will show proceeds in 120 days.

The remaining 27660.00 will be kept in reserve as cash assets. The cash reserve is to be kept in reserve unless the expense in saving the AITC customer exceeds the above listed costs or the board decides to invest it into an interest bearing account or mutual portfolio. The original $10000.00 was utilized to make the merger and relocate the AITC office to the WRI location. As well as to expand the WRI space by renting another office suite at $2580.00 and to pay the moving crew, extend the phone system to accommodate the additional staff.

The $200,000.00 to be granted within 120 days after closing is at this time slated to be used for the acquisition of a commercial building as outlined in the WRIWebs.com Business Plan. The property will be an income bearing property, with available offices for leasing.

WRI currently has two investors, Michael A Caputa, and Anthony Caputa. These investors are listed in scheduled 2.12(A) (12). Both investors are non accredited investors.

Schedule 5.16  Projections

                                    SUMMARY

     With an offering of $1,000,000.00 Wriwebs.com will position itself to be a $50,000,000.00 public company within 36 months. The company will offer to purchase a building at The Camino Corporate Center located at 299 W. Camino Gardens Boulevard in Boca Raton, Florida. This will generate an immediate additional positive cash flow to Wriwebs.com. The company will increase its customer base significantly by utilizing the funds to implement a global marketing campaign aimed at increasing its customer base to 20,000 customers within 36 months. In addition to generating profits from web site design, these customers will pay an average of $39.00 in residual hosting fees; this equates to $780,000,000 in monthly income, and $9,360,000 in yearly income. Wriwebs.com will place a public offering within 36 months, issuing 10 million shares of stock.

Schedule 6.3(L) Non-accredited Investors

     WRI currently has two investors; Michael A. Caputa and Anthony Caputa. Both investors are non-accredited investors.

Exhibit 2.11   Confidentiality   Agreements

     See Schedule 2.12 for list of  confidentiality  agreements

Exhibit 2.25   WRI Regulation S-B Disclosure Data

     See the Business Plan in Schedule 4.1.

Exhibit 5.8    Affiliate Agreement

     The following Agreement was signed by Jonathan Grant, Michael A. Caputa and Jeffery B. Levy:

                              Affiliate Agreement

     This Affiliate Agreement (this "Agreement") is made and entered into by and between Wriwebs.com, Inc., a Florida corporation ("WRI"), AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), and person identified in the signature page of this Agreement as the Affiliate (the "Affiliate").

                                   Preamble:

     WHEREAS, concurrently with the execution of this Agreement, WRI and AmeriNet have entered into an Agreement & Plan of Merger (the "Reorganization Agreement") which contemplates that WRI will be merged into American Internet Technical Center, Inc., a Florida corporation and wholly owned subsidiary of AmeriNet ("American Internet") and all outstanding capital stock of WRI will be converted into AmeriNet common stock (the "Merger"); and

     WHEREAS, the Affiliate is either an officer or director of WRI or is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such quantity of common stock in WRI as requires that the Affiliate to be deemed an "affiliate" of WRI (within the meaning of Rule 405 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), as a result of which the Affiliate will be subject to restrictions on disposition of the shares of AmeriNet's common stock received as a result of the Merger; and

     WHEREAS, the determination of the accounting and tax treatment of the Merger will depend, in part, upon the accuracy of certain of the representations and warranties made by the Affiliate in this Agreement, as well as upon the Affiliate's compliance with certain of the agreements set forth herein; and

     WHEREAS, Affiliate and AmeriNet further desire to provide for an arrangement under which Affiliate will grant to AmeriNet an irrevocable proxy to vote all of the Affiliate's shares of WRI's common stock in favor of the Merger at a special meeting of the stockholders of WRI to be held for the purpose of voting on the Merger.

     NOW, THEREFORE, the Parties agree as follows:

                                   Article I
                          Agreement to Retain Shares.

1.1  Transfer and Encumbrance.

(A)  As used herein, the term "Determination Date" shall mean the earlier of:

     (1) The date AmeriNet shall have publicly released a report including the combined financial results of AmeriNet and WRI for a period of at least thirty (30) days of combined operations of AmeriNet and WRI; or

     (2)  The date the Reorganization  Agreement shall be terminated pursuant to
          Article VIII thereof.

(B) The Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Affiliates WRI common stock or the shares of AmeriNet common stock received in exchange therefor as a result of the Merger (collectively or generically hereinafter referred to as the "Shares") or any New Shares (as defined in Section 1.2) acquired or to make any offer or agreement relating thereto:

     (1)  At any time prior to the Determination Date;

     (2)  Except  in  full  compliance   with  the   requirements  of  Rule  144
          promulgated  by  the  Commission   under  authority   granted  by  the
          Securities Act;

     (3) Except in full compliance with the requirements of Sections 13 and 16 of the Exchange Act, including requirements pertaining to timely filing of Commission Forms 3, 4 and 5 or Schedule 13-D; and

     (4) In full compliance with the procedures established by AmeriNet (including requirements imposed upon its transfer agent) to assure compliance with the foregoing.

1.2  New Shares.

     The Affiliate agrees that any shares of capital stock of WRI or AmeriNet that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

                                   Article II
                           Agreement to Vote Shares.

2.1  Voting

     At every meeting of the stockholders of WRI called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of WRI with respect to any of the following, the Affiliate shall vote the Shares and any New Shares, including, with respect to stock options held by Affiliate, only those stock options immediately exercisable:

(A) In favor of approval of the Reorganization Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger; and

(B) Against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than AmeriNet and its affiliates and against any liquidation or winding up of WRI (each of the foregoing is hereinafter referred to as an "Opposing Proposal").

2.2  Actions

     In amplification of the obligations assumed by this Agreement, the Affiliate agrees not to take any actions contrary to WRI's obligations under the Reorganization Agreement or the Affiliate's obligations under this Agreement.

                                  Article III
                               Irrevocable Proxy.

     Concurrently with the execution of this Agreement, the Affiliate agrees to deliver to AmeriNet a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the extent permissible under Florida law, with the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by the Affiliate set forth therein.

                                   Article IV
                                 Tax Treatment.

     The Affiliate understands and agrees that it is intended that the Merger will be treated as a "reorganization" within the meaning of Code Section 368(a) for federal income tax purposes.

                                   Article V
            Reliance Upon Representations, Warranties and Covenants.

(A) The Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of former stockholders of WRI maintain a meaningful continuing equity ownership interest in AmeriNet after the Merger.

(B)  The  Affiliate   understands  that  the  representations,   warranties  and
     covenants of the Affiliate set forth herein will be relied upon by AmeriNet, WRI and their respective legal counsel and accounting firms.

                                   Article VI
            Representations, Warranties and Covenants of Affiliate.

     The Affiliate represents, warrants and covenants to AmeriNet as follows:

6.1 Power and Authority.

     The Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

6.2 Shares Owned.

     Set forth following the Affiliate's signature below is the number of Shares owned by the Affiliate, including all Shares as to which the Affiliate has sole or shared voting or investment power and all rights, options and warrants to acquire Shares owned or held by the Affiliate.

6.3 Restrictions on Transfer.

     The Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of common stock of AmeriNet (the "AmeriNet Common Stock") that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities of AmeriNet are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless:

(A) Such transaction is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act;

(B) (1) Legal counsel representing the Affiliate (which legal counsel is reasonably satisfactory to AmeriNet), shall have advised AmeriNet in a written opinion letter satisfactory to AmeriNet and AmeriNet's legal counsel, and upon which AmeriNet and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition and that all requirements under the Exchange Act, including Sections 13 and 16 thereof have been complied with; or

     (2) A registration statement under the Securities Act covering AmeriNet's Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission (the "Commission") and made effective under the Securities Act; or

     (3) An authorized representative of the Commission shall have rendered written advice to the Affiliate (sought by Affiliate or Affiliate's legal counsel, with a copy thereof and all other related communications delivered to AmeriNet) to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

6.4  No Present Plan of Disposition.

(A) The Affiliate has, and as of the Effective Time (as defined in the Reorganization Agreement) will have, no present plan or intention (a "Plan") to sell, transfer, exchange, pledge or otherwise dispose of, including by means of a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing being hereinafter referred to generically as a "Sale") of any of the shares of AmeriNet common stock that the Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon with respect thereto or issued or delivered in exchange or substitution therefor, which, when taking into account those WRI stockholders who dissent from the Merger, will reduce the WRI stockholders' ownership of AmeriNet Stock, in the aggregate, to less than fifty (50%) of the number of shares of AmeriNet Common Stock issued in the Merger.

(B) (1) The Affiliate is not aware of, or participating in, any Plan on the part of WRI stockholders to engage in Sales of the shares of AmeriNet Stock to be issued in the Merger.

     (2) For purposes Section 6.4(B)(1), Shares with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Shares that are exchanged for AmeriNet Stock in the Merger and then disposed of pursuant to a Plan.

     (3) A Sale of AmeriNet Stock shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction.

     (4) For purposes of this Section 6.4, a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreements.

(C) If any of the Affiliate's representations in this Section 6.4 cease to be true at any time prior to the Effective Time, the Affiliate will deliver to each of WRI and AmeriNet, prior to the Effective Time, a written statement to that effect, signed by the Affiliate.

6.5 Consultation with Counsel.

(A) The Affiliate has carefully read this Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of AmeriNet Shares to be acquired by Affiliate in the Merger, to the extent the Affiliate felt necessary, with legal counsel for the Affiliate.

(B) The Affiliate has carefully read the Reorganization Agreement and discussed its requirements and its impacts upon Affiliate's ability to sell, transfer, encumber, pledge or otherwise dispose of the AmeriNet Shares to be acquired by Affiliate in the Merger, to the extent Affiliate felt necessary, with legal counsel for Affiliate.

6.6  Ownership of Shares.

     The Affiliate is the record owner of the Shares shown on the signature page hereto, which at the date hereof and at all times up until the Determination Date will be free and clear of any liens, claims, options, charges or other encumbrances; does not beneficially own any shares of capital stock of WRI other than such Shares; and, has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

6.7  No Proxy Solicitations.

     The Affiliate will not, and will not permit any entity under Affiliate's control to:

(A) Solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement;

(B) Initiate a stockholders' vote or action by consent of WRI stockholders with respect to an Opposing Proposal; or

(C) Become a member of a "group" [as such term is used in Section 13(d) of the Exchange Act] with respect to any voting securities of WRI with respect to an Opposing Proposal.

                                  Article VII
                    No Limitation on Discretion as Director.

     This Agreement is intended solely to apply to the exercise by the Affiliate in his individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of the Affiliate with respect to, any action which may be taken or omitted by him acting in his fiduciary capacity as a director of WRI.

                                  Article VIII
                               Rules 144 and 145.

     From and after the Effective Time and for so long as is necessary in order to permit the Affiliate to sell AmeriNet's Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, AmeriNet will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to Sections 13 or 15(d) of the Exchange Act referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit the Affiliate to sell AmeriNet's Stock held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

                                   Article IX
                                Limited Resales.

     The Affiliate understands that, in addition to the restrictions imposed under Section 6 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections
(a), (b) and (c) below:

9.1  Rule 145(d)(1).

(A) Unless and until the restriction "Cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by the Affiliate in compliance with the requirements of Rule 145(d)(1).

(B)  Rule 145(d)(1) permits such resales only:

     (1) While AmeriNet meets the public information requirements of Rule 144(c); (iii) in brokers' transactions or in transactions with a market maker; and

     (2) Where the aggregate number of Restricted Securities sold at any time together with all sales of restricted AmeriNet Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of

          (a)  One percent (1%) of AmeriNet's Common Stock outstanding; or

           (b) The average weekly volume of trading in AmeriNet Common Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

9.2 Rule 145(d)(2).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) if:

(A) The Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least one year after the Effective Time of the Merger;

(B)  The Affiliate is not an affiliate of AmeriNet; and

(C)  AmeriNet meets the public information requirements of Rule 144(c).

9.3 Rule 145(d)(3).

     The Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(3) if the Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years and is not, and has not been for the three months preceding the date of sale, an affiliate of AmeriNet.

9.4 Acknowledgment.

     AmeriNet acknowledges that the provisions of Section 6.3 of this Agreement will be satisfied as to any sale by the holder of the Restricted Securities pursuant to Rule 145(d), by a broker's letter and a letter from the undersigned with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that AmeriNet has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d).

                                   Article X
                                    Legends.

(A) The Affiliate also understands and agrees that stop transfer instructions will be given to AmeriNet's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities legends stating in substance:

"The shares represented by this certificate were issued pursuant to a business combination which was structured to comply with the tax free reorganization provisions of Section 368(a) of the Internal revenue Code of 1986, as amended (the "Code") and was not registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance on applicable exemptions therefrom and from comparable provisions of the securities laws of the recipients state of domicile, and may not be sold, nor may the owner thereof reduce his or her risks relative thereto in any way, until such time as AmeriNet Group.com, Inc. ("AmeriNet"), has published the financial results covering at least thirty (30) days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act, (2) in accordance with Commission Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of AmeriNet) or Commission Rule 144 (in the case of shares issued to an individual who is an affiliate of AmeriNet) of the rules and regulations of such act, or (3) in accordance with a legal opinion satisfactory to counsel for AmeriNet that such sale or transfer is otherwise exempt from the registration requirements of such act."

(B) (1) Upon the request of the Affiliate, AmeriNet shall cause the certificates resenting the Restricted Securities to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met.

     (2) In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Restricted Securities received by Affiliate pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), or upon registration of my such shares, AmeriNet, upon the request of Affiliate, will cause the certificates representing the Restricted Securities to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d).

                                   Article XI
                           Miscellaneous Provisions.

11.1 Further Assurances.

     The Parties agree to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, stock certificates and other documents, as may, from time to time, be required herein to effect the intent and purpose of this Agreement.

11.2 Consent and Waiver.

     The Affiliate hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Affiliate is a party or pursuant to any rights Affiliate may have.

11.3 Binding Agreement.

     This Agreement will inure to the benefit of and be binding upon and enforceable against the Parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the Affiliate and any pledgee holding Restricted Securities as collateral.

11.4 Waiver.

     No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

11.5 Governing Law.

     This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, except for any choice of law provisions that would result in the application of the law of another jurisdiction, and except for laws involving the fiduciary obligations of WRI's officers and directors, which shall be governed under Florida law.

11.6 Third Party Reliance.

     Legal counsel to and accountants for the Parties shall be entitled to rely upon this Agreement.

11.7 Amendments and Modification.

     This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties.

11.8 Specific Performance: Injunctive Relief.

     The Parties acknowledge that AmeriNet will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Affiliate set forth herein; therefore, it is agreed that, in addition to any other remedies that may be available to AmeriNet upon any such violation, AmeriNet shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to AmeriNet at law or in equity.

11.9 Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective Parties as follows:

     (1) To the Affiliate:

          At the contact information provided to the registrar of WRI's shares of common stock and, after the Merger, at the contact information provided to and maintained by AmeriNet's transfer agent.

     (2)  To AmeriNet:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
                   Attention: Michael Harris Jordan, President
               Telephone (561) 998-3435, Fax (561) 998-3425; and,
               e-mail webmaster@amerinetgroup.com; with a copy to

                                 General Counsel
                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
               Telephone (352) 694-6714, Fax (352) 694-9178; and,
                         e-mail, grichard@atlantic.net.

     (3)  To WRI:

                                Wriwebs.com, Inc.
      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441
                     Attention: Michael A. Caputa, President
               Telephone (954) 360-0636, Fax (954) 360-0377; and,
                            web site www.wriwebs.com;

     (4)  To Yankees:

                           The Yankee Companies, Inc.
           902 Clint Moore Road, Suite 136; Boca Raton, Florida 33487
                   Attention: Leonard Miles Tucker, President
               Telephone (561) 998-2025, Fax (561) 998-3425; and,
                          e-mail carrington@flinet.com;

or such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth, except that notices of change of address shall only be effective upon receipt.

11.10 Interpretation.

(A) When a reference is made in this Agreement to Schedules or Exhibits, such reference shall be to a Schedule or Exhibit to this Agreement unless otherwise indicated.

(B) The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

(C) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(D) The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

(E) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

(F) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.11  Merger of All Prior Agreements Herein.

(A) This instrument, together with the instruments referred to herein, contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

(B) All prior agreements whether written or oral are merged herein and shall be of no force or effect.

11.12 Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and the Closing hereon and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

11.13 Severability.

     If any provision or any portion of any provision of this Agreement, other than one of the conditions precedent or subsequent, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

11.14 Indemnification.

(A) Each Party hereby irrevocably agrees to indemnify and hold the other Parties harmless from any and all liabilities and damages (including legal or other expenses incidental thereto), contingent, current, or inchoate to which they or any one of them may become subject as a direct, indirect or incidental consequence of any action by the indemnifying Party or as a consequence of the failure of the indemnifying Party to act, whether pursuant to requirements of this Agreement or otherwise.

(B) In the event it becomes necessary to enforce this indemnity through an attorney, with or without litigation, the successful Party shall be entitled to recover from the indemnifying Party, all costs incurred including reasonable attorneys' fees throughout any negotiations, trials or appeals, whether or not any suit is instituted.

11.15  Dispute Resolution.

(A) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement any proceedings pertaining directly or indirectly to the rights or obligations of the Parties hereunder shall, to the extent legally permitted, be held in Broward County, Florida, and the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not any formal proceedings are initiated.

(B) Except for the arbitration procedures outlined in paragraphs 7.2(G)(2) and 7.2(G)(3) which shall govern any arbitration proceeding described therein, in the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(a) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida to be selected by lot from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by WRI.

         (b) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided, two by the Affiliate, two by AmeriNet and two by WRI.

     (3) (a) Expenses of mediation shall be borne equally by the Parties, if successful.

          (b) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

          (c)  If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties involved.

11.16  Benefit of Agreement.

     The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representatives, estate, heirs and legatees but are not intended to confer upon any other person any rights or remedies hereunder.

11.17  Counterparts.

(A)  This Agreement may be executed in any number of counterparts.

(B) All executed counterparts shall constitute one Agreement notwithstanding that all signatories are not signatories to the original or the same counterpart.

(C) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement which shall be the document filed with the Commission.

11.18 License.

(A) This form of agreement is the property of Yankees and has been customized for this transaction with the consent of Yankees by G. Richard Chamberlin, Esquire.

(B) The use of this form of agreement by the Parties is authorized hereby solely for purposes of this transaction.

(C) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

11.19 Information Concerning the Affiliate's Share Ownership.

(A)  Shares beneficially owned:

     (1) ___________ shares of WRI Common Stock; and

     (2) ___________ shares of WRI Common Stock subject to options, warrants or other rights.

                                Execution Pages

     IN WITNESS WHEREOF, the Affiliate, AmeriNet, American Internet and WRI have caused this Agreement to be executed by themselves or their duly authorized respective officers, all as of the last date set forth below:

Signed, sealed and delivered
     In Our Presence:

                                                                   The Affiliate

----------------------------

----------------------------                            ------------------------
                                                                       Signature
Dated:    November 11 1999

                                                        ------------------------
                                                                      Print name

                                                        AmeriNet Group.com, Inc.

----------------------------

____________________________                         By:________________________
                                                    Michael H. Jordan, President

     (Corporate Seal)

                                             Attest:   ________________________

                                                   Vanessa H. Lindsey, Secretary
Dated:    November 11 1999

                                       American Internet Technical Centers, Inc.

----------------------------

____________________________                 By:     _________________________
                                                    Michael A. Caputa, President

     (Corporate Seal)

                                             Attest:   ________________________
                                                        Jeffery B. Levy, Esquire
                                                     Secretary & General Counsel
Dated:    November 11, 1999

                                                               Wriwebs.com, Inc.

----------------------------

____________________________                 By:______________________________
                                                    Michael A. Caputa, President

     (Corporate Seal)

                                             Attest:   _________________________
                                                                 Jeffery B. Levy
                                                     Secretary & General Counsel

Dated:    November 11, 1999

                                  Exhibit "A"
                               Irrevocable Proxy

     The undersigned stockholder of Wriwebs.com, Inc., a Florida corporation ("WRI"), hereby irrevocably to the extent provided by Florida law) appoints the directors on the Board of Directors of AmeriNet, Inc., a Delaware corporation ("AmeriNet"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of WRI beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement & Plan of Merger dated as of November 11, 1999 (the "Reorganization Agreement"), among AmeriNet, American Internet Technical Center, Inc., a Florida corporation and a wholly owned subsidiary of AmeriNet ("American Internet"), and WRI, shall be terminated in accordance with its terms or the Merger (as defined in the Reorganization Agreement) is effective.

                                     Terms:

1. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

2. This proxy is irrevocable (to the extent provided by Florida law), is granted pursuant to the Affiliate Agreement dated as of November 11, 1999, between AmeriNet, WRI, and the undersigned stockholder (the "Affiliate Agreement"), and is granted in consideration of AmeriNet entering into the Reorganization Agreement.

3. The attorneys and proxies named above will be empowered at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of WRI's stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of WRI with any party other than AmeriNet and its affiliates and against any liquidation or winding up of WRI.

4. The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Reorganization Agreement in accordance with Article VIII thereof at every annual, special or adjourned meeting of the stockholders of WRI and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Reorganization Agreement and any matter that could reasonably be expected to facilitate the Merger, and against any merger, consolidation, sale of assets, reorganization or recapitalization of WRI with any party other than AmeriNet and its affiliates, and against any liquidation or winding up of WRI, and may not exercise this proxy on any other matter.

5.   The undersigned stockholder may vote the Shares on all other matters.

6. Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

7.   This proxy is irrevocable and coupled with an interest.

8.   Stockholder Data:

     A. Full name:_____________________________________________
                    First     Middle    Last

     B. Tax identification number:_____________________________________

     C. Domicile Address:_____________________________________

     D. Telephone, fax and e-mail:___________     _______________________

     E. Shares Information:

          (1) Number of WRI Shares owned or controlled as to voting matters:

               -----------------

Signed, sealed and delivered
     In Our Presence:

                                                                    Stockholder:

----------------------------

____________________________                      By:___________________________

Dated:________________

Exhibit 5.12 Copies of employment agreements

                        Executive's Employment Agreement

     This Executive's Employment Agreement (the "Agreement") is entered into by and among Michael A. Caputa, an individual residing in the State of Florida ( "Mr. Caputa"); Wriwebs.com, Inc., a Florida corporation ("WRI"; WRI and Mr. Caputa being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party".

                                   Preamble:

     WHEREAS, WRI's board of directors is of the opinion that in conjunction with effectuation of WRI's future plans it must memorialize, confirm and assure itself of the continuing services of WRI's founder, who currently serves as its president, director and chief executive officer, on a long term basis; and

     WHEREAS, Mr. Caputa is thoroughly knowledgeable with all aspects of WRI's operations and plans; and

     WHEREAS, Mr. Caputa is agreeable to serving as WRI's president and chief executive officer, on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                  Witnesseth:

                                  Article One
                      Term, Renewals, Earlier Termination

1.1     Term.

     Subject to the provisions set forth herein, the term of Mr. Caputa's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until December 31, 2004.

1.2     Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

1.3     Earlier Termination.

     WRI shall each have the right to terminate this Agreement prior to the expiration of its Term, as it applies to them (without affecting the Agreement as it applies to the other, except in conjunction with the compensation aspects thereof), or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

(a)     For Cause:

     (1) WRI may terminate Mr. Caputa's employment under this Agreement at any time for cause.

     (2) Such termination shall be evidenced by written notice thereof to Mr. Caputa, which notice shall specify the cause for termination.

     (3)  For purposes hereof, the term "cause" shall mean:

          (a) The inability of Mr. Caputa, through sickness or other incapacity, to discharge his duties under this Agreement for ninety or more consecutive days or for a total of 120 or more days in a period of twelve consecutive months;

          (b) The refusal of Mr. Caputa to follow the directions of WRI's board of directors;

          (c) Dishonesty; theft; or conviction of a crime involving moral turpitude;

          (d) Material default in the performance by Mr. Caputa of his obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for twenty days after written notice of such default or breach and such material default or breach has resulted in material damage to WRI.

     (4) In the event of a dispute concerning termination due to breach or default, Mr. Caputa's compensation shall be continued until resolution of such dispute by a tribunal of competent jurisdiction, it being understood that Mr. Caputa must repay any amounts so paid upon final determination that he was not entitled to such compensation.

(b)     Discontinuance of Business:

     In the event that WRI discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of WRI shall not be deemed a termination of its business.

(c)     Death:

     This Agreement shall terminate immediately on the death of Mr. Caputa; however, all accrued compensation at such time shall be promptly paid to Mr. Caputa's estate.

1.4     Final Settlement.

     Upon termination of this Agreement and payment to Mr. Caputa of all amounts due him hereunder, Mr. Caputa or his representative shall execute and deliver to the terminating entity on a form prepared by WRI, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to WRI all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                  Article Two
                              Scope of Employment

2.1     Retention.

     WRI hereby hires Mr. Caputa and Mr. Caputa hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     General Description of Duties.

     (a) Mr. Caputa shall be employed as the president of WRI and perform the duties generally associated with the position of president and chief executive officer thereof.

     (b) Without limiting the generality of the foregoing, Mr. Caputa shall have exclusive control of all aspects of WRI's day to day operations, subject only to compliance with the directions of WRI's board of directors, applicable laws and fiduciary obligations.

     (c) Mr. Caputa covenants to perform in good faith his employment duties, devoting substantially all of his business time, energies and abilities to the proper and efficient management of the business of WRI, and for its benefit.

2.3     Status.

     (a) Throughout the term of this Agreement, Mr. Caputa shall serve as a member of the board of directors of WRI and as its president and chief executive officer.

     (b) In the event that he is not elected to such positions, then, at the option of Mr. Caputa, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that written notice of such election is provided to WRI within 30 days after it failed to elect Mr. Caputa to the required office.

2.4     Exclusivity.

     Mr. Caputa shall, unless specifically otherwise authorized by WRI's board of directors, on a case by case basis, devote his business time exclusively to the affairs of WRI.

                                 Article Three
                                  Compensation

3.1     Compensation.

     As consideration for Mr. Caputa's services to WRI Mr. Caputa shall be entitled to a salary in an aggregate gross sum equal to $1,250 per week (the "Base Salary").

3.2     Benefits.

     During the term of this Agreement, Mr. Caputa shall also be entitled to the following benefits:

     (1) Two weeks paid vacation per year during the first three years of this Agreement and three weeks per year thereafter.

     (2) During the period of his employment, Mr. Caputa shall be reimbursed for reasonable traveling, telephone and other direct business expenses required in connection with the performance of his duties hereunder, subject to verification required by WRI for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

     (3) Mr. Caputa shall be entitled to receive all benefits of employment generally available to all of WRI's employees.

3.3     Indemnification.

     WRI  will  defend,   indemnify  and  hold  Mr.  Caputa  harmless  from  all
liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of WRI, its affiliates or for other persons or entities at the request of the board of directors of WRI, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mr. Caputa to incur any out of pocket expenses; provided, however, that Mr. Caputa permits the majority stockholders of WRI to select and supervise all personnel involved in such defense and that Mr. Caputa waive any conflicts of interest that such personnel may have as a result of also representing WRI, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                               Special Covenants

4.1     Confidentiality.

     (a) Mr. Caputa acknowledges that, in and as a result of his employment hereunder, he will be developing for WRI, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as WRI's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by WRI, Mr. Caputa hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by WRI, or WRI's affiliates.

     (b) In the event of a breach or threatened breach by Mr. Caputa of any of the provisions of this Section 4.1, WRI, in addition to and not in limitation of any other rights, remedies or damages available to WRI, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mr. Caputa, or by Mr. Caputa's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2     Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to WRI as a result of a breach by Mr. Caputa of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect WRI's interests, Mr. Caputa hereby covenants and agrees that WRI shall have the following additional rights and remedies in the event of a breach hereof:

     (a) Mr. Caputa hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in
          Section 4.1 hereof; and

     (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which WRI may sustain prior to the effective enforcement of such injunction, Mr. Caputa hereby covenants and agrees to pay over to WRI, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

          (i) Any payment or compensation of any kind received by him because of such violation before the issuance of such injunction, or

          (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by WRI as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to WRI for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect WRI from the injury caused by such breaches would be injunctive relief.

4.3     Cumulative Remedies.

     Mr. Caputa hereby irrevocably agrees that the remedies described in Section
4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which WRI is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4     Acknowledgment of Reasonableness.

     Mr. Caputa hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of WRI, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mr. Caputa hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mr. Caputa hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mr. Caputa hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5     Unauthorized Acts.

     Mr. Caputa hereby covenants and agrees that he will not do any act or incur any obligation on behalf of WRI of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

                                  Article Five
                                 Miscellaneous

5.1     Notices.

(a)(1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Mr. Caputa:

                                Michael A. Caputa
             7526 Silverwoods Court; Boca Raton, Florida 33433-3336
                  Telephone (561) 391-8101; Fax (561) 417-5869;
                         e-mail home@wriwebs.com To WRI:

                                Wriwebs.com, Inc.
      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441 Telephone (954) 360-0636; Fax (954) 360-0377; e-mail Jeff@wriwebs.com
                           Attention: General Counsel

     (2)  In each case, copies of notices will also be provided to:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
               Telephone (561) 998-3435, Fax (561) 998-3425; and,
                          e-mail carrington@flinet.com
                Attention: Michael Harris Jordan, President; and

                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
                Telephone (352) 694-9182; Fax (954) 694-1325; and
                           e-mail vanessa@atlantic.net
                    Attention: Vanessa H. Lindsey, Secretary;

     (3) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)(1) The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation ("Yankees") has acted as scrivener for the Parties in this transaction and that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

   (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf.

5.2     Amendment.

     (1) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

     (2) This Agreement may not be modified without the consent of a majority in interest of AmeriNet's stockholders.

5.3     Merger.

     (a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6     Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7     Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, two by WRI's majority stockholder, two by WRI and two by Mr. Caputa.

        (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, two by WRI's majority stockholder, two by WRI and two by Mr. Caputa.

     (3)(A)    Expenses of mediation shall be borne by WRI, if successful.

        (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

        (C)    If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.8     Benefit of Agreement.

     (1) This Agreement may not be assigned by Mr. Caputa without the prior written consent of WRI.

     (2) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in WRI.

5.13     Counterparts.

     (a)  This Agreement may be executed in any number of counterparts.

     (b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

     (a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

     (b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     (c) The interpretation of this Agreement shall not be directly or indirectly affected in any manner as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
     In Our Presence

                                                                       President

--------------------------

--------------------------                              ------------------------
                                                               Michael A. Caputa
Dated:    November ___, 1999

                                                              Wriwebs.coms, Inc.
                                                          a Florida corporation.

--------------------------

__________________________                   By:     ___________________________
                                                    Michael A. Caputa, President

(CORPORATE SEAL)

                                             Attest:__________________________
                                                                 Jeffrey B. Levy
                                                     Secretary & General Counsel
Dated:    November ___, 1999

                        Executive's Employment Agreement

     This Executive's Employment Agreement (the "Agreement") is entered into by and among Jonathan Grant, an individual residing in the State of Florida ("Mr. Grant"); Wriwebs.com, Inc., a Florida corporation ("WRI"; WRI and Mr. Grant being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party".

                                   Preamble:

     WHEREAS, WRI's board of directors is of the opinion that in conjunction with effectuation of WRI's future plans it must memorialize, confirm and assure itself of the continuing services of WRI's founder, who currently serves as its vice president of operations and director, on a long term basis; and

     WHEREAS, Mr. Grant is thoroughly knowledgeable with all aspects of WRI's operations and plans; and

     WHEREAS, Mr. Grant is agreeable to serving as WRI's Vice President of Operations on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                  Witnesseth:
                                  Article One
                      Term, Renewals, Earlier Termination

1.1     Term.

     Subject to the provisions set forth herein, the term of Mr. Grant's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until December 31, 2004.

1.2     Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

1.3     Earlier Termination.

     WRI shall each have the right to terminate this Agreement prior to the expiration of its Term, as it applies to them (without affecting the Agreement as it applies to the other, except in conjunction with the compensation aspects thereof), or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

(a)     For Cause:

     (1) WRI may terminate the Mr. Grant's employment under this Agreement at any time for cause.

     (2) Such termination shall be evidenced by written notice thereof to Mr. Grant, which notice shall specify the cause for termination.

     (3)  For purposes hereof, the term "cause" shall mean:

          (a) The inability of Mr. Grant, through sickness or other incapacity, to discharge his duties under this Agreement for ninety or more consecutive days or for a total of 120 or more days in a period of twelve consecutive months;

          (b) The refusal of Mr. Grant to follow the directions of WRI's board of directors;

          (c) Dishonesty; theft; or conviction of a crime involving moral turpitude;

          (d) Material default in the performance by Mr. Grant of his obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for twenty days after written notice of such default or breach and such material default or breach has resulted in material damage to WRI.

     (4) In the event of a dispute concerning termination due to breach or default, Mr. Grant's compensation shall be continued until resolution of such dispute by a tribunal of competent jurisdiction, it being understood that Mr. Grant must repay any amounts so paid upon final determination that he was not entitled to such compensation.

(b)     Discontinuance of Business:

     In the event that WRI discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of WRI shall not be deemed a termination of its business.

(c)     Death:

     This Agreement shall terminate immediately on the death of Mr. Grant; however, all accrued compensation at such time shall be promptly paid to Mr. Grant's estate.

1.4     Final Settlement.

     Upon termination of this Agreement and payment to Mr. Grant of all amounts due him hereunder, Mr. Grant or his representative shall execute and deliver to the terminating entity on a form prepared by WRI, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to WRI all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                  Article Two
                              Scope of Employment

2.1     Retention.

     WRI hereby hires Mr. Grant and Mr. Grant hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     General Description of Duties.

     (a) Mr. Grant shall be employed as the Vice President of Operations of WRI and perform the duties generally associated with the position of Vice President of Operations thereof.

     (b) Without limiting the generality of the foregoing, Mr. Grant shall manage WRI's day to day operations under the directions of WRI's president, subject to compliance with the directions of WRI's board of directors, applicable laws and fiduciary obligations.

     (c) Mr. Grant covenants to perform in good faith his employment duties, devoting substantially all of his business time, energies and abilities to the proper and efficient management of the business of WRI, and for its benefit.

2.3     Status.

     (a) Throughout the term of this Agreement, Mr. Grant shall serve as a member of the board of directors of WRI and as its Vice President of Operations.

     (b) In the event that he is not elected to such positions, then, at the option of Mr. Grant, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that written notice of such election is provided to WRI within 30 days after it failed to elect Mr. Grant to the required office.

2.4     Exclusivity.

     Mr. Grant shall, unless specifically otherwise authorized by WRI's board of directors, on a case by case basis, devote his business time exclusively to the affairs of WRI.

                                 Article Three
                                  Compensation

3.1     Compensation.

     As consideration for Mr. Grant's services to WRI Mr. Grant shall be entitled to a salary in an aggregate gross sum equal to $1,250 per week (the "Base Salary").

3.2     Benefits.

     During the term of this Agreement, Mr. Grant shall also be entitled to the following benefits:

     (1) Two weeks paid vacation per year during the first three years of this Agreement and three weeks per year thereafter.

     (2) During the period of his employment, Mr. Grant shall be reimbursed for reasonable traveling, telephone and other direct business expenses required in connection with the performance of his duties hereunder, subject to verification required by WRI for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

     (3) Mr. Grant shall be entitled to receive all benefits of employment generally available to all of WRI's employees.

3.3     Indemnification.

     WRI  will  defend,   indemnify  and  hold  Mr.  Grant   harmless  from  all
liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of WRI, its affiliates or for other persons or entities at the request of the board of directors of WRI, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mr. Grant to incur any out of pocket expenses; provided, however, that Mr. Grant permits the majority stockholders of WRI to select and supervise all personnel involved in such defense and that Mr. Grant waive any conflicts of interest that such personnel may have as a result of also representing WRI, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                               Special Covenants

4.1     Confidentiality.

     (a) Mr. Grant acknowledges that, in and as a result of his employment hereunder, he will be developing for WRI, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as WRI's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by WRI, Mr. Grant hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by WRI, or WRI's affiliates.

     (b) In the event of a breach or threatened breach by Mr. Grant of any of the provisions of this Section 4.1, WRI, in addition to and not in limitation of any other rights, remedies or damages available to WRI, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mr. Grant, or by Mr. Grant's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2     Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to WRI as a result of a breach by Mr. Grant of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect WRI's interests, Mr. Grant hereby covenants and agrees that WRI shall have the following additional rights and remedies in the event of a breach hereof:

     (a) Mr. Grant hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in
          Section 4.1 hereof; and

     (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which WRI may sustain prior to the effective enforcement of such injunction, Mr. Grant hereby covenants and agrees to pay over to WRI, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

          (i) Any payment or compensation of any kind received by him because of such violation before the issuance of such injunction, or

          (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by WRI as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to WRI for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect WRI from the injury caused by such breaches would be injunctive relief.

4.3     Cumulative Remedies.

     Mr. Grant hereby  irrevocably agrees that the remedies described in Section
4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which WRI is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4     Acknowledgment of Reasonableness.

     Mr. Grant hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of WRI, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mr. Grant hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mr. Grant hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mr. Grant hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5     Unauthorized Acts.

     Mr. Grant hereby covenants and agrees that he will not do any act or incur any obligation on behalf of WRI of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

                                  Article Five
                                 Miscellaneous

5.1     Notices.

(a)(1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Mr. Grant:

                                 Jonathan Grant
        6503 North Military Trail, Unit #2803; Boca Raton, Florida 33496
                  Telephone (561)998-3466; Fax (954) 360-0377;
                         e-mail jonathan@wriwebsites.com

To WRI:

                                Wriwebs.com, Inc.
      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441
                  Telephone (954) 360-0636; Fax (954) 360-0377;
                             e-mail Jeff@wriwebs.com
                           Attention: General Counsel

     (2)  In each case, copies of notices will also be provided to:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
               Telephone (561) 998-3435, Fax (561) 998-3425; and,
                          e-mail carrington@flinet.com
                Attention: Michael Harris Jordan, President; and

                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
                Telephone (352) 694-9182; Fax (954) 694-1325; and
                           e-mail vanessa@atlantic.net
                    Attention: Vanessa H. Lindsey, Secretary;

     (3) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)(1) The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation ("Yankees") has acted as scrivener for the Parties in this transaction and that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

   (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf.

5.2     Amendment.

     (1) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

     (2) This Agreement may not be modified without the consent of a majority in interest of AmeriNet's stockholders.

5.3     Merger.

     (a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6     Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7     Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, two by WRI's majority stockholder, two by WRI and two by Mr. Grant.

        (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, two by WRI's majority stockholder, two by WRI and two by Mr. Grant.

     (3)(A)    Expenses of mediation shall be borne by WRI, if successful.

        (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

        (C)    If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.8     Benefit of Agreement.

     (1) This Agreement may not be assigned by Mr. Grant without the prior written consent of WRI.

     (2) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in WRI.

5.13     Counterparts.

(a)  This Agreement may be executed in any number of counterparts.

(b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

(a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

(b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

(c) The interpretation of this Agreement shall not be directly or indirectly affected in any manner as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
     In Our Presence

                                                    Vice President of Operations

--------------------------

--------------------------                             -------------------------
                                                                  Jonathan Grant
Dated:    November ___, 1999

                                                              Wriwebs.coms, Inc.
                                                          a Florida corporation.

--------------------------

__________________________                   By:     ___________________________
                                                    Michael A. Caputa, President

(CORPORATE SEAL)

                                             Attest:   _________________________
                                                                 Jeffrey B. Levy
                                                     Secretary & General Counsel
Dated:    November ___, 1999

                        Executive's Employment Agreement

     This Executive's Employment Agreement (the "Agreement") is entered into by and among Jeffery B. Levy, an individual residing in the State of Florida ("Mr. Levy"); Wriwebs.com, Inc., a Florida corporation ("WRI"; WRI and Mr. Levy being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party".

                                   Preamble:

     WHEREAS, WRI's board of directors is of the opinion that in conjunction with effectuation of WRI's future plans it must memorialize, confirm and assure itself of the continuing services of WRI's founder, who currently serves as its secretary, general counsel and director, on a long term basis; and

     WHEREAS, Mr. Levy is thoroughly knowledgeable with all aspects of WRI's operations and plans; and

     WHEREAS, Mr. Levy is agreeable to serving as WRI's Secretary and General Counsel on the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereby exchanged, as well as of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                  Witnesseth:

                                  Article One
                      Term, Renewals, Earlier Termination

1.1     Term.

     Subject to the provisions set forth herein, the term of Mr. Levy's employment hereunder shall be deemed to commence on the date of this Agreement's execution by all of the Parties and shall continue until December 31, 2004.

1.2     Renewals.

     This Agreement shall be renewed automatically, after expiration of the original term, on a continuing annual basis, unless the Party wishing not to renew this Agreement provides the other Party with written notice of its election not to renew ("Termination Election Notice") on or before the 30th day prior to termination of the then current term.

1.3     Earlier Termination.

     WRI shall each have the right to terminate this Agreement prior to the expiration of its Term, as it applies to them (without affecting the Agreement as it applies to the other, except in conjunction with the compensation aspects thereof), or of any renewals thereof, subject to the provisions of Section 1.4, for the following reasons:

(a)     For Cause:

     (1) WRI may terminate the Mr. Levy's employment under this Agreement at any time for cause.

     (2) Such termination shall be evidenced by written notice thereof to Mr. Levy, which notice shall specify the cause for termination.

     (3)  For purposes hereof, the term "cause" shall mean:

          (a) The inability of Mr. Levy, through sickness or other incapacity, to discharge his duties under this Agreement for ninety or more consecutive days or for a total of 120 or more days in a period of twelve consecutive months;

          (b) The refusal of Mr. Levy to follow the directions of WRI's board of directors;

          (c) Dishonesty; theft; or conviction of a crime involving moral turpitude;

          (d) Material default in the performance by Mr. Levy of his obligations, services or duties required under this Agreement (other than for illness or incapacity) or materially breach of any provision of this Agreement, which default or breach has continued for twenty days after written notice of such default or breach and such material default or breach has resulted in material damage to WRI.

     (4) In the event of a dispute concerning termination due to breach or default, Mr. Levy's compensation shall be continued until resolution of such dispute by a tribunal of competent jurisdiction, it being understood that Mr. Levy must repay any amounts so paid upon final determination that he was not entitled to such compensation.

(b)     Discontinuance of Business:

     In the event that WRI discontinues operating its business, this Agreement shall terminate as of the last day of the month on which it ceases operation with the same force and effect as if such last day of the month were originally set as the termination date hereof; provided, however, that a reorganization of WRI shall not be deemed a termination of its business.

(c)     Death:

     This Agreement shall terminate immediately on the death of Mr. Levy; however, all accrued compensation at such time shall be promptly paid to Mr. Levy's estate.

1.4     Final Settlement.

     Upon termination of this Agreement and payment to Mr. Levy of all amounts due him hereunder, Mr. Levy or his representative shall execute and deliver to the terminating entity on a form prepared by WRI, a receipt for such sums and a release of all claims, except such claims as may have been submitted pursuant to the terms of this Agreement and which remain unpaid, and, shall forthwith tender to WRI all records, manuals and written procedures, as may be desired by it for the continued conduct of its business.

                                  Article Two
                              Scope of Employment

2.1     Retention.

     WRI hereby hires Mr. Levy and Mr. Levy hereby accepts such employment, in accordance with the terms, provisions and conditions of this Agreement.

2.2     General Description of Duties.

     (a) Mr. Levy shall be employed as the Secretary and General Counsel of WRI and perform the duties generally associated with the position of Secretary and General Counsel thereof.

     (b) Without limiting the generality of the foregoing, Mr. Levy shall maintain all of WRI's corporate records and shall be the Chief Legal Officer and handle all court and regulatory actions, cases, appearances and all other legal matters; and, Mr. Levy shall coordinate all such functions with WRI's stockholder as required for preparation of reports to regulatory authorities including without limitation the United States Securities and Exchange Commission.

     (c) Mr. Levy covenants to perform in good faith his employment duties, devoting substantially all of his business time, energies and abilities to the proper and efficient management of the business of WRI, and for its benefit.

2.3     Status.

     (a) Throughout the term of this Agreement, Mr. Levy shall serve as a member of the board of directors of WRI and as its Secretary and General Counsel.

     (b) In the event that he is not elected to such positions, then, at the option of Mr. Levy, this Agreement may be deemed terminated effective as of the earliest time that it can be reasonably determined that such election will not take place, provided that written notice of such election is provided to WRI within 30 days after it failed to elect Mr. Levy to the required office.

2.4     Exclusivity.

     Mr. Levy shall, unless specifically otherwise authorized by WRI's board of directors, on a case by case basis, devote his business time exclusively to the affairs of WRI.

                                  Article Three
                                  Compensation

3.1     Compensation.

     As consideration for Mr. Levy's services to WRI Mr. Levy shall be entitled to a salary in an aggregate gross sum equal to $800 per week (the "Base Salary").

3.2     Benefits.

     During the term of this Agreement, Mr. Levy shall also be entitled to the following benefits:

     (1) Two weeks paid vacation per year during the first three years of this Agreement and three weeks per year thereafter.

     (2) During the period of his employment, Mr. Levy shall be reimbursed for reasonable traveling, telephone and other direct business expenses required in connection with the performance of his duties hereunder, subject to verification required by WRI for audit purposes, for tax deduction purposes and in order to assure compliance with applicable laws and regulations.

     (3) Mr. Levy shall be entitled to receive all benefits of employment generally available to all of WRI's employees.

3.3     Indemnification.

     WRI will defend, indemnify and hold Mr. Levy harmless from all liabilities, suits, judgments, fines, penalties or disabilities, including expenses associated directly, therewith (e.g. legal fees, court costs, investigative costs, witness fees, etc.) resulting from any reasonable actions taken by him in good faith on behalf of WRI, its affiliates or for other persons or entities at the request of the board of directors of WRI, to the fullest extent legally permitted, and in conjunction therewith, shall assure that all required expenditures are made in a manner making it unnecessary for Mr. Levy to incur any out of pocket expenses; provided, however, that Mr. Levy permits the majority stockholders of WRI to select and supervise all personnel involved in such defense and that Mr. Levy waive any conflicts of interest that such personnel may have as a result of also representing WRI, its stockholders or other personnel and agrees to hold them harmless from any matters involving such representation, except such as involve fraud or bad faith.

                                  Article Four
                               Special Covenants

4.1     Confidentiality.

     (a) Mr. Levy acknowledges that, in and as a result of his employment hereunder, he will be developing for WRI, making use of, acquiring and/or adding to, confidential information of special and unique nature and value relating to such matters as WRI's trade secrets, systems, procedures, manuals, confidential reports, personnel resources, strategic and tactical plans, advisors, clients, investors and funders; consequently, as material inducement to the entry into this Agreement by WRI, Mr. Levy hereby covenants and agrees that he shall not, at anytime during or following the terms of his employment hereunder, directly or indirectly, personally use, divulge or disclose, for any purpose whatsoever, any of such confidential information which has been obtained by or disclosed to him as a result of his employment by WRI, or WRI's affiliates.

     (b) In the event of a breach or threatened breach by Mr. Levy of any of the provisions of this Section 4.1, WRI, in addition to and not in limitation of any other rights, remedies or damages available to WRI, whether at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Mr. Levy, or by Mr. Levy's partners, agents, representatives, servants, employers, employees, affiliates and/or any and all persons directly or indirectly acting for or with him.

4.2     Special Remedies.

     In view of the irreparable harm and damage which would undoubtedly occur to WRI as a result of a breach by Mr. Levy of the covenants or agreements contained in this Article Four, and in view of the lack of an adequate remedy at law to protect WRI's interests, Mr. Levy hereby covenants and agrees that WRI shall have the following additional rights and remedies in the event of a breach hereof:

     (a) Mr. Levy hereby consents to the issuance of a permanent injunction enjoining him from any violations of the covenants set forth in
          Section 4.1 hereof; and

     (b) Because it is impossible to ascertain or estimate the entire or exact cost, damage or injury which WRI may sustain prior to the effective enforcement of such injunction, Mr. Levy hereby covenants and agrees to pay over to WRI, in the event he violates the covenants and agreements contained in Section 4.2 hereof, the greater of:

          (i) Any payment or compensation of any kind received by him because of such violation before the issuance of such injunction, or

          (ii) The sum of One Thousand ($1,000.00) Dollars per violation, which sum shall be liquidated damages, and not a penalty, for the injuries suffered by WRI as a result of such violation, the Parties hereto agreeing that such liquidated damages are not intended as the exclusive remedy available to WRI for any breach of the covenants and agreements contained in this Article Four, prior to the issuance of such injunction, the Parties recognizing that the only adequate remedy to protect WRI from the injury caused by such breaches would be injunctive relief.

4.3     Cumulative Remedies.

     Mr. Levy hereby  irrevocably  agrees that the remedies described in Section
4.3 hereof shall be in addition to, and not in limitation of, any of the rights or remedies to which WRI is or may be entitled to, whether at law or in equity, under or pursuant to this Agreement.

4.4     Acknowledgment of Reasonableness.

     Mr. Levy hereby represents, warrants and acknowledges that he has carefully read and considered the provisions of this Article Four and, having done so, agrees that the restrictions set forth herein are fair and reasonable and are reasonably required for the protection of the interests of WRI, its officers, directors and other employees; consequently, in the event that any of the above-described restrictions shall be held unenforceable by any court of competent jurisdiction, Mr. Levy hereby covenants, agrees and directs such court to substitute a reasonable judicially enforceable limitation in place of any limitation deemed unenforceable and, Mr. Levy hereby covenants and agrees that if so modified, the covenants contained in this Article Four shall be as fully enforceable as if they had been set forth herein directly by the Parties. In determining the nature of this limitation, Mr. Levy hereby acknowledges, covenants and agrees that it is the intent of the Parties that a court adjudicating a dispute arising hereunder recognize that the Parties desire that this covenant not to compete be imposed and maintained to the greatest extent possible.

4.5     Unauthorized Acts.

     Mr. Levy hereby covenants and agrees that he will not do any act or incur any obligation on behalf of WRI of any kind whatsoever, except as authorized by its board of directors or by its stockholders pursuant to duly adopted stockholder action.

                                  Article Five
                                 Miscellaneous

5.1     Notices.

(a)(1) All notices, demands or other communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To Mr. Levy:

                                 Jeffery B. Levy
        640 Tennes Club Drive, Unit #102; Fort Lauderdale, Florida 33311
                  Telephone (954) 761-8523; Fax (954) 462-8882;
                           e-mail jeff@wriwebsites.com

To WRI:

                                Wriwebs.com, Inc.
      245 North Ocean Boulevard, Suite 201; Deerfield Beach, Florida 33441
                  Telephone (954) 360-0636; Fax (954) 360-0377;
                           e-mail michael@wriwebs.com
                     Attention: Michael A. Caputa, President

     (2) In each case, copies of notices will also be provided to:

                            AmeriNet Group.com, Inc.
          902 Clint Moore Road, Suite 136-C; Boca Raton, Florida 33487
            Telephone (561) 998-3435, Fax (561) 998-3425; and, e-mail
                              carrington@flinet.com
                Attention: Michael Harris Jordan, President; and

                            AmeriNet Group.com, Inc.
                1941 Southeast 51st Terrace; Ocala, Florida 34471
                Telephone (352) 694-9182; Fax (954) 694-1325; and
                           e-mail vanessa@atlantic.net
                    Attention: Vanessa H. Lindsey, Secretary;

     (3) Copies of notices will also be provided to such other address or to such other person as any Party shall designate to the other for such purpose in the manner hereinafter set forth.

(b)(1) The Parties acknowledge that The Yankee Companies, Inc., a Florida corporation ("Yankees") has acted as scrivener for the Parties in this transaction and that Yankees is neither a law firm nor an agency subject to any professional regulation or oversight.

   (2) Yankees has advised all of the Parties to retain independent legal and accounting counsel to review this Agreement on their behalf.

5.2     Amendment.

     (1) No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the Party against which the enforcement of said modification, waiver, amendment, discharge or change is sought.

     (2) This Agreement may not be modified without the consent of a majority in interest of AmeriNet's stockholders.

5.3     Merger.

     (a) This instrument contains all of the understandings and agreements of the Parties with respect to the subject matter discussed herein.

     (b) All prior agreements whether written or oral, are merged herein and shall be of no force or effect.

5.4     Survival.

     The several representations, warranties and covenants of the Parties contained herein shall survive the execution hereof and shall be effective regardless of any investigation that may have been made or may be made by or on behalf of any Party.

5.5     Severability.

     If any provision or any portion of any provision of this Agreement, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid or unenforceable, the remaining portions of such provision and the remaining provisions of this Agreement or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby.

5.6     Governing Law and Venue.

     This Agreement shall be construed in accordance with the laws of the State of Florida but any proceeding arising between the Parties in any matter pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

5.7     Litigation.

(a) In any action between the Parties to enforce any of the terms of this Agreement or any other matter arising from this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees up to and including all negotiations, trials and appeals, whether or not litigation is initiated.

(b) In the event of any dispute arising under this Agreement, or the negotiation thereof or inducements to enter into the Agreement, the dispute shall, at the request of any Party, be exclusively resolved through the following procedures:

     (1)(A) First, the issue shall be submitted to mediation before a mediation service in Broward County, Florida, to be selected by lot from six alternatives to be provided, two by WRI's majority stockholder, two by WRI and two by Mr. Levy.

        (B) The mediation efforts shall be concluded within ten business days after their initiation unless the Parties unanimously agree to an extended mediation period;

     (2) In the event that mediation does not lead to a resolution of the dispute then at the request of any Party, the Parties shall submit the dispute to binding arbitration before an arbitration service located in Broward County, Florida to be selected by lot, from six alternatives to be provided,, two by WRI's majority stockholder, two by WRI and two by Mr. Levy.

     (3)(A)    Expenses  of  mediation  shall be borne  by WRI,  if  successful.


        (B) Expenses of mediation, if unsuccessful and of arbitration shall be borne by the Party or Parties against whom the arbitration decision is rendered.

        (C)    If the terms of the arbitral  award do not establish a prevailing
               Party,   then  the  expenses  of   unsuccessful   mediation   and
               arbitration shall be borne equally by the Parties.

5.8     Benefit of Agreement.

     (1) This Agreement may not be assigned by Mr. Levy without the prior written consent of WRI.

     (2) Subject to the restrictions on transferability and assignment contained herein, the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, assigns, personal representative, estate, heirs and legatees.

5.9     Captions.

     The captions in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of this Agreement or the intent of any provisions hereof.

5.10     Number and Gender.

     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Party or Parties, or their personal representatives, successors and assigns may require.

5.11     Further Assurances.

     The Parties hereby agree to do, execute, acknowledge and deliver or cause to be done, executed or acknowledged or delivered and to perform all such acts and deliver all such deeds, assignments, transfers, conveyances, powers of attorney, assurances, recipes, records and other documents, as may, from time to time, be required herein to effect the intent and purposes of this Agreement.

5.12     Status.

     Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, agency, or lessor-lessee relationship; but, rather, the relationship established hereby is that of employer-employee in WRI.

5.13     Counterparts.

     (a)  This Agreement may be executed in any number of counterparts.

     (b) Execution by exchange of facsimile transmission shall be deemed legally sufficient to bind the signatory; however, the Parties shall, for aesthetic purposes, prepare a fully executed original version of this Agreement, which shall be the document filed with the Securities and Exchange Commission.

5.14     License.

     (a) This Agreement is the property of Yankees and the use hereof by the Parties is authorized hereby solely for purposes of this transaction.

     (b) The use of this form of agreement or of any derivation thereof without Yankees' prior written permission is prohibited.

     (c) The interpretation of this Agreement shall not be directly or indirectly affected in any manner as a result of its authorship.

     In Witness Whereof, the Parties have executed this Agreement, effective as of the last date set forth below.

Signed, Sealed & Delivered
     In Our Presence

                                                   Secretary and General Counsel

--------------------------

--------------------------                              ------------------------
                                                                 Jeffery B. Levy

Dated:    November ___, 1999

                                                              Wriwebs.coms, Inc.
                                                          a Florida corporation.

--------------------------

__________________________                    By:    ___________________________
                                                    Michael A. Caputa, President

(CORPORATE SEAL)

                                             Attest: ___________________________
                                                                 Jeffrey B. Levy
                                                     Secretary & General Counsel
Dated:    November ___, 1999

Exhibit 6.2(D)  American Internet & AmeriNet Legal Opinion

                            AmeriNet Group.com, Inc.
                      A publicly held Delaware corporation

November 11, 1999

To:

Michael Caputa President                Michael Caputa, President
Wriwebs.com, Inc.                       American Internet Technical Center, Inc.
245 North Ocean  Boulevard              440  East Sample Road,  Suite 204
Suite  201                              Pompano  Beach,   Florida  33056
Deerfield  Beach,  Florida 33441

Michael H. Jordan, President
AmeriNet Group.com, Inc.
902 Clint Moore Road, Suite 136
Boca Raton, Florida  33487


     Re:Wriwebs.com, Inc./American Internet Technical Center, Inc.
                Merger Closing

Ladies and Gentlemen:

     We have acted as counsel to AmeriNet Group.com, Inc., a Florida corporation ("AmeriNet") ") in connection with the Agreement of Merger & Plan of Reorganization ( the "Merger Agreement"), between AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), American Internet Technical Center, Inc., a Florida corporation and wholly-owned subsidiary of AmeriNet ("American Internet") and Wriwebs.com, Inc., a Florida corporation ("WRI;" AmeriNet, American Internet and WRI being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party"). We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

A.          Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

     1. The Merger Agreement, including the disclosure schedules and exhibits thereto;

     2. The Certificate of Incorporation, as amended, and the Bylaws of American Internet;

     3. Certificates of Good Standing for American Internet issued by the Secretary of State of the State of Florida;

     4. Minutes of proceedings of the Boards of Directors of the Company with respect to the Merger Agreement duly adopted at a meeting of the Board of Directors of American Internet held on November 11, 1999;

     5.   Certificate to Counsel dated as the date hereof;

     6. Officers' Certificate delivered to American Internet dated as of the date hereof;

     7. Minutes of proceedings of the stockholders of American Internet regarding approval of the Merger Agreement at the Special Meeting of the Stockholders of the Company held on November 11, 1999;

     8. The Certificate of Merger dated November 12, 1999, between American Internet and WRI.

     9. The Articles of Merger dated November 12, 1999 between American Internet and WRI;

     10. The Affiliate Agreement dated November 11, 1999 between AmeriNet, American Internet, and WRI.

     11. The Minutes of the Proceedings of the Board of Directors of WRI dated November 11, 1999, adopting and ratifying the Affiliate Agreement

     12. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

B.     Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that American Internet complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.     Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

          1. American Internet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

          2. American Internet has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

          3.   As of the date hereof, American Internet has no subsidiaries.

          4. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock of which there are outstanding 8,354,126 shares of Common Stock and which are Reserved 4,368,980. There are in addition authorized 5,000,000 shares of preferred stock, none of which has been issued.

          5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the American Internet to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the American Internet.

          6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the American Internet. The American Internet has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by the American Internet and constitutes a legal, valid, and binding obligation of the American Internet, enforceable against the American Internet in accordance with its terms. The Merger Agreement and the transactions contemplated thereby were approved by the American Internet's stockholders at a duly called and held meeting of the American Internet's stockholders. Assuming that the necessary filings have been made under the Florida Business Corporation Act, the Merger referred to in the Merger Agreement will be consummated and become effective.

          7. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the AmeriNet is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of the AmeriNet or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the AmeriNet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, AmeriNet is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the AmeriNet to consummate the transactions contemplated by the Merger Agreement.

          8. To the best of our knowledge, no judgment is presently filed of record against the AmeriNet and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect AmeriNet's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect the AmeriNet not referred to in the Litigation Section for the Form 10-KSB for calender year 1999.

          9. To the best of our knowledge after due inquiry, no representation, warranty or statement by the American Internet in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                            AmeriNet Group.com, Inc.

                            /s/ G. Richard Chamberlin

                         G. Richard Chamberlin, Esquire
                           Secretary & General Counsel

Encl:

Copies:   Michael Harris Jordan
          Leonard Miles Tucker

                     American Internet Technical Center, Inc
                                     ------
                              a Florida corporation

                         440 East Sample Road, Suite 204
                          Pompano Beach, Florida 33056
                            Telephone (954) 943-4748

                               Fax (954) 943-4046
                        Web site and e-mail www.aitc.net

To:
Michael Caputa President                Michael Caputa, President
Wriwebs.com, Inc.                       American Internet Technical Center, Inc.
245 North Ocean  Boulevard              440  East Sample Road,  Suite 204
Suite  201                              Pompano  Beach,   Florida  33056
Deerfield  Beach,  Florida 33441

Michael H. Jordan, President
AmeriNet Group.com, Inc.
902 Clint Moore Road, Suite 136
Boca Raton, Florida  33487


     Re:Wriwebs.com, Inc./American Internet Technical Center, Inc.
                Merger Closing

Ladies and Gentlemen:

     We have acted as counsel to American Internet Technical Center, Inc., a Florida corporation ("American Internet") in connection with the Agreement of Merger & Plan of Reorganization ( the "Merger Agreement"), between AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), American Internet Technical Center, Inc., a Florida corporation and wholly-owned subsidiary of AmeriNet ("American Internet") and Wriwebs.com, Inc., a Florida corporation ("WRI;" AmeriNet, American Internet and WRI being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party"). We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

A.          Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

     1. The Merger Agreement, including the disclosure schedules and exhibits thereto;

     2. The Certificate of Incorporation, as amended, and the Bylaws of American Internet;

     3. Certificates of Good Standing for American Internet issued by the Secretary of State of the State of Florida;

     4. Minutes of proceedings of the Boards of Directors of the Company with respect to the Merger Agreement duly adopted at a meeting of the Board of Directors of American Internet held on November 11, 1999;

     5.   Certificate to Counsel dated as the date hereof;

     6. Officers' Certificate delivered to American Internet dated as of the date hereof;

     7. Minutes of proceedings of the stockholders of American Internet regarding approval of the Merger Agreement at the Special Meeting of the Stockholders of the Company held on November 11, 1999;

     8. The Certificate of Merger dated November 12, 1999, between American Internet and WRI.

     9. The Articles of Merger dated November 12, 1999 between American Internet and WRI;

     10. The Affiliate Agreement dated November 11, 1999 between Amerinet, American Internet, and WRI.

     11. The Minutes of the Proceedings of the Board of Directors of WRI dated November 11, 1999, adopting and ratifying the Affiliate Agreement

     12. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

B.     Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that American Internet complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.     Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

          1. American Internet is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

          2. American Internet has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

          3.   As of the date hereof, American Internet has no subsidiaries.

          4. The authorized capital stock of the Company consists of 7,500 shares of Common Stock of which there are outstanding 7,500 shares of Common Stock

          5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the American Internet to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the American Internet.

          6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the American Internet. The American Internet has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by the American Internet and constitutes a legal, valid, and binding obligation of the American Internet, enforceable against the American Internet in accordance with its terms. The Merger Agreement and the transactions contemplated thereby were approved by the American Internet's stockholders at a duly called and held meeting of the American Internet's stockholders. Assuming that the necessary filings have been made under the Florida Business Corporation Act, the Merger referred to in the Merger Agreement will be consummated and become effective.

          7. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the American Internet is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of the American Internet or (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the American Internet is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, the American Internet is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the American Internet to consummate the transactions contemplated by the Merger Agreement.

          8. To the best of our knowledge, no judgment is presently filed of record against the American Internet and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect American Internet's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect the American Internet; The following item of litigation is pending and outstanding but is not deemed to materially adversely affect American Internet's ability to perform its obligations as set forth in the Transaction Documents. Arthur Kaufman v. American Internet Technical Center, Inc., Case No. 99-17293-RD, in the County Court of Palm Beach County Florida is a suit seeking the return of $942. A Complaint was served on or about October 20, 1999, and the parties have agreed to settle the matter before trial in the amount of $555. The matter is expected to be dismissed with prejudice upon American Internet's tendering the settlement amount.

          9. To the best of our knowledge after due inquiry, no representation, warranty or statement by the American Internet in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                    American Internet Technical Center, Inc.

                            /s/ G. Richard Chamberlin

                         G. Richard Chamberlin, Esquire
                                 General Counsel

Exhibit 6.3(E)  WRI Legal Opinion

                               LEVY & SHAMAN, P.A.
                                Attorneys At Law
                                100 SE 6th Street
                          Ft. Lauderdale, Florida 33301
                                 (954) 522-1060

November 11, 1999

To:

Michael Caputa President                Michael Caputa, President
Wriwebs.com, Inc.                       American Internet Technical Center, Inc.
245 North Ocean  Boulevard              440  East Sample Road,  Suite 204
Suite  201                              Pompano  Beach,   Florida  33056
Deerfield  Beach,  Florida 33441

Michael H. Jordan, President
AmeriNet Group.com, Inc.
902 Clint Moore Road, Suite 136
Boca Raton, Florida  33487



     Re:WRIWEBS.COM, INC./American Internet Technical Center, Inc.
                Merger Closing

Ladies and Gentlemen:

     We have acted as counsel to WRIWEBS.COM, INC, a Florida corporation ("WRI") in connection with the Agreement of Merger & Plan of Reorganization ( the "Merger Agreement"), between AmeriNet Group.com, Inc., a publicly held Delaware corporation with a class of securities registered under Section 12(g) of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively), American Internet Technical Center, Inc., a Florida corporation and wholly-owned subsidiary of AmeriNet ("American Internet") and WRIWEBS.COM, INC., a Florida corporation ("WRI;" AmeriNet, American Internet and WRI being sometimes hereinafter collectively referred to as the "Parties" or generically as a "Party"). We are providing this opinion to you pursuant to Section 6.2(D) of the Merger Agreement. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

A.          Basis of Opinion

     In rendering the following options, we have reviewed copies of each of the following documents:

     1. The Merger Agreement, including the disclosure schedules and exhibits thereto;

     2.   The Certificate of Incorporation, as amended, and the Bylaws of WRI;

     3. Certificates of Good Standing for WRI issued by the Secretary of State of the State of Florida;

     4. Minutes of proceedings of the Boards of Directors of the Company with respect to the Merger Agreement duly adopted and ratified at a meeting of the Board of Directors of WRI held on November 11, 1999;

     5.   Certificate to Counsel dated as the date hereof;

     6.   Officers' Certificate delivered to WRI dated as of the date hereof;

     7. Minutes of proceedings of the stockholders of WRI regarding approval of the Merger Agreement at the Special Meeting of the Stockholders of the Company held on November 11, 1999;

     8. The Certificate of Merger dated November 11, 1999, between American Internet and WRI.

     9. The Articles of Merger dated November 11, 1999 between American Internet and WRI;

     10. The Affiliate Agreement dated November 11, 1999 between Amerinet, American Internet, and WRI.

     11. The Minutes of the Proceedings of the Board of Directors of WRI dated November 11, 1999, adopting and ratifying the Affiliate Agreement.

     12. Such other agreements and documents and such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     The Merger Agreement and the other documents and information referred to in this Section A are collectively referred to as the "Transaction Documents."

B.     Assumptions

     This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of the Florida Bar, 46 The Business Lawyer, No. 4 (the "Report"). The Report is incorporated by reference into this opinion letter.

     In rendering the following opinions, we have made no assumptions other than those set forth in the Report, the assumption that American Internet complies with all laws and regulations relating to multi-level marketing, or those in the opinions below.

C.     Opinions

     Based solely upon our examination and consideration of the foregoing Transaction Documents, and in reliance thereon, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in the Report, we are of the opinion that:

          1. WRI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, and where, to our knowledge, the lack of such qualification would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). We do not pass upon qualification in any other state where the Agreement is void or voidable due to lack of qualification.

          2. WRI has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

          3.   As of the date hereof, WRI has no subsidiaries.

          4. The authorized capital stock of the Company consists of 7,500 shares of Common Stock of which there are outstanding 7,500 shares of Common Stock

          5. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in the Merger Agreement, to our knowledge there are no outstanding Options, Warrants, or other outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WRI to issue, sell, or otherwise cause to become outstanding any shares of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the WRI.

          6. The Merger Agreement and the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of WRI. WRI has the full power and authority, corporate and otherwise, to execute and deliver the Merger Agreement and to assume and perform all of its obligations thereunder. The Merger Agreement has been duly executed and delivered by WRI and constitutes a legal, valid, and binding obligation of WRI, enforceable against WRI in accordance with its terms. The Merger Agreement and the transactions contemplated thereby were approved by WRI's stockholders at a duly called and held meeting of WRI's stockholders. Assuming that the necessary filings have been made under the Florida Business Corporation Act, the Merger referred to in the Merger Agreement will be consummated and become effective.


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


          7. Neither the execution and the delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, will (i) to our knowledge, violate any material statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which WRI is subject (ii) violate any provision of the Certificate of Incorporation or Bylaws of WRI or
               (iii) to our knowledge, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which WRI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of the assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect. Other than in connection with the provisions of the Florida Business Corporation Act, or as otherwise contemplated by the Merger Agreement, WRI is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the American Internet to consummate the transactions contemplated by the Merger Agreement.

          8. To the best of our knowledge, no judgment is presently filed of record against WRI and there is no litigation, arbitration, investigation, inquiry or other proceedings by or before any federal, state, county or other local governmental agency or authority, or by any other person or entity pending, or that would materially adversely affect WRI's ability to perform its obligations as set forth in the Transaction Documents and we have no knowledge of any material basis for any such litigation, proceeding, arbitration, claim, investigation, inquiry or proceeding that would materially adversely affect WRI, other than that which has been set forth in the Corporate questionaire; The following item of litigation is pending and outstanding but is not deemed to materially adversely affect American Internet's ability to perform its obligations as set forth in the Transaction Documents. Woods v. Minolta, et al, Case No. 99- in the is a suit seeking an injunction against the unsolicited faxing of business advertising materials, and damages. A Complaint was served on or about June 1, 1999, and the parties have agreed to settle the matter before trial in the amount of $15,000.00. The matter is expected to be dismissed with prejudice upon WRI's tendering the settlement amount.

          9. To the best of our knowledge after due inquiry, no representation, warranty or statement by WRI in the Transaction Documents contains any untrue statement of a material fact, or omits or will omit to state a fact necessary in order to make such representations, warranties or statements not materially misleading.

     Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity including any governmental agency.

                                Very truly yours

                                WRIWEBS.COM, INC.

                               /s/ Jeffery B. Levy

                            Jeffrey B. Levy, Esquire
                           Secretary & General Counsel

Encl.:

Copies:   Michael Harris Jordan
          Leonard Miles Tucker

Exhibit 7.2    (A)Escrow Data

     Name                WRI Stock      AmeriNet
                         Surrendered    Stock to be Issued

Michael Caputa           5,003.80       500,380
Jonathan Grant                100        10,000
Jeffrey Levy                  100        10,000
Source Marketing, Inc.        106.20     10,620

Total                    5,303.80       531,000

                                    Page 216